Filed Pursuant to Rule 424(b)(2)
Registration No. 333-265886

PROSPECTUS SUPPLEMENT (To Prospectus Dated July 25, 2023)

The Korea Development Bank

US$700,000,000 5.375% Notes due 2026

US$500,000,000 5.375% Notes due 2028

US$500,000,000 5.625% Notes due 2033

US$300,000,000 Floating Rate Notes due 2026

Our US$700,000,000 aggregate principal amount of notes due 2026 (the “2026 Notes”) will bear interest at a rate of 5.375% per annum, our US$500,000,000 aggregate principal amount of notes due 2028 (the “2028 Notes”) will bear interest at a rate of 5.375% per annum, our US$500,000,000 aggregate principal amount of notes due 2033 (the “2033 Notes”) will bear interest at a rate of 5.625% per annum and our US$300,000,00 aggregate principal amount of floating rate notes due 2026 (the “Floating Rate Notes,” and together with the 2026 Notes, the 2028 Notes and the 2033 Notes, the “Notes”) will bear interest at a rate equal to Compounded Daily SOFR (as defined herein) plus 0.700% per annum.

Interest on the 2026 Notes, the 2028 Notes and the 2033 Notes is payable semi-annually in arrear on April 23 and October 23 of each year, beginning on April 23, 2024. Interest on the Floating Rate Notes is payable quarterly in arrear on January 23, April 23, July 23 and October 23 of each year, subject in each case to adjustment in accordance with the Modified Following Business Day Convention, as explained herein (each, a “Floating Rate Notes Interest Payment Date”). The first interest payment on the Floating Rate Notes will be made on the Floating Rate Notes Interest Payment Date falling on or nearest to January 23, 2024 in respect of the period from (and including) October 23, 2023 to (but excluding) the Floating Rates Notes Interest Payment Date falling on or nearest to January 23, 2024. The 2026 Notes will mature on October 23, 2026, the 2028 Notes will mature on October 23, 2028, the 2033 Notes will mature on October 23, 2033 and the Floating Rate Notes will mature on the Floating Rate Notes Interest Payment Date falling on or nearest to October 23, 2026.

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company, as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government (as defined herein).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	2026 Notes			2028 Notes			2033 Notes			Floating Rate Notes
	Per Note	Total		Per Note	Total		Per Note	Total		Per Note	Total
Public offering price	99.885%	US$	699,195,000	99.602%	US$	498,010,000	99.713%	US$	498,565,000	100.000%	US$	300,000,000
Underwriting discounts	0.300%	US$	2,100,000	0.300%	US$	1,500,000	0.300%	US$	1,500,000	0.300%	US$	900,000
Proceeds to us, before expenses	99.585%	US$	697,095,000	99.302%	US$	496,510,000	99.413%	US$	497,065,000	99.700%	US$	299,100,000

In addition to the initial public offering price, you will have to pay for accrued interest, if any, from and including October 23, 2023.

Applications will be made to the Singapore Exchange Securities Trading Limited (the “SGX-ST”) for the listing and quotation of the Notes on the SGX-ST. The SGX-ST assumes no responsibility for the correctness of any of the statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and listing and quotation of the Notes on, the SGX-ST are not to be taken as an indication of the merits of us or the Notes. Currently, there is no public market for the Notes.

We expect to make delivery of the Notes to investors through the book-entry facilities of The Depositary Trust Company on or about October 23, 2023.

Joint Bookrunners and Lead Managers

BofA Securities

Crédit Agricole CIB

HSBC

J.P. Morgan

KDB Asia

Mizuho

UBS

Co-Managers

Hana Securities Co., Ltd.      KEXIM Asia Limited

Prospectus Supplement Dated October 16, 2023

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

Prospectus Supplement

Prospectus

Certain Defined Terms

All references to “we” or “us” mean The Korea Development Bank. All references to “Korea” or the “Republic” contained in this prospectus supplement mean The Republic of Korea. All references to the “Government” mean the government of Korea. Terms used but not defined in this prospectus supplement shall have the same meanings given to them in the accompanying prospectus.

Our separate financial information as of December 31, 2022 and June 30, 2023 and for the six months ended June 30, 2022 and 2023 included in this prospectus supplement has been prepared in accordance with International Financial Reporting Standards as adopted in Korea (“Korean IFRS” or “K-IFRS”). References in this prospectus supplement to “separate” financial statements and information are to financial statements and information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus supplement is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries.

In this prospectus supplement and the accompanying prospectus, where information has been provided in units of thousands, millions or billions, such amounts have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. Any discrepancy between the stated total amount and the actual sum of the itemized amounts listed in a table is due to rounding.

Additional Information

The information in this prospectus supplement is in addition to the information contained in our prospectus dated July 25, 2023. The accompanying prospectus contains information regarding us and Korea, as well as a description of some terms of the Notes. You can find further information regarding us, Korea and the Notes in registration statement no. 333-265886, as amended, relating to our debt securities, with or without warrants, and guarantees, which is on file with the U.S. Securities and Exchange Commission.

We are Responsible for the Accuracy of the Information in this Document

We are responsible for the accuracy of the information in this document and confirm that to the best of our knowledge we have included all facts that should be included not to mislead potential investors. The SGX-ST assumes no responsibility for the correctness of any of the statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and listing and quotation of the Notes on, the SGX-ST are not to be taken as an indication of the merits of us or the Notes.

Not an Offer if Prohibited by Law

The distribution of this prospectus supplement and the accompanying prospectus, and the offer of the Notes, may be legally restricted in some countries. If you wish to distribute this prospectus supplement or the accompanying prospectus, you should observe any restrictions. This prospectus supplement and the accompanying prospectus should not be considered an offer and should not be used to make an offer, in any state or country which prohibits the offering.

The Notes may not be offered or sold in Korea, directly or indirectly, or to any resident of Korea, except as permitted by Korean law. For more information, see “Underwriting—Foreign Selling Restrictions.”

Information Presented Accurate as of Date of Document

This prospectus supplement and the accompanying prospectus are the only documents on which you should rely for information about the offering. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of each document.

IMPORTANT NOTICE TO PROSPECTIVE INVESTORS

Prospective investors should be aware that certain intermediaries in the context of this offering of the Notes, including certain underwriters, are “capital market intermediaries” (“CMIs”) subject to Paragraph 21 of the SFC Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission of Hong Kong (the “SFC Code”). This notice to prospective investors is a summary of certain obligations the SFC Code imposes on such CMIs, which require the attention and cooperation of prospective investors. Certain CMIs may also be acting as “overall coordinators” (“OCs”) for this offering and are subject to additional requirements under the SFC Code.

Prospective investors who are the directors, employees or major shareholders of The Korea Development Bank (the “Issuer”), a CMI or its group companies would be considered under the SFC Code as having an association (“Association”) with the Issuer, the CMI or the relevant group company. Prospective investors associated with the Issuer or any CMI (including its group companies) should specifically disclose this when placing an order for the Notes and should disclose, at the same time, if such orders may negatively impact the price discovery process in relation to this offering.

Prospective investors who do not disclose their Associations are hereby deemed not to be so associated. Where prospective investors disclose their Associations but do not disclose that such order may negatively impact the price discovery process in relation to this offering, such order is hereby deemed not to negatively impact the price discovery process in relation to this offering. Prospective investors should ensure, and by placing an order prospective investors are deemed to confirm, that orders placed are bona fide, are not inflated and do not constitute duplicated orders (i.e., two or more corresponding or identical orders placed via two or more CMIs). If a prospective investor is an asset management arm affiliated with any underwriter, such prospective investor should indicate when placing an order if it is for a fund or portfolio where the underwriter or its group company has more than a 50% interest, in which case it will be classified as a “proprietary order” and subject to appropriate handling by CMIs in accordance with the SFC Code and should disclose, at the same time, if such “proprietary order” may negatively impact the price discovery process in relation to this offering.

Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not a “proprietary order”. If a prospective investor is otherwise affiliated with any underwriter, such that its order may be considered to be a “proprietary order” (pursuant to the SFC Code), such prospective investor should indicate to the relevant underwriter when placing such order. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not a “proprietary order”. Where prospective investors disclose such information but do not disclose that such “proprietary order” may negatively impact the price discovery process in relation to this offering, such “proprietary order” is hereby deemed not to negatively impact the price discovery process in relation to this offering.

Prospective investors should be aware that certain information may be disclosed by CMIs (including private banks) which is personal and/or confidential in nature to the prospective investor. By placing an order, prospective investors are deemed to have understood and consented to the collection, disclosure, use and transfer of such information by the underwriters and/or any other third parties as may be required by the SFC Code, including to the Issuer, any OCs, relevant regulators and/or any other third parties as may be required by the SFC Code, it being understood and agreed that such information shall only be used for the purpose of complying with the SFC Code, during the bookbuilding process for this offering. Failure to provide such information may result in that order being rejected.

SUMMARY OF THE OFFERING

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. To understand the terms of our Notes, you should carefully read this prospectus supplement and the accompanying prospectus.

The Notes

We are offering US$700,000,000 aggregate principal amount of 5.375% notes due October 23, 2026 (the “2026 Notes”), US$500,000,000 aggregate principal amount of 5.375% notes due October 23, 2028 (the “2028 Notes”), US$500,000,000 aggregate principal amount of 5.625% notes due October 23, 2033 (the “2033 Notes”) and US$300,000,000 aggregate principal amount of floating rate notes due on the Floating Rate Notes Interest Payment Date (as defined below) falling on or nearest to October 23, 2026 (the “Floating Rate Notes,” and together with the 2026 Notes, the 2028 Notes and the 2033 Notes, the “Notes”).

The 2026 Notes will bear interest at a rate of 5.375% per annum, the 2028 Notes will bear interest at a rate of 5.375% per annum and the 2033 Notes will bear interest at a rate of 5.625% per annum, in each case payable semi-annually in arrear on April 23 and October 23 of each year, beginning on April 23, 2024. Interest on the 2026 Notes, the 2028 Notes and the 2033 Notes will be computed based on a 360-day year consisting of twelve 30-day months. See “Description of the Notes—Payment of Principal and Interest—Fixed Rate Notes.”

The Floating Rate Notes will bear interest at a rate equal to Compounded Daily SOFR (as defined herein) plus 0.700% per annum, payable quarterly in arrear on January 23, April 23, July 23 and October 23 of each year, subject in each case to adjustment in accordance with the Modified Following Business Day Convention, as explained herein (each, a “Floating Rate Notes Interest Payment Date”). The first interest payment on the Floating Rate Notes will be made on the Floating Rate Notes Interest Payment Date falling on or nearest to January 23, 2024 in respect of the period from (and including) October 23, 2023 to (but excluding) the Floating Rate Notes Interest Payment Date falling on or nearest to January 23, 2024. Interest on the Floating Rate Notes will accrue from (and including) October 23, 2023 and will be computed on the basis of the actual number of days in the applicable Floating Rate Notes Interest Period (as defined herein) divided by 360. See “Description of the Notes—Payment of Principal and Interest—Floating Rate Notes”.

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government.

We do not have any right to redeem the Notes prior to maturity.

Listing

Applications will be made to the SGX-ST for the listing and quotation of the Notes on the SGX-ST. Settlement of the Notes is not conditioned on obtaining the listing. For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, the Notes, if traded on the SGX-ST, will be traded in a minimum board lot size of S$200,000 (or its equivalent in foreign currencies). Accordingly, the Notes, if traded on the SGX-ST, will be traded in a minimum board lot size of US$200,000.

Form and Settlement

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC, as depositary. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear Bank S.A./ N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”) if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream”.

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as either series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless such additional securities have less than a de minimis amount of original issue discount or such issuance would otherwise constitute a “qualified reopening” for U.S. federal income tax purposes.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about October 23, 2023, which we expect will be the fifth business day following the date of this prospectus supplement, referred to as “T+5,” for the Notes. You should note that initial trading of the Notes may be affected by the T+5 settlement. See “Underwriting—Delivery of the Notes”.

Underwriting

KDB Asia Limited, one of the underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons. Hana Securities Co., Ltd. and KEXIM Asia Limited, each an underwriter, have also agreed to offer and sell the Notes only outside the United States to non-U.S. persons. See “Underwriting—Relationship with the Underwriters”.

USE OF PROCEEDS

The net proceeds from the issue of the Notes, after deducting the underwriting discount but not estimated expenses, will be US$1,989,770,000 for the Notes. We will use the net proceeds from the sale of the Notes for our general operations, including extension of foreign currency loans and repayment of our maturing debt and other obligations.

RECENT DEVELOPMENTS

This section provides information that supplements the information about our bank and the Republic included under the headings corresponding to the headings below in the accompanying prospectus dated July 25, 2023. Defined terms used in this section have the meanings given to them in the accompanying prospectus. If the information in this section differs from the information in the accompanying prospectus, you should rely on the information in this section.

THE KOREA DEVELOPMENT BANK

Unless specified otherwise, the information provided below is stated on a separate basis in accordance with Korean IFRS (“K-IFRS”).

Overview

As of June 30, 2023, we had ~~W~~192,241.0 billion of loans outstanding (including loans, call loans, domestic usance, bills of exchange bought, local letters of credit negotiation and loan-type suspense accounts pursuant to the applicable guidelines without adjusting for allowance for loan losses, present value discounts and deferred loan fees), total assets of ~~W~~319,300.0 billion and total equity of ~~W~~38,944.4 billion, as compared to ~~W~~202,032.2 billion of loans outstanding, ~~W~~312,845.3 billion of total assets and ~~W~~35,668.4 billion of total equity as of December 31, 2022. For the six months ended June 30, 2023, we recorded interest income of ~~W~~5,573.4 billion, interest expense of ~~W~~4,699.2 billion and net income of ~~W~~2,814.6 billion, as compared to ~~W~~2,558.1 billion of interest income, ~~W~~1,659.3 billion of interest expense and ~~W~~469.5 billion of net income for the six months ended June 30, 2022. See “—Selected Financial Statement Data.”

Capitalization

As of June 30, 2023, our authorized capital was ~~W~~30,000 billion and our capitalization was as follows:

June 30, 2023(1)
(billions of won)
(unaudited)
Long-term debt(2)(3):
Won currency borrowings	4,340.3
Industrial finance bonds	150,232.8
Foreign currency borrowings	3,905.0

Total long-term debt	158,478.1

Capital:
Paid-in capital	23,706.6
Capital surplus	2,469.8
Retained earnings(4)	9,890.5
Accumulated other comprehensive income	2,877.5

Total capital	38,944.4

Total capitalization	197,422.5

(1)	[Except as disclosed in this prospectus supplement, there has been no material change in our capitalization since June 30, 2023.] [KDB to confirm closer to launch]
(2)

We have translated borrowings in foreign currencies into Won at the rate of ~~W~~1,312.80 to US$1.00, which was the market average exchange rate, as announced by the Seoul Money Brokerage Services Ltd., on June 30, 2023.

(3)

As of June 30, 2023, we had confirmed acceptances and guarantees totaling ~~W~~10,155.5 billion under outstanding guarantees issued on behalf of our clients. See Note 39 of the notes to our unaudited separate financial statements as of June 30, 2023 and for the six months ended June 30, 2023 and 2022 included in this prospectus supplement.

(4)

Includes planned regulatory reserve for credit losses of ~~W~~212.0 billion as of June 30, 2023. If our allowance for credit losses is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for credit losses, which is shown as a separate item included in retained earnings.

Business

Government Support and Supervision

As of June 30, 2023, our paid-in capital was ~~W~~23,706.6 billion compared to ~~W~~23,151.6 billion as of December 31, 2022. In October 2023, the Government contributed ~~W~~220 billion in cash to our capital.

Selected Financial Statement Data

Separate Financial Statement Data

The following tables present our selected separate financial information as of December 31, 2022 and June 30, 2023 and for the six months ended June 30, 2023 and 2022, which has been derived from our unaudited separate financial statements as of June 30, 2023 and for the six months ended June 30, 2023 and 2022 prepared in accordance with K-IFRS and included in this prospectus supplement.

Separate K-IFRS Financial Statement Data

	Six Months Ended June 30,
	2022	2023
	(billions of won) (unaudited)
Income Statement Data
Total Interest Income	2,558.1	5,573.4
Total Interest Expenses	1,659.3	4,699.2
Net Interest Income	898.9	874.2
Operating Income	522.8	2,387.0
Income before Income Tax	566.9	3,425.4
Income Tax Expense (Benefit)	97.5	610.8
Net Income	469.5	2,814.6

	As of December 31, 2022	As of June 30, 2023
	(billions of won) (unaudited)
Statements of Financial Position Data
Total Loans(1)	202,032.2	192,241.0
Total Borrowings(2)	253,937.5	245,319.3
Total Assets	312,845.3	319,300.0
Total Liabilities	277,176.9	280,355.6
Equity	35,668.4	38,944.4

(1)

Gross amount, which includes loans for facility development, loans for working capital, loans for households, inter-bank loans, private loans, off-shore loan receivables, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan origination costs and fees. See Note 9 of the notes to our unaudited separate financial statements as of June 30, 2023 and for the six months ended June 30, 2023 and 2022 included in this prospectus supplement.

(2)	Total borrowings include financial liabilities designated at fair value through profit or loss, deposits, borrowings and debt issued.

Six Months Ended June 30, 2023

In the first half of 2023, we had net income of ~~W~~2,814.6 billion compared to net income of ~~W~~469.5 billion in the corresponding period of 2022, on a separate basis. The principal factors for the increase in net income included:

•	a significant increase in reversal of impairment loss on investments in subsidiaries and associates to ~~W~~1,044.9 billion in the first half of 2023 from ~~W~~45.1 billion in the corresponding period of 2022, primarily due to an increase in the recoverable amount of our investment in Hanwha Ocean Co., Ltd. (formerly, DSME), resulting from an increase in the fair value of such investment following its acquisition by the Hanwha Group;

•	a reversal of provisions for payment guarantees of ~~W~~389.2 billion in the first half of 2023 compared to provisions for payment guarantees of ~~W~~493.6 billion in the corresponding period of 2022, primarily due to increases in the credit ratings of Korean shipbuilding companies for which we guarantee payment, including Hanwha Ocean, K Shipbuilding Co., Ltd. (formerly, STX Offshore & Shipbuilding) and Daehan Shipbuilding Co., Ltd.;

•	a reversal of provisions for loan loss allowance of ~~W~~636.7 billion in the first half of 2023 compared to provisions for loan loss allowance of ~~W~~153.3 billion in the corresponding period of 2022, primarily due to a decrease in our expected credit losses resulting from an improvement in the overall asset quality of our loan portfolio, which was mainly due to the increases in the credit ratings of Korean shipbuilding companies as described above, to which we have provided loans; and

•	a decrease in net loss on derivatives to ~~W~~129.9 billion in the first half of 2023 from ~~W~~600.2 billion in the corresponding period of 2022, primarily due to a decrease in net loss on fair value hedged items resulting from fluctuations in interest rates, foreign exchange rates and the prices of stocks and derivatives.

The above factors were partially offset by an increase in income tax expense to ~~W~~610.8 billion in the first half of 2023 from ~~W~~97.5 billion in the corresponding period of 2022, primarily due to the increase in our profit before income taxes, as well as a net loss on financial liabilities measured at fair value through profit or loss of ~~W~~5.9 billion in the first half of 2023 compared to a net gain of ~~W~~374.4 billion in the corresponding period of 2022, primarily due to a significant decrease in our gain on the valuation of such financial liabilities.

Allowances for Loan Losses and Loans in Arrears

As of June 30, 2023, we had established allowances of ~~W~~3,063.3 billion for loan losses under Korean IFRS.

Certain of our customers have restructured loans with their creditor banks. As of June 30, 2023, we have provided loans of ~~W~~384.8 billion for companies under workout, court receivership, court mediation and other restructuring procedures. As of June 30, 2023, we had established allowances of ~~W~~246.8 billion for loan losses with respect to such companies. We cannot assure you that actual credit losses from the loans to these customers will not exceed the allowances established.

The following table provides information on our loan loss allowances.

		As of June 30, 2023(1)
		Loan Amount		Loan Loss Allowances
		(in billions of won, except percentages)
Loan Classification	Normal(2)	~~W~~	190,755.6	~~W~~	2,245.0
	Precautionary		415.9		114.0
	Substandard		551.7		239.2
	Doubtful		80.6		76.7
	Expected Loss		437.2		388.4

	Total	~~W~~	192,241.0	~~W~~	3,063.3

(1)

These figures include loans for facility development, loans for working capital, loans for households, inter-bank loans, private loans, off-shore loan receivables, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.

(2)	Includes loans guaranteed by the Government. Under Korean IFRS, we establish loan loss allowances for all loans including loans guaranteed by the Government.

As of June 30, 2023, our non-performing loans totaled ~~W~~1,069.6 billion, representing 0.6% of our outstanding loans as of such date. Non-performing loans are defined as loans that are classified as substandard or below. On June 30, 2023, our legal reserve was ~~W~~2,721.9 billion, representing 1.4% of our outstanding loans as of such date.

Loans to Financially Troubled Companies

We have credit exposure to a number of financially troubled Korean companies including Hanwha Ocean Co., Ltd., HMM Company Limited (formerly, Hyundai Merchant Marine Co., Ltd.), HJ Shipbuilding & Construction Co., Ltd. (formerly, Hanjin Heavy Industries and Construction Co., Ltd.), Daehan Shipbuilding Co., Ltd., K Shipbuilding Co., Ltd. and GM Korea Company. As of June 30, 2023, our credit extended to these companies totaled ~~W~~19,905.5 billion, accounting for 6.2% of our total assets as of such date.

The following table provides the loan amounts (including loans classified as substandard or below and equity investment classified as estimated loss or below) extended to these companies as of the dates indicated:

Company	As of December 31, 2022		As of June 30, 2023		Primary Reason for Change
	(billions of won)
Hanwha Ocean	~~W~~	7,954.9	~~W~~	9,781.2	Increase due to a decrease in the value of the Won against the U.S. dollar, as well as a reversal of impairment loss resulting from an increase in the value of the shares of Hanwha Ocean
HMM Company Limited		7,265.7		7,254.3	Decrease due to a decrease in the value of perpetual bonds and a recognition of impairment loss resulting from a decrease in the value of the shares of HMM Company Limited
HJ Shipbuilding & Construction		996.5		912.7	Decrease due to a decrease in refund guarantees resulting from the delivery of ships
Daehan Shipbuilding		859.9		862.0	Increase due to an increase in refund guarantees and a decrease in the value of the Won against the U.S. dollar

Company	As of December 31, 2022		As of June 30, 2023		Primary Reason for Change
	(billions of won)
K Shipbuilding		659.4		705.3	Increase due to an increase in refund guarantees and a decrease in the value of the Won against the U.S. dollar
GM Korea Company		376.5		390.0	Increase due to a reversal of impairment loss resulting from an increase in the value of shares of GM Korea Company

Total	~~W~~	18,112.9	~~W~~	19,905.5

As of June 30, 2023, we established allowances of ~~W~~683.5 billion for our exposure to Hanwha Ocean, ~~W~~0.9 billion for HMM Company Limited, ~~W~~45.9 billion for HJ Shipbuilding & Construction, ~~W~~96.7 billion for Daehan Shipbuilding, ~~W~~36.0 billion for K Shipbuilding and none for GM Korea Company.

During 2015, DSME (now Hanwha Ocean Co., Ltd.), one of the largest shipbuilding and offshore construction companies in Korea, suffered from financial difficulties primarily due to significant losses incurred in connection with the construction of offshore plants resulting from a prolonged slowdown in the global shipbuilding industry. In October 2015, we announced that we, along with The Export-Import Bank of Korea, would extend additional financing of up to ~~W~~4.2 trillion to DSME by the end of 2016 in the form of debt-to-equity swaps, extension of additional loans and provision of other forms of liquidity support. In this connection, in December 2015, we acquired ~~W~~382.9 billion of new equity shares of DSME, which increased our equity interest in DSME from 31.5% to 49.7%, and we became its largest shareholder. In December 2016, we increased our equity interest in DSME to 79.0% through an additional debt for equity swap. In March 2017, we and The Export-Import Bank of Korea announced a second joint plan to provide an additional ~~W~~2.9 trillion in financial support to DSME, which was approved by the other creditors in April 2017. Based on such plan, we provided additional debt-to-equity swaps of ~~W~~0.3 trillion in June 2017 and The Export-Import Bank of Korea exchanged a term loan in the amount of ~~W~~1.28 trillion provided by it to DSME for perpetual bonds issued by DSME. Other creditors also provided debt-to-equity swaps for up to 80% of their debt with DSME and rescheduled the maturities of the remainder. Subsequently, in March 2019, Hyundai Heavy Industries entered into a definitive agreement with us to acquire DSME. However, in January 2022, the European Commission announced that it would not grant approval for such acquisition due to anti-competition concerns for LNG carriers. In December 2022, Hanwha Group entered into a definitive agreement with us to acquire a 49.3% equity stake in DSME for approximately ~~W~~2 trillion, which has since received regulatory approval from all relevant jurisdictions. The acquisition closed in May 2023, upon which DSME was renamed to Hanwha Ocean Co., Ltd. As of June 30, 2023, our equity stake in Hanwha Ocean amounted to 27.6%.

In July 2016, HMM Company Limited executed a debt-to-equity swap with us and other creditors, as part of its continued restructuring led by us as its largest creditor, and affiliates of the Hyundai group reduced their shareholdings in HMM Company Limited, which resulted in us becoming the largest shareholder of HMM Company Limited. In October 2018, we injected ~~W~~1 trillion in emergency aid into HMM Company Limited in order to normalize its operations by purchasing bonds with warrants and convertible bonds issued by HMM Company Limited. We also concurrently entered into an agreement to jointly manage HMM Company Limited together with Korea Ocean Business Corporation until December 2020, which was subsequently extended to January 2022. In June 2021, we exercised our right to convert ~~W~~300 billion of our convertible bonds into 60 million common shares of HMM Company Limited. Following an improvement in the financial performance of HMM Company Limited, we ended our joint management of HMM Company Limited in January 2022, upon which Korea Ocean Business Corporation became its sole manager. We and Korea Ocean Business Corporation are each pursuing the sale of our respective equity shares in HMM Company Limited. In July 2023, we and Korea Ocean Business Corporation jointly announced a combined sale of an aggregate of approximately 38.9% of the equity interest of HMM Company Limited through a competitive bidding process, and we and Korea Ocean Business Corporation are currently evaluating eligible buyer candidates. As of June 30, 2023, our equity stake in HMM Company Limited amounted to 20.7%.

In January 2019, HJ Shipbuilding & Construction Philippines, a subsidiary of HJ Shipbuilding & Construction at Subic Bay in the Philippines, declared bankruptcy and filed for corporate rehabilitation with a regional trial court following its failure to comply with loan obligations to its Philippine lenders. In March 2019, creditors in Korea (including us) and lenders in the Philippines agreed on, and executed, a business normalization plan including a debt-to-equity swap and capital reduction for HJ Shipbuilding & Construction, as a result of which we became the largest shareholder of HJ Shipbuilding & Construction. In September 2021, creditors of HJ Shipbuilding & Construction (including us) sold a 66.85% interest in the company to a consortium led by Dongbu Corporation.

K Shipbuilding has faced financial difficulties for the past several years due to prolonged slowdowns in the Korean shipbuilding and shipping industries. K Shipbuilding, which had filed for court receivership in May 2016 and executed debt-to-equity swaps with their creditors (including us) in December 2016 under a rehabilitation plan through which we increased our equity interest to 43.9% and became its largest shareholder, exited court receivership in July 2017. In November 2020, we selected a consortium consisting of KH Investment and UAMCO., Ltd. as the preferred bidder for the sale of shares of K Shipbuilding. In July 2021, the consortium acquired a 97% interest in K Shipbuilding for ~~W~~250 billion. In December 2021, we terminated our creditor management of K Shipbuilding, and in December 2022, sold all of our equity stake in K Shipbuilding.

In the first half of 2023, we sold non-performing loans worth ~~W~~271.7 billion to Kiwoom F&I Co., Ltd.

Our large exposure to financially troubled companies in Korea means that we are also exposed to financial difficulties experienced by our borrowers as a result of, among other things, adverse economic conditions in Korea and globally, which could disrupt the business, activities and operations of many of our borrowers, which in turn could have an adverse impact on the ability of our borrowers to meet existing payment or other obligations to us. For example, COVID-19, an infectious disease that was first reported to have been transmitted to humans in late 2019 and was declared a “pandemic” by the World Health Organization in March 2020, has since spread globally and has led to significant global and domestic economic and financial disruptions. See “The Republic of Korea—The Economy—Worldwide Economic and Financial Difficulties.” The COVID-19 pandemic has had an especially direct negative impact on certain of our borrowers, among them the airline industry, which required significant liquidity following a sharp decline in aircraft traffic and a dramatic increase in the number of suspended flights due to entry restrictions imposed by many countries in response to COVID-19 during the course of the pandemic.

In April 2020, we provided Asiana Airlines, a subsidiary of Kumho Asiana Group and the second-largest airline in Korea, with liquidity support in the aggregate amount of approximately ~~W~~1.2 trillion, in the form of the provision of a credit line and an investment in its perpetual convertible bonds. Our decision to take such measure was largely driven by a need to address Asiana Airlines’ financial difficulties resulting from the negative impact of the COVID-19 pandemic on the airline industry, although we had previously provided Asiana Airlines with liquidity support in similar amount and form in 2019 as well with the aim of enhancing its financial condition. In the fourth quarter of 2020, as the administrator of the Key Industry Stabilization Fund (explained further below), we injected ~~W~~0.3 trillion from such fund into Asiana Airlines in order to normalize its operations following the cancellation of plans by a consortium led by HDC Hyundai Development to acquire Asiana Airlines. In November 2020, we signed an investment agreement with Hanjin KAL, the parent company of Korean Air Lines, to inject ~~W~~800 billion (consisting of ~~W~~500 billion through participation in a rights offering and ~~W~~300 billion through purchase of exchangeable bonds) into Hanjin KAL in connection with Korean Air Lines’ contemplated acquisition of a 63.9% stake in Asiana Airlines through a transaction valued at ~~W~~1.8 trillion (the “Acquisition”), subsequent to which we expect our equity interest in Hanjin KAL to amount to approximately 10.6%. In December 2020, Asiana Airlines’ shareholders approved a 3-to-1 share capital reduction plan, which was aimed at offsetting part of Asiana Airlines’ deficits and improving its capital structure. However, the consummation of the Acquisition currently remains subject to a number of factors, including uncertainties regarding approval of the Acquisition from antitrust authorities of a number of jurisdictions, which have yet to be obtained. If the Acquisition is completed, Asiana Airlines would become Korean Air Lines’ consolidated subsidiary.

In addition, the COVID-19 pandemic has prompted the Government in recent years to implement various emergency aid initiatives involving Korean banks, including us, to provide liquidity assistance to a range of financially troubled companies. Such initiatives include, among others, the provision of new loans to financially troubled companies, extension of maturity dates for existing loans and suspension of interest payment obligations for an extended period of time. In May 2020, the Government provided for the establishment of the Key Industry Stabilization Fund, a fund that amounted to ~~W~~40 trillion to be administered by us mainly through the issuance of industrial finance bonds, to support businesses in certain key industries that face financial difficulties resulting from the COVID-19 pandemic, such as the air transport and maritime industries. The Key Industry Stabilization Fund has supported those businesses that meet certain pre-determined criteria, including those aimed at stabilizing the job markets. Our participation in such Government-led initiatives may lead us to extend credit to financially troubled borrowers that we would not otherwise extend, or offer terms for such credit that we would not otherwise offer, in the absence of such initiatives. Furthermore, there is no guarantee that the financial condition and liquidity position of our financially troubled borrowers benefiting from such initiatives will improve sufficiently for them to service their debt on a timely basis, or at all. Accordingly, increases in our exposure to financially troubled borrowers resulting from such Government-led initiatives may have a material adverse effect on our financial condition and results of operations.

A deterioration in the financial condition of our borrowers, including those under workout, court receivership, court mediation or other restructuring procedures, could result in a deterioration in the quality of our loan portfolio. This, in turn, could result in an increase in delinquency ratios, increased charge-offs and higher provisioning, as well as an increase in impairment losses on such loans, which could have a material adverse impact on our business, financial condition or results of operations.

Operations

Loan Operations

The following table sets out, by currency and category of loan, our total outstanding loans as of June 30, 2023:

Loans(1)

	June 30, 2023
	(billions of won)
Equipment Capital Loans:
Domestic currency	~~W~~	57,757.7
Foreign currency		11,953.0

		69,710.7

Working Capital Loans:
Domestic currency(2)		67,592.3
Foreign currency		16,436.9

		84,029.2

Other Loans(3)		38,501.1

Total loans	~~W~~	192,241.0

(1)	Includes loans extended to affiliates.
(2)	Includes loans on households.
(3)

Includes inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.

As of June 30, 2023, we had ~~W~~192,241.0 billion in outstanding loans, which represents a 4.8% decrease from ~~W~~202,032.2 billion of outstanding loans as of December 31, 2022.

Maturities of Outstanding Loans

The following table categorizes our outstanding equipment capital and working capital loans by their remaining maturities:

Outstanding Equipment Capital and Working Capital Loans by Remaining Maturities(1)

	June 30, 2023		As % of June 30, 2023 Total
	(billions of won, except percentages)
Loans with remaining maturities of one year or less	~~W~~	62,074.9	40.4%
Loans with remaining maturities of more than one year		91,665.0	59.6

Total	~~W~~	153,739.9	100.0%

(1)	Includes loans extended to affiliates.

Loans by Industrial Sector

The following table sets out the total amount of our outstanding equipment capital and working capital loans, categorized by industry sector as of June 30, 2023:

Outstanding Equipment Capital and Working Capital Loans by Industry Sector(1)

	June 30, 2023		As % of June 30, 2023 Total
	(billions of won, except percentages)
Manufacturing	~~W~~	71,125.7	46.3%
Finance and Insurance		34,763.9	22.6
Transportation		10,702.7	7.0
Electric, Gas and Water Supply Industry		5,642.4	3.7
Public Administration		490.4	0.3
Others(2)		31,014.8	20.2

Total	~~W~~	153,739.9	100.0%

Percentage increase (decrease) from December 31, 2022		(2.5)%

(1)	Includes loans extended to affiliates.
(2)	Includes wholesale and retail trade, real estate and leasing, and construction.

Industrial Bank of Korea was our single largest borrower as of June 30, 2023, accounting for 4.0% of our outstanding equipment capital and working capital loans. As of June 30, 2023, our five largest borrowers and 20 largest borrowers accounted for 9.8% and 20.3%, respectively, of our outstanding equipment capital and working capital loans.

The following table breaks down the equipment capital and working capital loans to our 20 largest borrowers outstanding as of June 30, 2023 by industry sector:

20 Largest Borrowers by Industry Sector

As % of June 30, 2023 Total Outstanding Equipment Capital and Working Capital Loans to Our 20 Largest Borrowers
Finance and Insurance	48.7%
Manufacturing	31.1
Transportation	12.4
Others(1)	7.8

Total	100.0

(1)	Includes wholesale and retail trade, real estate and leasing, and construction.

Loans by Categories

The following table sets out equipment capital and working capital loans by categories as of June 30, 2023:

	Equipment Capital Loans			Working Capital Loans
	June 30, 2023%			June 30, 2023%
	(billions of won, except percentages)
Industrial fund loans	~~W~~	51,947.4	74.5%	~~W~~	53,495.0	63.7%
On-lending loans		2,586.9	3.7		13,226.6	15.7
Foreign currency loans		8,065.4	11.6		1,714.4	2.0
Local currency loans denominated in foreign currencies		0.8	0.0		20.7	0.0
Offshore loans in foreign currencies		3,658.5	5.2		12,063.7	14.4
Government fund loans		84.3	0.1		0.0	0.0
Overdraft		0.0	0.0		115.3	0.1
Others(1)		3,367.4	4.8		3,393.5	4.0

Total	~~W~~	69,710.7	100.0%	~~W~~	84,029.2	100.0%

(1)	Includes loans on households and loans extended to affiliates.

Guarantee Operations

The following table shows our outstanding guarantees as of June 30, 2023:

	June 30, 2023
	(billions of won)
Acceptances	~~W~~	291.8
Guarantees on local borrowings		792.3
Guarantees on foreign borrowings		9,043.5
Letters of guarantee for importers		27.9

Total	~~W~~	10,155.5

Investments

Our equity investments increased to ~~W~~43,682.0 billion as of June 30, 2023 from ~~W~~41,768.4 billion as of December 31, 2022. As of June 30, 2023, the cost basis of our equity investments subject to restriction under the KDB Act and our Articles of Incorporation totaled ~~W~~20,173.8 billion, equal to 37.9% of our equity investment ceiling.

The following table sets out our equity investments by industry sector on a book value basis as of June 30, 2023:

Equity Investments

	Book Value as of June 30, 2023
	(billions of won)
Electric, Gas and Water Supply Industry	~~W~~	16,998.1
Finance and Insurance		11,741.4
Transportation		2,795.8
Real Estate Business		9.2
Construction		964.3
Manufacturing		3,254.1
Others		7,919.1

Total	~~W~~	43,682.0

As of June 30, 2023, we held total equity investments, on a book value basis, of ~~W~~593.6 billion in one of our five largest borrowers and ~~W~~924.0 billion in two of our 20 largest borrowers.

When possible, we use the prevailing market price of a security to determine the value of our interest. However, if no readily ascertainable market value exists for our holdings, we record these investments at the cost of acquisition. With respect to our equity interests in enterprises in which we hold more than 15% of interest, we value these investments annually, with certain exceptions, on a net asset value basis when the investee company releases its financial statements. As of June 30, 2023, the aggregate value of our equity investments accounted for approximately 96.0% of their aggregate cost basis.

Other Activities

As of June 30, 2023, we held in trust cash and other assets totaling ~~W~~29,083.4 billion, and we generated in the first half of 2023 trust fee income equaling ~~W~~214.1 billion.

Source of Funds

Borrowings from the Government

The following table sets out our Government borrowings as of June 30, 2023:

Type of Funds Borrowed	As of June 30, 2023
	(billions of won)
General purpose	~~W~~	85.6
Special purpose		4,780.7

Total	~~W~~	4,866.3

Domestic and International Capital Markets

The following table sets out the outstanding balance of our industrial finance bonds as of June 30, 2023:

Outstanding Balance	As of June 30, 2023
	(billions of won)
Denominated in Won	~~W~~	111,013.6
Denominated in other currencies		42,408.5

Total	~~W~~	153,422.1

As of June 30, 2023, the aggregate amount of our industrial finance bonds and guarantee obligations (including guarantee obligations relating to loans that had not been borrowed as of June 30, 2023) was ~~W~~171,155.1 billion, equal to 21.4% of our authorized amount under the KDB Act, which was ~~W~~799,213.2 billion.

Foreign Currency Borrowings

As of June 30, 2023, the outstanding amount of our foreign currency borrowings was US$15.6 billion. Our long-term and short-term foreign currency borrowings decreased to ~~W~~20,539.3 billion as of June 30, 2023 from ~~W~~20,820.6 billion as of December 31, 2022.

Deposits

As of June 30, 2023, demand deposits held by us totaled ~~W~~1,941.3 billion and time and savings deposits held by us totaled ~~W~~57,794.4 billion.

Debt

Debt Repayment Schedule

The following table sets out our principal repayment schedule as of June 30, 2023:

Debt Principal Repayment Schedule(1)

	Maturing on or before December 31,
Currency(2)(3)	2023		2024		2025		2026		Thereafter
	(billions of won)
Won	~~W~~	31,233.8	~~W~~	34,356.7	~~W~~	20,094.7	~~W~~	9,728.9	~~W~~	20,630.6
Foreign		20,797.9		12,942.4		10,354.0		7,190.7		11,662.8

Total Won Equivalent	~~W~~	52,031.7	~~W~~	47,299.1	~~W~~	30,448.7	~~W~~	16,919.6	~~W~~	32,293.4

(1)	Excludes bonds sold under repurchase agreements and call money.
(2)	Borrowings in foreign currencies have been translated into Won at the market average exchange rates on June 30, 2023, as announced by the Seoul Money Brokerage Services Ltd.
(3)	We categorize debt with respect to which we have entered into currency swap agreements by our repayment currency under such agreements.

Directors and Management; Employees

Currently, the members of our Board of Directors are:

Position	Name	Expiration of Term
Chief Executive Officer and Chairman of the Board of Directors	Seog Hoon Kang	June 6, 2025
Chief Operating Officer and Vice Chairman of the Board of Directors	Bock Kyu Kim	March 22, 2026
Auditor	Tae Hyun Joo	March 14, 2024
Independent Non-executive Directors	Dong Il Jung	November 30, 2023
	Seog Hwan Lee	September 27, 2024
	Sam Mo Kang	September 27, 2024
	Yong Hi Lee	April 2, 2025

Financial Statements and the Auditors

Our interim separate financial statements as of June 30, 2023 and for the six months ended June 30, 2023 and 2022 appearing in this prospectus supplement were prepared in conformity with K-IFRS, as summarized in Note 2 of the notes to our unaudited separate financial statements as of June 30, 2023 and for the six months ended June 30, 2023 and 2022 included in this prospectus supplement.

Independent Auditors’ Review Report

(Based on a report originally issued in Korean)

To the Board of Directors and Shareholders of

Korea Development Bank

Reviewed Financial Statements

We have reviewed the accompanying interim separate financial statements of Korea Development Bank (the “Bank”), which comprise the interim separate statement of financial position as of June 30, 2023, the interim separate statements of comprehensive income for the three-month and six-month periods ended June 30, 2023 and 2022, the interim separate statements of changes in equity and cash flows for the six-month periods ended June 30, 2023 and 2022, and a summary of significant accounting policies and other explanatory notes to the interim separate financial statements.

Management’s Responsibility

Management is responsible for the preparation and fair presentation of these interim separate financial statements in accordance with Korean International Financial Reporting Standards (“K-IFRS”) 1034 Interim Financial Reporting, and for such internal control as management determines is necessary to enable the preparation of interim separate financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Review Responsibility

Our responsibility is to issue a report on these interim separate financial statements based on our reviews.

We conducted our reviews in accordance with the Review Standards for Quarterly and Semi-annual Financial Statements established by the Securities and Futures Commission of the Republic of Korea. A review of interim financial information consists of making inquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with Korean Standards on Auditing and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Conclusion

Based on our reviews, nothing has come to our attention that causes us to believe that the accompanying interim separate financial statements referred to above are not prepared, in all material respects, in accordance with K-IFRS 1034 Interim Financial Reporting.

Other Matters

We have audited the separate statement of financial position of the Bank as of December 31, 2022, and the related separate statement of comprehensive income, separate statement of changes in equity and separate statement of cash flows for the year then ended, which are not accompanying this report, in accordance with Korean Standards on Auditing, and our report dated March 28, 2023 expressed an unmodified opinion thereon. The accompanying separate statement of financial position as of December 31, 2022, presented for comparative purposes, is not different, in all material respects, from the above audited separate statement of financial position.

/s/ Nexia Samduk

Nexia Samduk

September 13, 2023

This report is effective as of the review report date. Certain subsequent events or circumstances, which may occur between the review report date and the time of reading this report, could have a material impact on the accompanying interim separate financial statements and notes thereto. Accordingly, the readers of the review report should understand that there is a possibility that the above report may have to be revised to reflect the impact of such subsequent events or circumstances, if any.

Korea Development Bank

Interim Separate Statements of Financial Position

June 30, 2023 (Unaudited) and December 31, 2022

(In millions of won)	Notes	June 30, 2023		December 31, 2022
Assets
Cash and due from banks	4,44,45,48	~~W~~	15,363,170	11,538,806
Securities measured at FVTPL	5,44,45,48		14,381,210	11,951,906
Securities measured at FVOCI	6,38,44,45,48		36,651,891	37,684,919
Securities measured at amortized cost	7,38,44,45,48		6,708,107	6,355,884
Loans measured at FVTPL	8,44,45,48		508,887	541,811
Loans measured at amortized cost	9,44,45,48		189,190,243	198,045,603
Derivative financial assets	10,44,45,46,48		9,087,246	9,794,455
Investments in subsidiaries and associates	11,47		29,113,844	27,992,331
Property and equipment, net	12,47		813,585	812,173
Investment property, net	13,47		75,988	81,713
Intangible assets, net	14,47		99,149	118,489
Defined benefit assets	20		76,336	87,770
Current tax assets			5,579	128,218
Other assets	15,43,45,48		17,224,760	7,711,217

Total assets		~~W~~	319,299,995	312,845,295

Liabilities
Financial liabilities measured at FVTPL	16,44,45,48	~~W~~	1,607,710	1,469,724
Deposits	17,44,45,48		67,374,517	68,326,656
Borrowings	18,44,45,48		26,111,536	25,429,244
Debentures	19,44,45,48		150,225,557	158,711,896
Derivative financial liabilities	10,44,45,46,48		10,433,290	11,317,002
Provisions	21		1,065,465	1,448,030
Deferred tax liabilities	36		3,993,463	3,465,176
Current tax liabilities			39,762	15,513
Other liabilities	22,44,45,48		19,504,301	6,993,681

Total liabilities			280,355,601	277,176,922
Equity
Issued capital	1,23		23,706,559	23,151,559
Capital surplus	23		2,469,775	2,475,310
Accumulated other comprehensive income	23		2,877,526	2,819,333
Retained earnings	23		9,890,534	7,222,171
(Regulatory reserve for credit losses of ~~W~~211,996 million as of June 30, 2023 and ~~W~~247,253 million as of December 31, 2022, respectively)
(Required provision for (reversal of) regulatory reserve for credit losses of ~~W~~55,548 million as of June 30, 2023 and ~~W~~(35,257) million as of December 31, 2022, respectively)
(Planned provision for (reversal of) regulatory reserve for credit losses of ~~W~~55,548 million as of June 30, 2023 and ~~W~~(35,257) million as of December 31, 2022, respectively)

Total equity			38,944,394	35,668,373

Total liabilities and equity		~~W~~	319,299,995	312,845,295

See accompanying notes to the interim separate financial statements.

Korea Development Bank

Interim Separate Statements of Comprehensive Income

Six-month periods ended June 30, 2023 and 2022 (Unaudited)

		June 30, 2023			June 30, 2022
(In millions of won, except earnings per share information)	Notes	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Interest income	24	~~W~~	2,811,567	5,573,406	1,400,953	2,558,130
Interest expense	24		(2,388,272)	(4,699,190)	(927,963)	(1,659,255)

Net interest income	47		423,295	874,216	472,990	898,875
Net fees and commission income	25		105,700	187,233	99,242	205,430
Dividend income	26		105,742	461,842	69,726	503,140
Net gain (loss) on securities measured at FVTPL	27		(2,942)	162,462	(54,156)	(86,701)
Net gain (loss) on financial liabilities measured at FVTPL	28		86,520	(5,851)	200,315	374,412
Net loss on securities measured at FVOCI	29		(3,915)	(1,954)	(3,592)	(28,106)
Net gain (loss) on derivatives	30		119,947	(129,930)	(454,498)	(600,209)
Net gain on foreign currency transaction	31		4,464	356,892	210,748	270,570
Other operating income (expense), net	32		(103,840)	(186,115)	(146,948)	(153,296)

Non-interest income (expense), net			311,676	844,579	(79,163)	485,240
Provision for (reversal of) credit losses	33		(890,339)	(1,046,860)	412,868	434,146
General and administrative expenses	34,47		179,024	378,619	177,340	427,141

Operating income (expense)	47		1,446,286	2,387,036	(196,381)	522,828
Reversal of impairment loss (impairment loss) on investments in subsidiaries and associates			633,270	1,044,917	(66,246)	45,115
Other non-operating income	35		396	2,408	982	3,085
Other non-operating expense	35		(5,020)	(8,949)	(1,689)	(4,101)

Non-operating income (expense), net			628,646	1,038,376	(66,953)	44,099

Profit (loss) before income taxes			2,074,932	3,425,412	(263,334)	566,927
Income tax expense (benefit)	36		351,858	610,819	(50,120)	97,477

Profit (loss) for the period	23		1,723,074	2,814,593	(213,214)	469,450

(Profit (loss) for the period adjusted for regulatory reserve for credit losses: ~~W~~1,836,500 million and ~~W~~2,759,045 million for the three-month and six-month periods ended June 30, 2023, respectively; ~~W~~(136,112) million and ~~W~~499,632 million for the three-month and six-month periods ended June 30, 2022, respectively)

Other comprehensive income (loss) for the period, net of tax	23
Items that are or may be reclassified subsequently to profit or loss:
Net gain (loss) on securities measured at FVOCI			10,517	160,573	(242,676)	(464,225)
Exchange differences on translation of foreign operations			9,248	52,561	96,620	118,674
Valuation gain (loss) on cash flow hedge			179	(527)	1,088	3,069
Net loss on hedges of net investments in foreign operations			(6,116)	(31,012)	(51,156)	(66,255)

			13,828	181,595	(196,124)	(408,737)
Items that will not be reclassified to profit or loss:
Net loss on securities measured at FVOCI			(284,361)	(94,192)	(1,145,708)	(524,930)
Fair value changes on financial liabilities designated at fair value due to credit risk			(5,924)	(10,840)	9,879	21,380
Remeasurements of defined benefit liabilities			—	143	—	—

			(290,285)	(104,889)	(1,135,829)	(503,550)

			(276,457)	76,706	(1,331,953)	(912,287)

Total comprehensive income (loss) for the period		~~W~~	1,446,617	2,891,299	(1,545,167)	(442,837)

Earnings (loss) per share
Basic and diluted earnings (loss) per share (in won)	37	~~W~~	365	601	(48)	106

See accompanying notes to the interim separate financial statements.

Korea Development Bank

Interim Separate Statements of Changes in Equity

Six-month periods ended June 30, 2023 and 2022 (Unaudited)

(In millions of won)	Issued capital		Capital surplus	Accumulated other comprehensive income	Retained earnings	Total equity
Balance at January 1, 2022	~~W~~	21,886,559	2,479,010	4,773,474	7,363,814	36,502,857
Profit for the period		—	—	—	469,450	469,450
Net gain (loss) on securities measured at FVOCI		—	—	(1,067,445)	78,290	(989,155)
Exchange differences on translation of foreign operations		—	—	118,674	—	118,674
Valuation gain on cash flow hedge		—	—	3,069	—	3,069
Net loss on hedges of net investments in foreign operations		—	—	(66,255)	—	(66,255)
Fair value changes on financial liabilities designated at fair value due to credit risk		—	—	21,380	—	21,380

Total comprehensive income (loss) for the period		—	—	(990,577)	547,740	(442,837)

Dividends		—	—	—	(833,089)	(833,089)
Paid in capital increase		392,000	(1,885)	—	—	390,115

Transaction with owners		392,000	(1,885)	—	(833,089)	(442,974)

Balance at June 30, 2022	~~W~~	22,278,559	2,477,125	3,782,897	7,078,465	35,617,046

Balance at January 1, 2023	~~W~~	23,151,559	2,475,310	2,819,333	7,222,171	35,668,373
Profit for the period		—	—	—	2,814,593	2,814,593
Net gain on securities measured at FVOCI		—	—	47,868	18,513	66,381
Exchange differences on translation of foreign operations		—	—	52,561	—	52,561
Valuation loss on cash flow hedge		—	—	(527)	—	(527)
Net loss on hedges of net investments in foreign operations		—	—	(31,012)	—	(31,012)
Fair value changes on financial liabilities designated at fair value due to credit risk		—	—	(10,840)	—	(10,840)
Remeasurements of defined benefit liabilities		—	—	143	—	143

Total comprehensive income for the period		—	—	58,193	2,833,106	2,891,299

Dividends		—	—	—	(164,743)	(164,743)
Paid in capital increase		555,000	(5,535)	—	—	549,465

Transaction with owners		555,000	(5,535)	—	(164,743)	384,722

Balance at June 30, 2023	~~W~~	23,706,559	2,469,775	2,877,526	9,890,534	38,944,394

See accompanying notes to the interim separate financial statements.

Korea Development Bank

Interim Separate Statements of Cash Flows

Six-month periods ended June 30, 2023 and 2022 (Unaudited)

(In millions of won)	Notes	2023		2022
Cash flows from operating activities
Profit for the period		~~W~~	2,814,593	469,450
Adjustments for:
Income tax expense	36		610,819	97,477
Interest income	24		(5,573,406)	(2,558,130)
Interest expense	24		4,699,190	1,659,255
Dividend income	26		(461,842)	(503,140)
Loss (gain) on valuation of securities measured at FVTPL	27		(153,455)	60,109
Loss (gain) on disposal of securities measured at FVTPL			24,616	(17,727)
Loss (gain) on financial liabilities measured at FVTPL	28		5,851	(374,412)
Loss on securities measured at FVOCI	29		1,954	28,106
Impairment loss (reversal of impairment loss) on securities measured at amortized cost			4,491	(8)
Loss on loans measured at FVTPL	32		11,625	73,069
Loss (gain) on valuation of derivatives			(284,756)	2,489,527
Net loss (gain) on fair value hedged items	30		495,012	(923,619)
Gain on foreign exchange translations	31		(362,873)	(260,903)
Gain on disposal of investments in subsidiaries and associates	32		—	(16,626)
Reversal of impairment loss on investments in subsidiaries and associates			(1,044,917)	(45,115)
Provision for (reversal of) loan loss allowance	33		(636,714)	153,271
Increase (reversal) of provision for other assets	33		2,391	(3,779)
Increase (reversal) of provision for payment guarantees	21		(389,156)	493,621
Reversal of provision for unused commitments	21		(39,110)	(182,089)
Increase (reversal) financial guarantee provision	21		15,729	(26,878)
Reversal of provision for possible losses from lawsuits	21		(4)	(1,492)
Reversal of provision for restoration	21		(544)	(1,244)
Defined benefit costs	20		11,716	68,288
Depreciation of property and equipment	34		35,861	35,659
Loss on disposal of property and equipment	35		1,304	513
Gain on disposal of intangible assets	35		(2)	—
Depreciation of investment property	35		1,381	1,116
Amortization of intangible assets	34		27,230	27,121
Gain on redemption of debentures			(2)	—

			(2,997,611)	271,970
Changes in operating assets and liabilities:
Due from banks			(368,305)	425,204
Securities measured at FVTPL			(1,456,994)	(233,383)
Loans measured at FVTPL			21,299	(1,276)
Loans measured at amortized cost			8,341,120	(11,595,400)
Derivative financial instruments			65,522	2,983
Other assets			(9,573,434)	(9,079,117)
Financial liabilities measured at FVTPL			30,587	30,112
Deposits			(952,496)	8,035,676
Defined benefit liabilities			(282)	(11,883)
Other liabilities			12,291,933	7,828,902

			8,398,950	(4,598,182)

(Continued)

Korea Development Bank

Interim Separate Statements of Cash Flows

Six-month periods ended June 30, 2023 and 2022 (Unaudited)

(In millions of won)	Notes	2023		2022
Income taxes refund (paid)			60,663	(141,419)
Interest received			5,584,000	2,467,608
Interest paid			(4,225,426)	(1,454,056)
Dividends received			464,797	500,896

Net cash provided by (used in) operating activities		~~W~~	10,099,966	(2,483,733)
Cash flows from investing activities
Net increase of securities measured at FVTPL		~~W~~	(878,641)	(1,097,551)
Disposal of securities measured at FVOCI			4,520,563	7,407,158
Acquisition of securities measured at FVOCI	6		(2,678,618)	(10,058,190)
Redemption of securities measured at amortized cost	7		1,395,000	772,000
Acquisition of securities measured at amortized cost	7		(1,732,183)	(1,507,687)
Disposal of property and equipment			7,354	70,375
Acquisition of property and equipment	12		(10,988)	(6,825)
Disposal of intangible assets			269	—
Acquisition of intangible assets	14		(8,046)	(4,519)
Disposal of investments in subsidiaries and associates			130,614	1,648,264
Acquisition of investments in subsidiaries and associates			(211,526)	(616,286)

Net cash provided by (used in) investing activities			533,798	(3,393,261)
Cash flows from financing activities
Increase of financial liabilities measured at FVTPL			100,000	115,000
Decrease of financial liabilities measured at FVTPL			(13,348)	(127,241)
Proceeds from borrowings			22,909,905	22,119,602
Repayment of borrowings			(22,230,187)	(19,859,656)
Proceeds from issuance of debentures			54,358,264	63,428,658
Repayment of debentures			(63,569,189)	(57,457,696)
Decrease in lease liabilities			(9,629)	(11,756)
Dividends			(164,743)	(833,089)
Paid in capital increase			117,328	390,115

Net cash provided by (used in) financing activities			(8,501,599)	7,763,937
Effects from changes in foreign currency exchange rate for cash and cash equivalents held			136,353	226,739
Net increase in cash and cash equivalents			2,268,518	2,113,682
Cash and cash equivalents at beginning of the period			11,872,469	9,453,576

Cash and cash equivalents at end of the period	42	~~W~~	14,140,987	11,567,258

See accompanying notes to the interim separate financial statements.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

1. Reporting Entity

Korea Development Bank (the “Bank”) was established on April 1, 1954, in accordance with The Korea Development Bank Act to finance and manage major industrial projects.

The Bank is engaged in the banking industry under The Korea Development Bank Act and other applicable statutes, and in the fiduciary in accordance with the Financial Investment Services and Capital Markets Act.

Korea Finance Corporation (“KoFC”), the former ultimate parent company, and KDB Financial Group Inc. (“KDBFG”), the former immediate parent company, were established by spin-offs of divisions of the Bank as of October 28, 2009. KoFC and KDBFG were merged into the Bank, effective as of December 31, 2014. Issued capital is ~~W~~23,706,559 million with 4,741,311,768 shares of issued and outstanding as of June 30, 2023 and 100% of the Bank’s shares are owned by the government of the Republic of Korea.

The Bank’s head office is located in 14, Eunhaeng-ro (Yeouido-dong), Yeongdeungpo-gu, Seoul and its service network as of June 30, 2023 is as follows:

	Domestic		Overseas
	Head Office	Branches	Branches	Subsidiaries	Representative offices	Total
KDB	1	60	11	7	7	86

2. Basis of Preparation

(1) Application of accounting standards

These interim financial statements have been prepared in accordance with the Korean International Financial Reporting Standards (“K-IFRS”) 1034 Interim Financial Reporting and provide less information as compared with its annual financial statements. The interim financial statements have been prepared in accordance with K-IFRS effective as of June 30, 2023 and the significant accounting policies applied in the preparation of these interim financial statements have been consistently applied to all periods presented unless otherwise specified.

(2) Changes and disclosures of accounting policies

(i) New and amended standards adopted

The Bank newly applied the following amended and enacted standards for the annual period beginning on January 1, 2023. The nature and the impact of each new standard or amendment are described below:

Amendments to Korean IFRS No.1001 Presentation of Financial Statements—Accounting Policy Disclosure

The amendments require an entity to define and disclose their material accounting policy information. IFRS Practice Statement 2 Making Materiality Judgements was amended to explain and demonstrate how to apply the concept of materiality. The amendment does not have a significant impact on the separate financial statements.

Amendments to Korean IFRS No.1001 Presentation of Financial Statements—Disclosure of gains or losses on valuation of financial liabilities subject to exercise price adjustment conditions

The amendments require disclosures about gains or losses on valuation occurred for the reporting period (but are limited to those included in profit or loss) for the conversion options or warrants (or financial liabilities

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

2. Basis of Preparation, Continued

with warrants), if all or part of the financial instrument whose exercise price is adjusted due to the issuers’ stock price fluctuations, are classified as financial liabilities according to paragraph 11 of Korean IFRS No.1032 Financial Instruments: Presentation. These amendments do not have a significant impact on the separate financial statements.

Amendments to Korean IFRS No.1008 Accounting Policies, Changes in Accounting Estimates and Errors

The amendments introduce the definition of accounting estimates and clarify how to distinguish changes in accounting estimates from changes in accounting policies. The amendment does not have a significant impact on the separate financial statements.

Amendments to Korean IFRS No.1012 Income Taxes – Deferred Tax Related to Assets and Liabilities Arising from a Single Transaction

The amendments narrow the scope of the deferred tax recognition exemption so that it no longer applies to transactions that, on initial recognition, give rise to equal taxable and deductible temporary differences. The amendment does not have a significant impact on the separate financial statements.

Issuance of Korean IFRS No.1117 Insurance Contracts

Korean IFRS No.1117 Insurance Contracts replaced Korean IFRS No.1104 Insurance Contracts. This standard requires an entity to estimate future cash flows of an insurance contract and measure insurance liabilities using discount rates applied with assumptions and risks at the measurement date and recognize insurance revenue on an accrual basis including services (insurance coverage) provided to the policyholder by each annual reporting period. In addition, investment components (refunds due to termination and maturity) repaid to a policyholder even if an insured event does not occur, are excluded from insurance revenue. These amendments do not have a significant impact on the separate financial statements.

(ii) Change of accounting policies

The Bank had classified due from banks with restriction to use, such as reserve requirement deposits, as due from banks measured at amortized cost rather than cash and cash equivalents; however, following the IFRS Interpretations Committee’s decision that cash and cash equivalents include restricted demand deposits, some classified due from financial institutions with restriction to use, such as reserve requirement deposits, the Bank has retrospectively classified these accounts as cash and cash equivalents. The comparative separate financial statements have been restated to reflect the changes made to retrospective application.

The application of these accounting policy changes has no effect on the separate statements of financial position as of June 30, 2023 and December 31, 2022, and the separate statements of comprehensive income for the periods ended June 30, 2023 and 2022.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

2. Basis of Preparation, Continued

The effects on the separate statement of cash flows for the period ended June 30, 2022, are as follows:

< Cash flow statement for the period ended June 30, 2022>

	Prior to accounting policy change		After accounting policy change	Increase (decrease)
Due from banks	~~W~~	1,456,721	425,204	(1,031,517)
Effects from changes in foreign currency exchange rate for cash and cash equivalents held		204,645	226,739	22,094
Cash and cash equivalents at beginning of the period		5,066,135	9,453,576	4,387,441
Cash and cash equivalents at end of the period		8,189,240	11,567,258	3,378,018

(ii) New standards and interpretations issued but not effective

The following new standards, interpretations and amendments to existing standards have been issued but not effective for annual periods beginning after January 1, 2023, and the Bank has not early adopted them. The nature and the impact of each new standard, amendment and enactments are described below:

Amendments to K-IFRS 1001 ‘Presentation of Financial Statements’—Classification of Liabilities as Current or Non-current

The amendments clarify that liabilities are classified as either current or non-current, depending on the substantive rights that exist at the end of the reporting period. Classification is unaffected by the likelihood that an entity will exercise right to defer settlement of the liability or the management’s expectations thereof. Also, the settlement of liability includes the transfer of the entity’s own equity instruments; however, it would be excluded if an option to settle the liability by the transfer of the entity’s own equity instruments is recognized separately from the liability as an equity component of a compound financial instrument. The amendments should be applied for annual periods beginning on or after January 1, 2024, and earlier application is permitted. The Bank does not expect that these amendments have a significant impact on the separate financial statements.

(3) Basis of measurement

The financial statements have been prepared on the historical cost basis except for the following material items in the statement of financial position:

•	Derivative financial instruments measured at fair value

•	Financial instruments measured at fair value through profit or loss

•	Financial instruments measured at fair value through other comprehensive income

•	Fair value hedged financial instruments with changes in fair value, due to hedged risks, recognized in profit or loss

•	Liabilities for defined benefit plans, which are recognized as net of the total present value of defined benefit obligations less the fair value of plan assets.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

2. Basis of Preparation, Continued

(4) Functional and presentation currency

These financial statements are presented in Korean won (“~~W~~”), which is the Bank’s functional currency and the currency of the primary economic environment in which the Bank operates.

(5) Use of estimates and judgments

The preparation of the financial statements in conformity with K-IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Management’s estimates of outcomes may differ from actual outcomes if management’s estimates and assumptions based on management’s best judgment at the reporting date are different from the actual environment.

Estimates and assumptions are continually evaluated and any change in an accounting estimate is recognized prospectively by including it in profit or loss in the period of the change, if the change affects that period only.

The following are the key assumptions concerning the future and other key sources of estimation uncertainty at the end of the reporting period that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year:

(i) Fair value of financial instruments

Financial instruments measured at fair value through profit or loss and other comprehensive income, and derivative instruments are recognized and measured at fair value. If the market for a financial instrument is not active, fair value is determined either by using a valuation technique or independent third-party valuation service. Valuation techniques include using recent arm’s length market transactions between knowledgeable, willing parties, if available, referencing to the current fair value of another instrument that is substantially the same, discounted cash flow analysis and option pricing models.

Financial instruments, which are not actively traded in the market and those with less transparent market prices, will have less objective fair values and require broad judgment on liquidity, concentration, uncertainty in market factors and assumptions in price determination and other risks.

Diverse valuation techniques are used to determine the fair value of financial instruments, from generally accepted market valuation models to internally developed valuation models that incorporate various types of assumptions and variables.

(ii) Credit losses allowance

The Bank tests impairment and recognizes loss allowances on financial assets classified at amortized cost, debt instruments measured at fair value through other comprehensive income and recognizes provisions for payment guarantee, financial guarantee and unused commitments. Accuracy of allowances and provisions for credit losses is dependent upon estimation of expected cash flows of the borrower for individually assessed allowances of loans, and upon assumptions and methodology used for collectively assessed allowances for groups of loans, guarantees and unused loan commitments.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

2. Basis of Preparation, Continued

The pandemic of COVID-19 has had a negative impact on the global economy and may have a negative impact on the financial position and financial performance of the Bank due to the increase of the expected credit losses on specific portfolios and the potential losses on financial assets. The detail of credit risk exposures by industry affected by the pandemic of COVID-19 as of June 30, 2023 is disclosed in Note 48. (2) and the exposures by industries could be changed according to economic fluctuations.

The Bank has calculated the forward-looking information to estimate the expected credit loss in accordance with K-IFRS 1109 ‘Financial Instruments’ and has recalulated the forward-looking information by increasing the probability of a recession to reflect changes in the forward-looking information due to economic uncertainties such as rising interest rates and a slowdown in the real economy. In addition, a comprehensive review of vulnerable sectors in the event that the effects of COVID-19-related financial support policies fade has been undertaken, and the effect has been incorporated into expected credit losses in an additional way. The Bank will continue to monitor forward-looking information on a quarterly basis, taking into account internal and external economic uncertainties and the impact of COVID-19 on the economy.

(iii) Deferred taxes

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date. Deferred income tax assets are recognised to the extent that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Actual income taxes in the future may not be identical to the recognised deferred tax assets and liabilities.

(iv) Defined benefit liabilities

The Bank operates a defined benefit plan. Defined benefit liability is calculated by annual actuarial valuations as of the reporting date. To perform the actuarial valuations, assumptions for discount rates, future salary increases and others are required to be estimated. Defined benefit plans contain significant uncertainties in estimations due to its long-term nature.

3. Significant Accounting Policies

The significant accounting policies applied by the Bank in preparation of its separate financial statements are included below. The accounting policies set out below have been applied consistently to all periods presented in these separate financial statements.

(1) Investments in subsidiaries and associates

The accompanying financial statements are separate financial statements in accordance with K-IFRS 1027 ‘Separate Financial Statements’ and investments in subsidiaries and associates are accounted for at cost, not by performance and net asset reported by the investee.

Dividends received from subsidiaries and associates are recognised as income as of the time the right to receive the dividends is established.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

3. Significant Accounting Policies, Continued

(2) Business combination of entities under common control

The assets and liabilities acquired under business combinations under common control are recognised at the carrying amounts recognised previously in the consolidated financial statements of the ultimate parent. The difference between consideration transferred and carrying amounts of net assets acquired is recognised as part of share premium.

(3) Operating segments

The Bank makes decisions regarding allocation of resources to segments and categorizes segments, based on internal reports reviewed periodically by the chief operating decision maker, to assess performance. Information on segments reported to the chief operating decision maker includes items directly attributable to segments as well as those that can be allocated on a reasonable basis. Unallocated items mainly comprise corporate assets (such as the Bank Headquarters), head office expenses, and income tax assets and liabilities. The Bank recognises the CEO as the chief operating decision maker.

(4) Foreign exchange

(i) Foreign currency transactions

Transactions in foreign currencies are translated to the functional currency of the Bank, at exchange rates of the dates of transactions. Monetary assets and liabilities denominated in foreign currencies at the reporting date are translated to the functional currency at the exchange rate at that date. The foreign currency gain or loss on monetary items is the difference between amortized cost in the functional currency at the beginning of the period, adjusted for effective interest and payments during the period, and the amortized cost in foreign currency translated at the exchange rate at the end of the reporting period. Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are translated to the functional currency at the exchange rate at the date that the fair value was determined.

Foreign currency differences arising on transactions and translations of monetary items are recognised in profit or loss, except for differences arising on the translation of a financial instruments designated as hedges of the net investment in foreign operations, or cash flow hedge, which are recognised in other comprehensive income.

When a gain or loss on a non-monetary item is recognised in other comprehensive income, any exchange component of that gain or loss is recognised in other comprehensive income. Conversely, when a gain or loss on a non-monetary item is recognised in profit or loss, any exchange component of that gain or loss shall be recognised in profit or loss.

(ii) Foreign operations

If the presentation currency of the Bank is different from a foreign operation’s functional currency, the financial statements of the foreign operation are translated into the presentation currency using the following methods:

Unless the functional currency of foreign operations is in a state of hyperinflation, assets and liabilities of foreign operations are translated at the closing exchange rate at the end of the reporting period. Revenues and

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

3. Significant Accounting Policies, Continued

expenses on the statement of comprehensive income are translated at the exchange rates of the date of transaction. Foreign currency differences that arise from translation are recognized as other comprehensive income, and the disposal of a foreign operation is re-categorized as profit or loss as of the moment of the disposal profit or loss is recognized.

Any goodwill arising on the acquisition of a foreign operation, and any adjustments in fair value to the carrying amounts of assets and liabilities due to such acquisition, are treated as assets and liabilities of the foreign operation. Therefore, such are expressed in the functional currency of the foreign operations and, alongside other assets and liabilities of the foreign operation, translated at the closing exchange rate.

In the case of the disposal of a foreign operation, cumulative amounts of exchange difference regarding the foreign operation, recognized separately from other comprehensive income, are re-categorized from assets to profit or loss as of the disposal profit or loss is recognized.

(iii) Foreign exchange of net investment in foreign operations

Monetary items receivable from or payable to a foreign operation, with none or little possibility of being settled in the foreseeable future, are considered a part of the net investment in the foreign operation. Therefore, the exchange difference is recognised as comprehensive income or loss in the financial statement and re-categorized to profit or loss as of the disposal of the related net investment.

(5) Recognition and measurement of financial instruments

(i) Initial recognition

The Bank recognizes a financial asset or a financial liability in its separate statement of financial position when the Bank becomes a party to the contractual provisions of the instrument. A regular way purchase or sale of financial assets is recognized and derecognized using trade date accounting. The Bank classifies financial assets as financial assets at fair value through profit or loss, financial assets at fair value through other comprehensive income, or financial assets at amortized cost on the basis of the Bank’s business model for managing the financial assets and the contractual cash flow characteristics of the financial assets. The Bank classifies financial liabilities as financial liabilities at fair value through profit or loss, or financial liabilities at amortized cost.

At initial recognition, a financial asset or financial liability is measured at its fair value plus or minus, in the case of a financial asset or financial liability not at fair value through profit or loss, transaction costs that are directly attributable to the acquisition or issue of the financial asset or financial liability.

(ii) Subsequent measurement

After initial recognition, financial instruments are measured at amortized cost or fair value based on classification at initial recognition.

Amortized cost

The amortized cost is the amount at which the financial asset or financial liability is measured at initial recognition minus the principal repayments, plus or minus the cumulative amortization using the effective interest method of any difference between that initial amount and the maturity amount and, for financial assets, adjusted for any loss allowance.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

3. Significant Accounting Policies, Continued

Fair value

Fair values, which the Bank primarily uses for the measurement of financial instruments, are the published price quotations based on market prices or dealer price quotations of financial instruments traded in an active market where available. These are the best evidence of fair value. A financial instrument is regarded as quoted in an active market if quoted prices are readily and regularly available from an exchange, dealer, broker, an entity in the same industry, pricing service or regulatory agency, and those prices represent actual and regularly occurring market transactions on an arm’s length basis.

If the market for a financial instrument is not active, fair value is determined either by using a valuation technique or independent third-party valuation service. Valuation techniques include using recent arm’s length market transactions between knowledgeable, willing parties, if available, referencing to the current fair value of another instrument that is substantially the same, discounted cash flow analysis and option pricing models.

The Bank uses valuation models that are commonly used by market participants and customized for the Bank to determine fair values of common over-the-counter (OTC) derivatives such as options, interest rate swaps and currency swaps which are based on the inputs observable in markets. For more complex instruments, the Bank uses internally developed models, which are usually based on valuation methods and techniques generally used within the industry, or a value measured by an independent external valuation institution as the fair values if all or some of the inputs to the valuation models are not market observable and therefore it is necessary to estimate fair value based on certain assumptions.

If the valuation technique does not reflect all factors which market participants would consider in setting a price, the fair value is adjusted to reflect those factors. Those factors include counterparty credit risk, bid-ask spread, liquidity risk and others.

The chosen valuation technique makes maximum use of market inputs and relies as little as possible on entity-specific inputs. It incorporates all factors that market participants would consider in setting a price and is consistent with economic methodologies applied for pricing financial instruments. Periodically, the Bank calibrates the valuation technique and tests its validity using prices of observable current market transactions of the same instrument or based on other relevant observable market data.

(iii) Derecognition

Derecognition is the removal of a previously recognized financial asset or financial liability from the statement of financial position. The Bank derecognizes a financial asset or a financial liability when, and only when:

Derecognition of financial assets

Financial assets are derecognized when the contractual rights to the cash flows from the financial assets expire or the financial assets have been transferred and substantially all the risks and rewards of ownership of the financial assets are also transferred, or all the risks and rewards of ownership of the financial assets are neither substantially transferred nor retained and the Bank has not retained control. If the Bank neither transfers nor disposes of substantially all the risks and rewards of ownership of the financial assets, the Bank continues to recognize the financial asset to the extent of its continuing involvement in the financial asset.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

3. Significant Accounting Policies, Continued

If the Bank transfers the contractual rights to receive the cash flows of the financial asset, but retains substantially all the risks and rewards of ownership of the financial asset, the Bank continues to recognize the transferred asset in its entirety and recognize a financial liability for the consideration received.

Derecognition of financial liabilities

Financial liabilities are derecognized from the statement of financial position when the obligation specified in the contract is discharged, cancelled or expires.

(iv) Offsetting

Financial assets and liabilities are offset and the net amount reported in the separate statements of financial position where there is a legally enforceable right to offset the recognized amounts and there is an intention to settle on a net basis or realize the assets and settle the liability simultaneously.

(6) Cash and cash equivalents

Cash and cash equivalents comprise balances with original maturities of three months or less from the date of acquisition that are subject to an insignificant risk of changes in their fair value, including cash on hand, deposits held at call with banks and other highly liquid short-term investments with original maturities of three months or less.

(7) Non-derivative financial assets

(i) Financial assets at fair value through profit or loss

Any non-derivative financial asset classified as held for trading or not classified as financial assets at fair value through other comprehensive income or financial assets measured at amortized cost is categorized under financial assets at fair value through profit or loss.

The Bank may designate certain financial assets upon initial recognition as at fair value through profit or loss when the designation eliminates or significantly reduces a measurement or recognition inconsistency (sometimes referred to as ‘an accounting mismatch’) that would otherwise arise from measuring assets or liabilities or recognizing the gains and losses on them on different bases.

After initial recognition, a financial asset at fair value through profit or loss is measured at fair value and gains or losses arising from a change in the fair value are recognized in profit or loss. Interest income and dividend income from financial assets at fair value through profit or loss are also recognized in profit or loss.

(ii) Financial assets at fair value through other comprehensive income

The Bank classifies financial assets as financial assets at fair value through other comprehensive income if they meet the following conditions: 1) debt instruments that are a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets, and consistent with representing solely

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

3. Significant Accounting Policies, Continued

payments of principal and interest on the principal amount outstanding or 2) equity instruments, not held for trading with the objective of generating a profit from short-term fluctuations in price or dealer’s margin, designated as financial assets at fair value through other comprehensive income. After initial recognition, a financial asset at fair value through other comprehensive income is measured at fair value. Gain and loss from changes in fair value, other than dividend income and interest income amortized using effective interest method and exchange differences arising on monetary items which are recognized directly in profit or loss, are recognized as other comprehensive income in equity.

At disposal of financial assets at fair value through other comprehensive income, cumulative gain or loss is recognized as profit or loss for the reporting period. However, cumulative gain or loss of equity instrument designated as fair value through other comprehensive income are not recycled to profit or loss at disposal.

Financial assets at fair value through other comprehensive income denominated in foreign currencies are translated at the closing rate. Exchange differences resulting from changes in amortized cost are recognized in profit or loss, and other changes are recognized as equity.

(iii) Financial assets measured at amortized cost

A financial asset, which are held within the business model whose objective is to hold assets in order to collect contractual cash flows and consistent with representing solely payments of principal and interest on the principal amount outstanding, are classified as a financial asset at amortized cost. Financial assets at amortized cost are subsequently measured at amortized cost using the effective interest method after initial recognition and interest income is recognized using the effective interest method.

(8) Expected credit loss of financial assets

The Bank measures expected credit loss and recognizes loss allowance at the end of the reporting period for financial assets measured at amortized cost and fair value through other comprehensive income with the exception of financial asset measured at fair value through profit or loss.

The expected credit loss (“ECL”) is the weighted average amount of possible outcomes within a certain range, reflecting the time value of money, estimates on the past, current and future situations, and information accessible without excessive cost of effort.

The Bank uses the following three measurement techniques in accordance with K-IFRS:

•	General approach: for financial assets and off-balance-sheet unused credit line that are not applied below two approaches

•	Simplified approach: for receivables, contract assets and lease receivables

•	Credit-impaired approach: for purchased or originated credit-impaired financial assets

The general approach is applied differently depending on the significance of the increase of the credit risk. If, at the reporting date, the credit risk on a financial instrument has not increased significantly since initial recognition, an entity shall measure the loss allowance for that financial instrument at an amount equal to 12-month expected credit losses. If the credit risk on that financial instrument has increased significantly since

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

3. Significant Accounting Policies, Continued

initial recognition, an entity shall measure the loss allowance for a financial instrument at an amount equal to the lifetime expected credit losses at each reporting date.

The Bank applies the simplified approach to 1) trade receivables and contract assets that do not have a significant financing component or 2) trade receivables, contract assets and lease receivables upon determining the Bank’s accounting policies as the application of the simplified approach. The approach requires expected lifetime losses to be recognized from initial recognition of the financial assets. Under credit-impaired approach, the Bank shall only recognize the cumulative changes in lifetime expected credit losses since initial recognition as a loss allowance for purchased or originated credit-impaired financial assets.

The following non-exhaustive list of information may be relevant in assessing changes in credit risk:

•	Significant changes in internal price indicators of credit risk as a result of a change in credit risk since inception

•	Other changes in the rates or terms of an existing financial instrument that would be significantly different if the instrument was newly originated or issued at the reporting date

•	An actual or expected significant change in the financial instrument’s external credit rating

•	An actual or expected internal credit rating downgrade for the borrower or decrease in behavioural scoring used to assess credit risk internally

•	An actual or expected significant change in the operating results of the borrower

•	Past due information

(i) Forward-looking information

The Bank uses forward-looking information, when it determines whether the credit risk has increased significantly since initial recognition and measures expected credit losses.

The Bank assumes the risk component has a certain correlation with the business cycle, and calculates the expected credit loss by reflecting the forward-looking information with macroeconomic variables on the measurement inputs.

Forward looking information used in calculation of expected credit loss is derived after comprehensive consideration of a variety of factors including scenario in management planning, worst-case scenario used for stress testing, third party forecast, and others.

(ii) Measuring expected credit losses on financial assets at amortized cost

The amount of the loss on financial assets at amortized cost is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows discounted at the financial asset’s original effective interest rate. The Bank estimates expected future cash flows for financial assets that are individually significant (individual assessment of impairment).

For financial assets that are not individually significant, the Bank collectively estimates expected credit loss by grouping loans with homogeneous credit risk profile (collective assessment of impairment).

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

3. Significant Accounting Policies, Continued

Individual assessment of impairment

Individual assessment of impairment losses is calculated using management’s best estimate on present value of expected future cashflows. The Bank uses all the available information including operating cash flow of the borrower and net realizable value of any collateral held.

Collective assessment of impairment

Collective assessment of loss allowance involves historical loss experience along with incorporation of forward-looking information. Such process incorporates factors such as type of collateral, product and borrowers, credit rating, size of portfolio and recovery period and applies probability of default on a group of assets and loss given default by type of recovery method. Also, the expected credit loss model involves certain assumption to determine input based on loss experience and forward-looking information. These models and assumptions are periodically reviewed to reduce gap between loss estimate and actual loss experience.

The expected credit loss for financial assets measured at amortized cost is recognized as the loss allowance, and when the financial asset is determined to be irrecoverable, the carrying amount and loss allowance are decreased. If financial assets previously written off are recovered, the loss allowance is increased and the difference is recognized in the current profit or loss.

(iii) Measuring expected credit losses on financial assets at fair value through other comprehensive income

Measuring method of expected credit losses on financial assets at fair value through other comprehensive income is equal to the method of financial assets at amortized cost, except for changes in loss allowances that are recognized as other comprehensive income. Amounts recognized in other comprehensive income for sale or repayment of financial assets at fair value through other comprehensive income are reclassified to profit or loss.

(9) Derivative financial instruments including hedge accounting

Derivative financial instruments are initially recognised at fair value at the inception of the contract and re-estimated at fair value subsequently. The recognition of profit or loss due to changes in fair value of derivative instruments is as described below:

(i) Hedge accounting

Derivative financial instruments are accounted differently depending on whether hedge accounting is applied, and therefore, are classified into trading purpose derivatives and hedging purpose derivatives.

Upon the transaction of hedging purpose derivatives, two different types of hedge accounting are applied; a fair value hedge, and a cash flow hedge. A fair value hedge is a hedge of the exposure to changes in fair value of a recognised asset or liability or an unrecognised firm commitment, or an identified portion of such an asset, liability or firm commitment, that is attributable to a particular risk and could affect profit or loss. A cash flow hedge is a hedge of the exposure to variability in cash flows that (i) is attributable to a particular risk associated with a recognised asset or liability (such as all or some future interest payments on variable rate debt) or a highly probable forecast transaction and (ii) could affect profit or loss.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

3. Significant Accounting Policies, Continued

At the inception of the hedge relationship, the Bank formally documents the relationship between the hedged item and the hedging instrument, including the nature of the risk, the objective and strategy for undertaking the hedge, and the method that will be used to assess the effectiveness of the hedging relationship.

Fair value hedge

For designated and qualifying fair value hedges, the change in the fair value of a hedging derivative is recognised in profit or loss in the statement of comprehensive income. Meanwhile, the change in the fair value of the hedged item, attributable to the risk hedged, is recorded as part of the carrying value of the hedged item and is also recognised in profit or loss in the statement of comprehensive income. When the hedge no longer meets the criteria for hedge accounting, the hedge relationship is terminated. For hedged item recorded at amortized cost, the difference between the carrying value of the hedged item on termination and the face value is amortized over the remaining term of the original hedge using the EIR.

Cash flow hedge

For designated and qualifying cash flow hedges, the effective portion of gain or loss on the hedging instruments is initially recognised directly in equity. The ineffective portion of the gain or loss on the hedging instrument is recognised immediately in the statement of comprehensive income. When the hedged cash flow affects the profit or loss in statement of comprehensive income, the gain or loss on the hedging instrument is recorded in the corresponding income or expense line in profit or loss in the statement of comprehensive income.

When a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is recognised when the hedged forecasted transaction is ultimately recognised in the statement of comprehensive income. When a forecasted transaction is no longer expected to occur, the cumulative gain and loss that was reported in equity is immediately transferred to profit or loss in the statement of comprehensive income.

Hedges of net investments in foreign operations

The Bank designates non-derivative financial instruments as hedging instruments for foreign currency risk arising from net investments in foreign operations and recognises the portion of the gain or loss on the hedging instrument that is determined to be an effective hedge in other comprehensive income. The cumulative amounts recognised in other comprehensive income relating to both the foreign exchange differences arising on translation of the results and financial position of the foreign operation and the gain or loss on the hedging instrument that is determined to be an effective hedge of the net investment are reclassed from equity to profit or loss as a reclassification adjustment when the Bank disposes of the foreign operation.

(ii) Trading purpose derivatives

For trading purpose derivatives transaction, changes in the fair value of derivatives are recognised in net income.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

3. Significant Accounting Policies, Continued

(10) Day one profit or loss recognition

For financial instruments classified as level 3 on the fair value level hierarchy measured using assess variables not observable in the market, the difference between the fair value at initial recognition and the transaction price, which is equivalent to Day one profit or loss, is amortized by using the straight-line method over time.

(11) Property and equipment

The Bank’s property and equipment are recognised at the carrying amount at historical costs less accumulated depreciation and accumulated impairment in value. Historical costs include the expenditures directly related to the acquisition of assets.

Subsequent costs are recognised in the carrying amount of assets or, if appropriate, as separate assets if the probabilities future economic benefits associated with the assets will flow into the Bank and the costs can be measured reliably; the carrying amount of the replaced part is derecognised. Furthermore, any other repairs or maintenances are charged to profit or loss as incurred.

Land is not depreciated. Depreciation on other assets is calculated using the straight-line method to the amount of residual value less acquisition cost over the following estimated useful lives:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40
Movable property	4

Property and equipment are impaired when the carrying amount exceeds the recoverable amount. The Bank assesses residual value and economic life of its assets at each reporting date and adjusts useful lives when necessary. Any gain or loss arising from the disposal of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is recognised in non-operating income (expense) in the statement of comprehensive income.

(12) Investment property

The Bank classifies property held for rental income or benefits from capital appreciation as investment property. Investment property is measured initially at cost, including transaction costs. Subsequent to initial recognition, the cost model is applied. Subsequent to initial recognition, an item of investment property is carried at its cost less any accumulated depreciation and any accumulated impairment loss.

Investment properties are derecognised either when they have been disposed of or when the investment property is permanently withdrawn from use and no future economic benefit is expected from its disposal. The difference between the net disposal proceeds and the carrying amount of the asset is recognised in the statement of comprehensive income in the period of de-recognition. Reclassification to other account is made if there is a change in use of corresponding investment property.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

3. Significant Accounting Policies, Continued

Depreciation of investment property is calculated using the straight-line method over its estimated useful lives as follows:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40

(13) Intangible assets

An intangible asset is recognised only when its cost can be measured reliably, and the probabilities future economic benefits from the asset will flow into the Bank are high. Separately acquired intangible assets are recognised at the acquisition cost, and subsequently, the cost less accumulated depreciation and accumulated impairment is recognised as the carrying amount.

Intangible assets with finite lives are amortized over the four-year to 30-year period of useful economic lives using the straight-line method. At the end of each reporting period, the Bank reviews intangible assets for any evidence that indicate impairment, and upon the presence of such evidence, the Bank estimates the amount recoverable and recognises the loss accordingly.

Intangible assets with indefinite useful lives are not amortized but are tested for impairment annually. Furthermore, the Bank reviews such intangible assets to determine whether it is appropriate to consider these assets to have indefinite useful lives. If in the case the Bank concludes an asset is not qualified to be classified as non-finite, prospective measures are taken to consider such an asset as finite.

(14) Leases

The Bank recognizes a right-of-use asset representing its right to use the underlying leased asset and a lease liability representing its obligation to make lease payments at the commencement date of the lease. The Bank elected not to apply the requirements to the short-term leases and leases of low value assets.

Right-of-use asset

The right-of-use asset is measured at its cost less subsequent accumulated depreciation and accumulated impairment loss with adjustments reflected arising from remeasurements of the lease liability. The cost of the right-of-use asset comprise the amount of the initial measurement of the lease liability, any initial direct costs incurred by the lessee and any lease payments made at or before the commencement date, less any lease incentive received. The right-of-use asset is depreciated over the shorter of the asset’s useful life and the lease term on a straight-line basis from the commencement date of the lease.

Lease liabilities

At the commencement date, the lease liability is measured at present value of the lease payments that are not paid at that date. Lease payments include fixed payments (including in-substance fixed payments), less any lease incentives receivable, variable lease payments that depend on an index or a rate, amounts expected to be payable by the lessee under residual value guarantees, the exercise price of a purchase option if the lessee is reasonably certain to exercise that option, and payments of penalties for terminating the lease, if the lease term reflects the

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

3. Significant Accounting Policies, Continued

lessee exercising an option to terminate the lease. The variable lease payments that do not depend on an index or a rate are recognized as an expense in the period in which the event or condition that triggers those payments occurs.

When measuring the present value, the lease payments are discounted using the interest rate implicit in the lease. If such implicit rate cannot be readily determined, the Bank uses the Bank’s incremental borrowing rate. The lease liability is subsequently increased by the amount of interest expenses recognized on the lease liability and reduced by the lease payments made.

Short-term lease and lease of low-value assets

The Bank does not apply the requirements of lessee accounting to short-term leases and leases of low-value assets. The Bank recognizes the lease payments associated with these leases as expenses on a straight-line basis over the lease term.

(15) Impairment of non-financial assets

The Bank tests for any evidence of impairment in assets and reviews whether the impairment has taken place by estimating the recoverable amount, at the end of each reporting period. The recoverable amount is the higher of the fair value less cost and value in use of an asset.

Except for impairment losses in respect of goodwill which are never reversed, an impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceeds the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognised for the asset in prior years.

(16) Assets held for sale

Non-current assets, or disposal groups comprising assets and liabilities, that are expected to be recovered primarily through sale rather than through continuing use, are classified as held for sale. To be classified as held for sale, the asset (or disposal group) must be available for immediate sale in its present condition and its sale must be highly probable. The assets or disposal group that are classified as assets held for sale are measured at the lower of their carrying amount and fair value less cost to sell. The Bank recognizes an impairment loss for any initial or subsequent write-down of an asset (or disposal group) to fair value less costs to sell, and a gain for any subsequent increase in fair value less costs to sell, up to the cumulative impairment loss previously recognized.

Non-current assets that are classified as held for sale or part of a disposal group classified as held for sale are not depreciated (or amortized).

(17) Non-derivative financial liabilities

The Bank classifies non-derivative financial liabilities into financial liabilities at fair value through profit or loss or other financial liabilities, in accordance with the substance of the contractual arrangement and the definitions of financial liability. The Bank recognizes these financial liabilities in the statement of financial position when the Bank becomes a party to the contractual provisions of the financial liability.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

3. Significant Accounting Policies, Continued

(i) Financial liabilities at fair value through profit or loss

Financial liabilities at fair value through profit or loss include financial liabilities held for trading and financial liabilities designated at FVTPL upon initial recognition. Financial liabilities and derivatives are classified as financial instruments held for trading if they are acquired for repurchasing soon. Financial liabilities are classified as financial liabilities at FVTPL upon initial recognition, if the profit or loss from the liabilities indicates to be more purpose-appropriate to be recognised as profit or loss. Financial liabilities at FVTPL are designated at fair value in subsequent measurements, and any related un-realized profit or loss is recognised as profit or loss. In addition, for the amount of change in the fair value of the financial liability that is attributable to changes in the credit risk of that liability, the Bank present this change in other comprehensive income, and does not recycle this other comprehensive income to profit or loss, subsequently.

(ii) Financial liabilities measured at amortized cost

Financial liabilities measured at amortized cost are recognised at fair value less cost less transaction cost upon initial recognition, and subsequently at amortized costs. The difference between the proceeds (net of transaction cost) and the redemption value is recognised in the statement of comprehensive income over the periods of the liabilities using the effective interest method.

Fees paid on the establishment of a loan facility are recognised as transaction costs of the loan, if the probability that some or all the facility will be drawn down is high. If, however, there is not enough evidence to conclude a draw-down of some or all the facility will occur, the fee is capitalized as a prepayment for liquidity services and amortized over the period of the facility to which it relates.

(18) Employee benefits

(i) Short-term employee benefits

Short-term employee benefits are employee benefits that are due to be settled wholly before 12 months after the end of the period in which the employees render the related service. When an employee has rendered service to the Bank during an accounting period, the Bank recognises the undiscounted amount of short-term employee benefits expected to be paid in exchange for that service.

(ii) Retirement benefits: defined contribution plans

A defined contribution plan is a pension plan under which the Bank pays fixed contributions into a separate fund. The Bank is no longer responsible for any foreseeable future liability after a certain amount or percentage of money is set aside for defined contribution plans. If the pension plan allows for early retirement, payments are recognised as employee benefits. If the contribution already paid exceeds the contribution due for service before the end of the reporting period, the Bank recognises that excess as an asset to the extent that the prepayment will lead to a reduction in future payments or a cash refund.

(iii) Retirement benefits: defined benefit plans

The Bank classifies all the pensions as defined benefit plans except defined contribution plans. The Bank’s net obligation in respect of defined benefit plans is calculated by estimating the amount of future benefit that

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

3. Significant Accounting Policies, Continued

employees have earned in the current and prior periods, discounting that amount and deducting the fair value of any plan assets. The calculation of defined benefit obligations is performed annually by a qualified actuary using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid and have terms to maturity like the terms of the related pension liability.

Remeasurements of the net defined benefit liabilities (assets), which comprise actuarial gains and losses, the return on plan assets (excluding interest) and the effect of the asset ceiling (if any, excluding interest), are recognised immediately in other comprehensive income.

(19) Provisions

Provisions are recognized when the Bank has a present legal or constructive obligation because of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.

(20) Financial guarantees

Financial guarantee contracts are contracts that require the issuer (the Bank) to make specified payments to reimburse the holder for a loss it incurs because a specified debtor fails to make payments when due, in accordance with the original or changed terms of a debt instrument. Financial guarantees are initially recognized in the financial statements at fair value on the date the guarantee was given. Subsequent to initial recognition, the Bank’s liabilities under such guarantees are measured at the higher of:

•	The amount determined in accordance with K-IFRS 1109 ‘Financial Instruments’ and

•	The initial amount recognized, less, when appropriate, cumulative amortization recognized in accordance with K-IFRS 1115 ‘Revenue from Contracts with Customers’.

(21) Securities under resale or repurchase agreements

Securities purchased under agreements to resell are recorded as other loans and receivables and the related interest from these securities is recorded as interest income; securities sold under agreements to repurchase are recorded as other borrowings, and the related interest from these securities is recorded as interest expense.

(22) Interest income and expense

Interest income and expense are recognized in profit or loss using the effective interest method. The effective interest method measures the amortized costs of financial instruments and allocates the interest income or expense during the related period.

Upon the calculation of the effective interest rate, the Bank estimates future cash flows by taking into consideration all contractual terms of the financial instrument, but not future credit loss. The calculation also reflects any fees or points paid or received, transaction costs and any related premiums or discounts. In the case that the cash flow and expected duration of a financial instrument cannot be estimated reliably, the effective interest rate is calculated by the contractual cash flow during the contract period.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

3. Significant Accounting Policies, Continued

Once an impairment loss has been recognized on a financial asset or a group of similar assets, subsequent interest income is recognized on the interest rate that was used to discount future cash flow for measuring the impairment loss.

(23) Fees and commission income

Fees and commission income and expense are classified as follows according to related regulations:

(i) Fees and commission from financial instruments

Fees and commission income and expense that are integral to the effective interest rate on a financial asset or liability are included in the measurement of the effective interest rate. It includes those related to evaluation of the borrowers’ financial status, guarantee, collateral, other agreements and related evaluation as well as business transaction, rewards for activities, such as document preparation and recording and setup fees incurred during issuance of financial liabilities. However, when financial instruments are classified as financial instruments at fair value through profit or loss, fees and commission are recognized as revenue upon initial recognition.

(ii) Fees and commission from services

Fees and commission income charged in exchange for services to be performed during a certain period of time such as asset management fees, consignment fees and assurance service fees are recognized as the related services are performed. When a loan commitment is not expected to result in the draw-down of a loan and K-IFRS 1039 ‘Financial Instrument: Recognition and Measurement’ is not applied for the commitment, the related loan commitment fees are recognized as revenue proportionally to time over the commitment period.

(iii) Fees and commission from significant transaction

Fees and commission from significant transactions, such as trading stocks and other securities, negotiation and mediation activities for third parties, for instance business transfer and takeover, are recognized when transactions are completed.

(24) Dividend income

Dividend income is recognized upon the establishment of the Bank’s right to receive the payment.

(25) Income tax expense

Income tax expense comprises current and deferred income tax. Current income tax and deferred income tax are recognized in profit or loss except to the extent that the tax arises from a transaction or event, which is recognized in other comprehensive income or directly in equity, or a business combination.

The Bank recognizes deferred income tax liabilities for all taxable temporary differences associated with investments in subsidiaries, associates, except to the extent that the Bank can control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. The Bank recognizes deferred income tax assets for all deductible temporary differences arising from investments in associates, to the extent that it is probable that the temporary difference will reverse in the foreseeable future and taxable profit will be available against which the temporary difference can be utilized.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

3. Significant Accounting Policies, Continued

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the reporting period when the assets are realized, or the liabilities settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The measurement of deferred income tax assets and liabilities reflects the income tax effects that would follow from the manner in which the Bank expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

The carrying amount of a deferred income tax asset is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow the benefit of part or all of that deferred income tax asset to be utilized.

Deferred income tax assets and liabilities are off-set only if the Bank has a legally enforceable right to off-set the related current income tax assets and liabilities, and the assets and liabilities relate to income tax levied by the same tax authority and are intended to be settled on a net basis.

(26) Accounting for trust accounts

The Bank, for financial reporting, differentiates trust assets from identifiable assets according to the Financial Investment Services and Capital Markets Act. Furthermore, the Bank receives trust fees from the application, management and disposal of trust assets, and appropriates such amounts for fees from trust accounts.

Meanwhile, in the case the fee from an unspecified principal or interests guaranteed money in trust does not meet the principal or interest amount, even after appropriating deficit with trust fees and special reserve, the Bank fills in the remaining deficit in the trust account and appropriates such amounts for losses on trust accounts.

(27) Regulatory reserve for credit losses

When the total sum of allowance for possible credit losses is lower than the amount prescribed in Article 29(1) of the Regulations on Supervision of Banking Business, the Bank records the difference as regulatory reserve for credit losses at the end of each reporting period.

In the case that the existing regulatory reserve for credit losses exceeds the amount needed to be set aside at the reporting date, the surplus may be reversed. Furthermore, in the case that undisposed deficit exists, regulatory reserve for credit losses is saved from the time the undisposed deficit is disposed.

(28) Earnings per share

The Bank represents its diluted and basic earnings per common share in the separate statement of comprehensive income. Basic earnings per share (EPS) is calculated by dividing net profit attributable to shareholders of the Bank by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share is calculated by adjusting net profit attributable to common shareholders of the Bank, considering dilution effects from all potential common shares, and the weighted average number of common shares outstanding.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

3. Significant Accounting Policies, Continued

(29) Corrections of errors

Prior period errors shall be corrected by retrospective restatement in the first set of financial statements authorised for issue after their discovery except to the extent that it is impracticable to determine either the period-specific effects or the cumulative effect of the error.

4. Cash and Due from Banks

(1)	Cash and due from banks as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023		December 31, 2022
Cash	~~W~~	65,574	70,525
Due from banks in Korean won:
Due from Bank of Korea		6,490,766	3,360,908
Other due from banks in Korean won		810,710	570,295

		7,301,476	3,931,203
Due from banks in foreign currencies / off-shores		7,996,120	7,537,078

	~~W~~	15,363,170	11,538,806

(2)	Restricted due from banks as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023		December 31, 2022
Reserve deposit	~~W~~	4,088,136	1,181,823
Deposit of monetary stabilization account		2,800,000	2,470,000
Others		375,600	405,682

	~~W~~	7,263,736	4,057,505

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

5. Securities Measured at FVTPL

(1)	Details of securities measured at fair value through profit or loss as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks	~~W~~	—	1,891,623	1,721,007
Equity investments		—	756,732	869,984
Beneficiary certificates		—	9,002,590	9,391,148
Government and public bonds		1,621,000	1,526,251	1,521,426
Financial bonds		280,000	279,617	281,704
Others		871	871	862

		1,901,871	13,457,684	13,786,131
Securities denominated in foreign currencies/off-shores:
Stocks		—	13,948	14,279
Equity investments		—	80,909	137,040
Beneficiary certificates		—	395,144	410,118
Debt securities		34,133	40,440	33,642

		34,133	530,441	595,079

	~~W~~	1,936,004	13,988,125	14,381,210

	December 31, 2022
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks	~~W~~	—	1,800,273	1,666,930
Equity investments		—	719,153	839,331
Beneficiary certificates		—	7,467,720	7,665,755
Government and public bonds		648,000	611,954	623,264
Financial bonds		403,000	401,715	401,127
Corporate bonds		10,470	10,470	10,392

		1,061,470	11,011,285	11,206,799
Securities denominated in foreign currencies/off-shores:
Stocks		—	13,407	13,784
Equity investments		—	66,367	109,011
Beneficiary certificates		—	649,641	622,312

		—	729,415	745,107

	~~W~~	1,061,470	11,740,700	11,951,906

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

5. Securities Measured at FVTPL, Continued

(2)	Securities measured at fair value through profit or loss with disposal restrictions as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023
Company	Number of shares	Carrying amount		Restricted period
National Happiness Fund Co., Ltd.	34,066	~~W~~	14,884	Undecided
SEMITECH Co., Ltd.	33,187		368	Undecided

	67,253	~~W~~	15,252

	December 31, 2022
Company	Number of shares	Carrying amount		Restricted period
National Happiness Fund	34,066	~~W~~	28,873	Undecided

6. Securities Measured at FVOCI

(1)	Details of securities measured at FVOCI as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks and equity investments	~~W~~	—	11,297,677	11,640,389
Government and public bonds		1,985,000	1,967,730	1,947,809
Financial bonds		1,810,000	1,797,682	1,800,478
Corporate bonds		5,502,287	5,498,518	5,329,078
Others		2,040,680	2,040,679	5,721,438

		11,337,967	22,602,286	26,439,192
Securities denominated in foreign currencies/off-shores:
Equity securities		—	497	1,582
Debt securities		10,909,918	11,050,147	10,182,077

		10,909,918	11,050,644	10,183,659
Loaned securities:
Loaned securities		30,000	29,778	29,040

	~~W~~	22,277,885	33,682,708	36,651,891

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

6. Securities Measured at FVOCI, Continued

	December 31, 2022
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks and equity investments	~~W~~	—	10,857,462	11,145,371
Government and public bonds		2,345,000	2,325,251	2,283,060
Financial bonds		2,690,000	2,673,516	2,657,525
Corporate bonds		7,086,079	7,083,618	6,781,202
Others		1,828,729	1,828,729	5,723,053

		13,949,808	24,768,576	28,590,211
Securities denominated in foreign currencies/off-shores:
Equity securities		—	495	1,631
Debt securities		9,808,493	9,976,279	9,093,077

		9,808,493	9,976,774	9,094,708
Loaned securities:
Debt securities		—	—	—

	~~W~~	23,758,301	34,745,350	37,684,919

Equity instruments that are acquired due to debt-to-equity swap, investment in kind and investment in ventures and small and medium-sized enterprises are designated as measured at FVOCI. The realized pre-tax income and loss on disposal of equity securities for the six-month periods ended June 30, 2023 and 2022 and ~~W~~25,153 million of gain and ~~W~~107,986 million of gain, respectively, which are directly recognized in retained earnings.

(2)	Changes in securities measured at FVOCI for the six-month periods ended June 30, 2023 and 2022 are as follows:

	2023		2022
Beginning balance	~~W~~	37,684,919	37,875,136
Acquisition		3,110,755	10,058,190
Disposal		(4,491,963)	(7,325,468)
Change due to amortization		8,627	(9,565)
Change in fair value		36,782	(1,701,035)
Reclassification		—	9,268
Foreign exchange differences		302,770	642,166
Others (*)		1	1,047

Ending balance	~~W~~	36,651,891	39,549,739

(*)

For the six-month period ended June 30, 2023, others represent the increase in securities measured at FVOCI including shares of Dae Yeong Metal Co., Ltd., Chew Young Roo Co., Ltd. For the six-month period ended June 30, 2022, others represent the increase in securities measured at FVOCI including ordinary shares of TETOS CO., LTD. and others acquired through exercise of stock warrants of the

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

6. Securities Measured at FVOCI, Continued

privately placed corporate bonds and shares of BUWON INDUSTRIAL CO., LTD. and EN TECHNOLOGIES INC. acquired in accordance with the rehabilitation plan under the Debtor Rehabilitation and Bankruptcy Act.

(3)	Securities measured at FVOCI with disposal restrictions in securities measured at FVOCI as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023
Company	Number of shares	Carrying amount		Restricted period
UAMCO., Ltd.	113,050	~~W~~	189,698	Undecided
High Gain Antenna Co., Ltd.	18,138		376	Undecided
Daehan Shipbuilding Co., Ltd.	231,459		3,024	Until August 31, 2023
Kumho Tire Co., Inc.	21,339,320		101,362	Until July 6, 2024 (*)

	21,701,967	~~W~~	294,460

(*)	From July 6, 2021, 50% of the shares may be sold every year.

	December 31, 2022
Company (*1)	Number of shares	Carrying amount		Restricted period
UAMCO., Ltd.	113,050	~~W~~	188,721	Undecided
High Gain Antenna Co., Ltd.	18,138		270	Undecided
Kumho Tire Co., Inc.	21,339,320		71,167	Until July 6, 2023 (*)
Daehan Shipbuilding Co., Ltd.	231,459		2,871	Until August 31, 2023

	21,701,967	~~W~~	263,029

(*)	From July 6, 2021, 50% of the shares may be sold every year.

(4)	Changes in the loss allowance in relation to securities measured at FVOCI for the six-month periods ended June 30, 2023 and 2022 are as follows:

	2023
	Lifetime expected credit loss
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	11,041	2,398	72,740	86,179
Transfer to 12-month expected credit loss		1,209	(1,209)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		—	—	—	—
Transfer to credit-impaired		—	—	—	—
Provision for loss allowance		4,658	(330)	275	4,603
Disposal		(137)	—	—	(137)
Foreign currency translation and others		132	183	344	659

Ending balance	~~W~~	16,903	1,042	73,359	91,304

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

6. Securities Measured at FVOCI, Continued

	2022
	Lifetime expected credit loss
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	11,661	3,120	71,668	86,449
Transfer to 12-month expected credit loss		156	(156)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(2,185)	2,185	—	—
Transfer to credit-impaired		—	—	—	—
Provision for loss allowance		829	334	439	1,602
Disposal		(371)	—	—	(371)
Foreign currency translation and others		1,820	(1,156)	983	1,647

Ending balance	~~W~~	11,910	4,327	73,090	89,327

7. Securities Measured at Amortized Cost

(1)	Securities measured at amortized cost as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023
	Amortized cost		Fair value
Securities denominated in Korean won:
Government and public bonds	~~W~~	3,123,852	3,123,852
Financial bonds		2,490,008	2,489,852
Corporate bonds		1,098,947	1,094,403

		6,712,807	6,708,107
Less: loss allowance		(4,700)

	~~W~~	6,708,107	6,708,107

	December 31, 2022
	Amortized cost		Fair value
Securities denominated in Korean won:
Government and public bonds	~~W~~	2,964,285	2,964,285
Financial bonds		2,961,887	2,961,788
Corporate bonds		429,921	429,811

		6,356,093	6,355,884
Less: loss allowance		(209)

	~~W~~	6,355,884	6,355,884

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

7. Securities Measured at Amortized Cost, Continued

(2)	Changes in securities measured at amortized cost for the six-month periods ended June 30, 2023 and 2022 are as follows:

	2023		2022
Beginning balance	~~W~~	6,355,884	2,968,877
Acquisition		1,732,183	1,507,687
Redemption		(1,395,000)	(772,000)
Change due to amortization		19,531	861
Impairment loss		(4,491)	—
Reversal of impairment losses		—	8

Ending balance	~~W~~	6,708,107	3,705,433

8. Loans Measured at FVTPL

(1)	Loans measured at FVTPL as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023			December 31, 2022
	Amortized cost		Fair value (Carrying amounts)	Amortized cost	Fair value (Carrying amounts)
Loans in Korean won:
Privately placed corporate bonds	~~W~~	439,594	508,887	459,064	541,811
Loans denominated in foreign currencies/off-shores:
Privately placed corporate bonds		2,798	—	—	—

		442,392	508,887	459,064	541,811

(2)	Gains (losses) related to loans measured at FVTPL for the six-month periods ended June 30, 2023 and 2022 are as follows:

	June 30, 2023			June 30, 2022
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Transaction gains (losses) on loans measured at FVTPL:
Transaction gains	~~W~~	4,217	5,707	76	1,035
Transaction losses		(3,828)	(4,082)	(1,557)	(3,189)

		389	1,625	(1,481)	(2,154)
Valuation gains (losses) on loans measured at FVTPL:
Valuation gains		(5,908)	3,750	(10,343)	5,591
Valuation losses		(10,544)	(15,375)	(73,347)	(78,660)

		(16,452)	(11,625)	(83,690)	(73,069)

	~~W~~	(16,063)	(10,000)	(85,171)	(75,223)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

9. Loans Measured at Amortized Cost

(1)	Loans measured at amortized cost and loss allowance for loan as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023			December 31, 2022
	Amortized cost		Fair value	Amortized cost	Fair value
Loans in Korean won:
Loans for working capital	~~W~~	67,429,612	66,429,557	69,723,242	68,263,234
Loans for facility development		57,757,737	56,158,316	60,391,588	58,443,101
Loans for households		162,665	159,117	183,676	175,347
Inter-bank loans		3,154,210	2,908,237	3,037,471	2,746,516

		128,504,224	125,655,227	133,335,977	129,628,198
Loans in foreign currencies:
Loans		28,866,117	28,789,445	27,770,598	27,462,025
Inter-bank loans		2,825,066	2,802,574	4,296,005	4,281,978
Off-shore loans		21,186,137	20,999,993	20,961,290	20,421,515

		52,877,320	52,592,012	53,027,893	52,165,518
Other loans:
Bills bought in foreign currency		1,803,585	1,767,462	2,275,189	2,252,927
Advances for customers on acceptances and guarantees		10,966	6,923	8,954	1,286
Privately placed corporate bonds		2,442,084	2,412,767	2,227,012	2,191,115
Others		6,602,860	6,475,705	11,157,205	11,000,638

		10,859,495	10,662,857	15,668,360	15,445,966

		192,241,039	188,910,096	202,032,230	197,239,682

Less:
Loss allowance for loan		(3,063,317)		(3,997,231)
Present value discount		(10,424)		(10,620)
Deferred loan origination costs and fees		22,945		21,224

	~~W~~	189,190,243		198,045,603

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

9. Loans Measured at Amortized Cost, Continued

(2)	Changes in loss allowance for loan for the six-month periods ended June 30, 2023 and 2022 are as follows:

	2023
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	289,254	2,340,836	1,367,141	3,997,231
Transfer to 12-month expected credit loss		73,175	(56,173)	(17,002)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(134,586)	168,934	(34,348)	—
Transfer to credit-impaired		(10,627)	(122,398)	133,025	—
Provision for (reversal of) loss allowance		269,291	(789,489)	(116,516)	(636,714)
Write-offs		—	—	(47,615)	(47,615)
Recovery		—	—	33,570	33,570
Disposal		—	—	(188,127)	(188,127)
Debt-to-equity swap		—	—	(99,205)	(99,205)
Foreign currency translation		4,887	15,152	6,576	26,615
Other		720	5,587	(28,745)	(22,438)

Ending balance	~~W~~	492,114	1,562,449	1,008,754	3,063,317

	2022
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	342,959	2,242,499	1,568,872	4,154,330
Transfer to 12-month expected credit loss		17,392	(17,075)	(317)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(188,032)	207,437	(19,405)	—
Transfer to credit-impaired		(33,567)	(137,812)	171,379	—
Provision for (reversal of) loss allowance		132,039	(70,240)	91,472	153,271
Write-offs		—	—	(92,696)	(92,696)
Recovery		—	—	19,970	19,970
Disposal		—	—	(148,282)	(148,282)
Debt-to-equity swap		—	—	(363,719)	(363,719)
Foreign currency translation		4,910	(21,366)	87,285	70,829
Other		586	3,500	(884)	3,202

Ending balance	~~W~~	276,287	2,206,943	1,313,675	3,796,905

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

9. Loans Measured at Amortized Cost, Continued

(3)	Gains (losses) related to loans measured at amortized cost for the three-month and six-month periods ended June 30, 2023 and 2022 are as follows:

	June 30, 2023			June 30, 2022
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Reversal of (provision for) loan allowance for loan	~~W~~	134,733	636,714	(497,671)	(153,271)
Gains on disposal of loan		11,341	11,341	21,516	21,516

	~~W~~	146,074	648,055	(476,155)	(131,755)

(4)	Changes in net deferred loan origination costs and fees for the six-month periods ended June 30, 2023 and 2022 are as follows:

	2023		2022
Beginning balance	~~W~~	21,224	16,425
New deferrals		9,314	9,011
Amortization		(7,593)	(6,257)

Ending balance	~~W~~	22,945	19,179

10. Derivative Financial Instruments

The Bank’s derivative financial instruments consist of trading derivatives and hedging derivatives, depending on the nature of each transaction. The Bank enters into hedging derivative transactions mainly for the purpose of hedging risk related to changes in fair values of the underlying assets and liabilities and future cash flows.

The Bank enters into trading derivative transactions such as futures, forwards, swaps and options for arbitrage transactions by speculating on the future value of the underlying asset. Derivatives held-for trading transactions include contracts with the Bank’s clients and its liquidation position.

For the purpose of hedging the exposure to the variability of fair values and cash flows of funds in Korean won by changes in interest rate, the Bank mainly uses interest swaps or currency swaps. The main counterparties are foreign financial institutions and local banks. In addition, to hedge the exposure to the variability of fair values of bonds in foreign currencies by changes in interest rate or foreign exchange rate, the Bank mainly uses interest swaps or currency swaps.

The Bank applies net investment hedge accounting by designating non-derivative financial instruments as hedging instruments and any gain or loss on the hedging instruments relating to the effective portion of the hedge is recognised in other comprehensive income and accumulated in the foreign currency translation reserve.

Gains and losses on the hedging instrument accumulated in the foreign currency translation reserve are reclassified to profit or loss on the disposal or partial disposal of the foreign operation.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

10. Derivative Financial Instruments, Continued

(1)	The notional amounts outstanding for derivative contracts and the carrying amounts of the derivative financial instruments as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023
	Notional amounts			Carrying amounts
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest rate:
Futures	~~W~~	—	546,532	—	—
Forwards		—	740,000	17,178	—
Swaps		303,987,639	303,987,639	1,470,272	2,089,130
Options		7,611,908	14,690,965	441,104	521,267

		311,599,547	319,965,136	1,928,554	2,610,397
Currency:
Forwards		53,468,442	35,668,512	1,887,767	605,885
Swaps		55,910,411	73,021,822	4,994,505	5,968,049
Options		207,424	209,417	1,835	1,971

		109,586,277	108,899,751	6,884,107	6,575,905
Stock:
Options		61,052	164,663	11,628	46
Allowance and other adjustments		—	—	(23,374)	(1,331)

		421,246,876	429,029,550	8,800,915	9,185,017
Hedging purpose derivative financial instruments:
Interest rate (*):
Swaps		34,951,545	34,951,545	56,671	530,334
Currency:
Swaps		11,006,351	11,167,904	229,714	721,539
Allowance and other adjustments		—	—	(54)	(3,600)

		45,957,896	46,119,449	286,331	1,248,273

	~~W~~	467,204,772	475,148,999	9,087,246	10,433,290

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

10. Derivative Financial Instruments, Continued

(*)	The expected maximum period for which derivative contracts, applied the cash flow hedge accounting, are exposed to risk of cash flow fluctuation is until April 29, 2025.

	December 31, 2022
	Notional amounts			Carrying amounts
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest rate
Futures	~~W~~	—	1,232,323	—	—
Forwards		—	50,000	1,384	—
Swaps		294,150,122	294,150,122	1,573,784	2,088,963
Options		7,881,911	14,728,387	473,586	536,364

		302,032,033	310,160,832	2,048,754	2,625,327
Currency
Forwards		50,944,418	37,554,484	2,432,523	1,307,942
Swaps		58,740,494	74,899,023	5,225,899	6,174,071
Options		330,066	329,052	1,991	6,452

		110,014,978	112,782,559	7,660,413	7,488,465
Stock
Options		48,904	493,689	12,762	6,003
Allowance and other adjustments		—	—	(112,903)	(1,447)

		412,095,915	423,437,080	9,609,026	10,118,348
Hedging purpose derivative financial instruments:
Interest rate (*)
Swaps		31,141,774	31,141,774	48,881	542,268
Currency
Swaps		10,217,257	10,417,222	136,596	660,189
Allowance and other adjustments		—	—	(48)	(3,803)

		41,359,031	41,558,996	185,429	1,198,654

	~~W~~	453,454,946	464,996,076	9,794,455	11,317,002

(*)	The expected maximum period for which derivative contracts, applied the cash flow hedge accounting, are exposed to risk of cash flow fluctuation is until April 29, 2025.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

10. Derivative Financial Instruments, Continued

(2)	The notional amounts outstanding for the hedging instruments by period as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Interest rate:
Notional amounts outstanding	~~W~~	803,858	295,639	6,643,797	20,418,778	6,789,473	34,951,545
Currency:
Notional amounts outstanding		1,141,240	326,020	2,522,969	5,785,572	1,230,550	11,006,351

	December 31, 2022
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Interest rate:
Notional amounts outstanding	~~W~~	—	1,629,878	4,135,405	20,411,219	4,965,272	31,141,774
Currency:
Notional amounts outstanding		310,198	175,155	2,851,071	5,790,132	1,090,701	10,217,257

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

10. Derivative Financial Instruments, Continued

(3)	Details of the balances of the hedging instruments by risk type as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023
	Notional amounts			Balances		Changes in fair value for the period
	Buy		Sell	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk:
Swaps	~~W~~	91,896	91,896	—	—	(753)
Fair value hedge accounting:
Interest rate risk:
Swaps		34,859,649	34,859,649	56,671	530,334	27,628
Currency risk:
Swaps		11,006,351	11,167,904	229,714	721,539	36,630

		45,866,000	46,027,553	286,385	1,251,873	64,258

	~~W~~	45,957,896	46,119,449	286,385	1,251,873	63,505

	December 31, 2022
	Notional amounts			Balances		Changes in fair value for 2022
	Buy		Sell	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk:
Swaps	~~W~~	88,711	88,711	—	—	5,044
Fair value hedge accounting:
Interest rate risk:
Swaps		31,053,063	31,053,063	48,881	542,268	(1,570,665)
Currency risk
Swaps		10,217,257	10,417,222	136,596	660,189	(610,843)

		41,270,320	41,470,285	185,477	1,202,457	(2,181,508)

	~~W~~	41,359,031	41,558,996	185,477	1,202,457	(2,176,464)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

10. Derivative Financial Instruments, Continued

(4)	Details of the balances of the hedged items by risk type as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023
	Carrying amounts			Change in value of the hedged item		Changes in fair value for the period	Cash flow hedge reserve
	Assets		Liabilities	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk:
Debt debentures	~~W~~	—	91,896	—	—	—	6,514
Fair value hedge accounting:
Interest rate risk:
Securities measured at FVOCI		4,951,553	—	5,630	—	(18,402)	—
Debt debentures		—	28,492,990	—	(1,921,958)	(9,604)	—
Other liabilities (Deposits, etc.)		—	110,254	—	(21,026)	1,271	—

		4,951,553	28,603,244	5,630	(1,942,984)	(26,735)	—

Currency risk:
Debt debentures		—	10,587,973	—	213,576	(33,435)	—

		4,951,553	39,191,217	5,630	(1,729,408)	(60,170)	—

	~~W~~	4,951,553	39,283,113	5,630	(1,729,408)	(60,170)	6,514

	December 31, 2022
	Carrying amounts			Change in value of the hedged item		Changes in fair value for 2022	Cash flow hedge reserve
	Assets		Liabilities	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk:
Debt debentures	~~W~~	—	88,711	—	—	—	7,240
Fair value hedge accounting:
Interest rate risk:
Securities measured at FVOCI		3,932,336	—	(314,591)	—	(313,189)	—
Debt debentures		—	25,497,582	—	(1,900,489)	1,890,055	—
Other liabilities (Deposits, etc.)		—	107,660	—	(19,070)	22,323	—

		3,932,336	25,605,242	(314,591)	(1,919,559)	1,599,189	—

Currency risk:
Debt debentures		—	9,816,395	—	(89,179)	611,221	—

		3,932,336	35,421,637	(314,591)	(2,008,738)	2,210,410	—

	~~W~~	3,932,336	35,510,348	(314,591)	(2,008,738)	2,210,410	7,240

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

10. Derivative Financial Instruments, Continued

(5)	Details of hedge ineffectiveness recognized in profit or loss from derivatives for the six-month periods ended June 30, 2023 and 2022 are as follows:

	2023		2022
Interest rate risk	~~W~~	893	14,120
Currency risk		3,195	(642)

	~~W~~	4,088	13,478

(6)

The summary of the amounts that have affected the statement of comprehensive income as a result of applying cash flow hedge accounting for the six-month periods ended June 30, 2023 and 2022 is as follows:

	2023
	Change in the value of the hedging instrument recognized in other comprehensive income		Hedge ineffectiveness recognized in profit or loss (*)	Amount reclassified from other comprehensive income to profit or loss (*)
Interest rate risk	~~W~~	(727)	(27)	—

(*)	Recognized in gains or losses related to hedging purpose derivatives.

	2022
	Change in the value of the hedging instrument recognized in other comprehensive income		Hedge ineffectiveness recognized in profit or loss (*)	Amount reclassified from other comprehensive income to profit or loss (*)
Interest rate risk	~~W~~	4,233	75	—

(*)	Recognized in gains or losses related to hedging purpose derivatives.

(7)	Details of net investments in foreign operations as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023
	Changes in fair value		Other comprehensive income for hedges of net investments in foreign operations
Currency (foreign exchange risk)	~~W~~	42,004	(138,877)

	December 31, 2022
	Changes in fair value		Other comprehensive income for hedges of net investments in foreign operations
Currency (foreign exchange risk)	~~W~~	67,754	(96,874)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

10. Derivative Financial Instruments, Continued

(8)	Details of hedging instruments in hedge of net investments in foreign operations as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023
	Carrying amount		Changes in fair value for the period	Change in the value of the hedging instrument recognized in other comprehensive income for the period	Hedge ineffectiveness recognized in profit or loss for the period
Debentures in foreign currencies	~~W~~	1,132,184	(42,004)	(42,004)	—

	December 31, 2022
	Carrying amount		Changes in fair value for the year	Change in the value of the hedging instrument recognized in other comprehensive income for the year	Hedge ineffectiveness recognized in profit or loss for the year
Debentures in foreign currencies	~~W~~	1,097,225	(67,754)	(67,754)	—

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

11. Investments in Subsidiaries and Associates

(1)	Investments in subsidiaries and associates as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023		December 31, 2022
Subsidiaries:
KDB Asia Ltd.	~~W~~	332,907	332,907
KDB Bank Europe Ltd.(*1)		140,181	125,452
KDB Ireland Ltd.		62,389	62,389
KDB Bank Uzbekistan Ltd.		47,937	47,937
Banco KDB Do Brazil S.A.(*2)		48,421	39,761
PT KDB Tifa Finance Tbk		85,288	85,288
KDB Silicon Valley LLC		118,615	118,615
KDB OCCASIO II, L.P.		93,102	22,096
KDB Synergy, L.P.		19,872	19,872
KDB Investment Co., Ltd.		70,000	70,000
KDB Biz Co., Ltd.		1,500	1,500
KDB Capital Corporation		597,290	597,290
Hanwha Ocean Co., Ltd. (priorly known as Daewoo Shipbuilding & Marine Engineering Co., Ltd.)(*3)		—	1,129,769
Korea BTL Financing 1		122,188	129,136
Korea Railroad Financing 1		75,794	78,715
Korea Education Financing		38,244	40,697
KDB Infrastructure Investment Asset Management Co., Ltd.		16,843	16,843
KDB Consus Value PEF(*4)		109,785	170,462
KDB-IAP OBOR PEF(*5)		—	—
Green Initiative 2nd Private Equity Fund		72,987	72,987
KDBC Co-investment Private Equity Fund		26,690	12,627
KDB Asia PEF		88,066	84,112
KDB Small Medium Mezzanine PEF		33,350	44,350
Corporate Liquidity Assistance Agency Co., Ltd.		1,000,000	1,000,000

		3,201,449	4,302,805

Associates:
Korea Electric Power Co., Ltd.		16,921,067	16,921,067
Korea Tourism Organization		337,286	337,286
Korea Infrastructure Financing 2 Co.		212,662	212,808
Korea Ocean Business Corporation		631,777	631,777
Korea Real Estate Board		58,492	58,492
Hanwha Ocean Co., Ltd. (priorly known as Daewoo Shipbuilding & Marine Engineering Co., Ltd.)(*3)		2,244,664	—
HMM Co., Ltd.(*6)		1,903,761	1,974,499
GM Korea Company(*7)		390,044	376,454
HANJIN KAL(*8)		367,465	352,761
Korean Airlines Co., Ltd.		330,477	330,477
Others(*9)		2,514,700	2,493,905

		25,912,395	23,689,526

	~~W~~	29,113,844	27,992,331

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

(*1)

The Bank recognized a reversal of impairment loss amounting to ~~W~~14,729 million for the period ended June 30, 2023 due to an increase in value in use resulting from the enhancement of expected cash flows from the shares held by the Bank. Additionally, the Bank recognized an impairment loss amounting to ~~W~~11,999 million for the year ended December 31, 2022.

(*2)

The Bank recognized a reversal of impairment losses amounting to ~~W~~8,659 million for the period ended June 30, 2023 and ~~W~~3,527 million for the year ended December 31, 2022 due to a decrease in value in use resulting from the decline in expected cash flows from the shares held by the Bank.

(*3)

Daewoo Shipbuilding & Marine Engineering Co., Ltd. changed its name to Hanwha Ocean Co., Ltd. as Hanwha Group acquired the status of a majority shareholder through a third-party allotment capital increase on May 24, 2023. The Bank changed the classification from a subsidiary to an associate due to the decrease in shareholding and recognized a reversal of impairment loss of ~~W~~1,114,895 million for the period ended June 30, 2023, due to the increase in the recoverable value of the shares held by the Bank. Additionally, the Bank recognized an impairment loss amounting to ~~W~~241,283 million for the year ended December 31, 2022.

(*4)

The Bank recognized impairment losses amounting to ~~W~~60,677 million due to a decrease in value in use resulting from the decline of expected cash flows from the shares held by the Bank for the period ended June 30, 2023. Additionally, the Bank recognized a reversal of impairment loss amounting to ~~W~~13,074 million for the year ended December 31, 2022.

(*5)

The decrease in the net asset value due to the decrease in the fair value of assets held prior to the previous year was considered as objective evidence of impairment and an impairment loss was recognized, resulting in a carrying value of “0”.

(*6)

The Bank recognized impairment losses amounting to ~~W~~70,738 million for the period ended June 30, 2023 and ~~W~~762,335 million for the years ended December 31, 2022, due to a decline in the recoverable value resulting from a decrease in fair value of the shares.

(*7)

The Bank recognized a reversal of impairment loss amounting to ~~W~~13,590 million for the period ended June 30, 2023 due to the increase in value in use based on the operating cash flow. Additionally, the Bank recognized an impairment loss amounting to ~~W~~6,281 million for the year ended December 31, 2022.

(*8)

The Bank recognized a reversal of impairment loss amounting to ~~W~~14,703 million for the period ended June 30, 2023 due to the increase in value in use based on the operating cash flow. Additionally, the Bank recognized an impairment loss amounting to ~~W~~147,239 million for the year ended December 31, 2022.

(*9)

The Bank recognized a reversal of impairment losses amounting to ~~W~~9,756 million for AJU PRIVATE EQUITY FUND NO.2 and 10 other companies for the year ended June 30, 2023. The Bank recognized ~~W~~16,082 million of impairment losses for AJU PRIVATE EQUITY FUND NO.2 and 14 other companies for the year ended December 31, 2022.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

(2) The market value of marketable investments in subsidiaries and associates as of June 30, 2023 and December 31, 2022 are as follows:

	Market value			Carrying amounts
	June 30, 2023		December 31, 2022	June 30, 2023	December 31, 2022
Korea Electric Power Co., Ltd.	~~W~~	4,351,446	4,604,929	16,921,067	16,921,067
HMM Co., Ltd.		1,907,607	1,978,446	1,903,761	1,974,499
HANJIN KAL		330,862	263,771	367,465	352,761
Korean Airlines Co., Ltd.		298,042	270,502	330,477	330,477
Hanwha Ocean Co., Ltd. (priorly known as Daewoo Shipbuilding & Marine Engineering Co., Ltd.)		2,252,131	1,132,039	2,244,664	1,129,769

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

(3)	The key financial information of subsidiaries and associates invested and ownership ratios as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Subsidiaries:
KDB Asia (HK) Ltd.	Hong Kong	December	Finance	~~W~~	3,643,846	2,953,395	690,451	155,847	35,147	58,842	100.00
KDB Bank Europe Ltd.	Hungary	December	Finance		1,179,538	1,039,329	140,209	57,745	18,106	24,581	100.00
KDB Ireland Ltd.	Ireland	December	Finance		1,073,944	941,074	132,870	36,194	4,202	8,721	100.00
KDB Bank Uzbekistan Ltd.	Uzbekistan	December	Finance		930,363	802,717	127,646	37,342	21,213	21,217	86.32
Banco KDB Do Brazil S.A.	Brazil	December	Finance		634,276	516,261	118,015	69,587	10,252	22,967	100.00
PT KDB Tifa Finance Tbk	Indonesia	December	Finance		143,233	45,139	98,094	6,957	1,952	9,339	84.65
KDB Silicon Valley LLC	USA	December	Finance		131,707	1,407	130,300	2,634	715	5,216	100.00
KDB OCCASIO II, L.P.	Cayman Islands	December	Financial investment		106,298	5,578	100,720	12,400	10,353	11,292	90.00
KDB Synergy, L.P.	Cayman Islands	December	Financial investment		19,416	25	19,391	21	(944)	(252)	100.00
KDB Capital Corporation	Korea	December	Specialized Credit Finance		9,409,450	7,934,733	1,474,717	365,631	128,699	129,838	99.92
Korea BTL Financing 1 (*2)	Korea	Semi- annually	Financial investment		312,557	201	312,356	8,017	5,648	5,648	41.67
Korea Railroad Financing 1 (*2)	Korea	Semi- annually	Financial investment		156,532	9	156,523	7,018	6,819	6,819	50.00
Korea Education Financing (*2)	Korea	Semi- annually	Financial investment		90,703	6	90,697	1,723	1,542	1,542	50.00
KDB Infrastructure Investment Asset Management Co., Ltd.	Korea	December	Asset management		60,995	7,610	53,385	19,175	9,282	9,282	84.16
KDB Investment Co., Ltd.	Korea	December	Finance		129,338	1,708	127,630	4,580	892	892	100.00
KDB Biz Co., Ltd.	Korea	December	Services		9,211	3,761	5,450	14,677	1,789	1,789	100.00
KDB Consus Value PEF	Korea	December	Financial investment		16,818,386	16,287,632	530,754	837,816	(91,055)	1,876,975	68.20
KDB-IAP OBOR PEF (*3)	Korea	December	Financial investment		60,956	67,942	(6,986)	—	(5,658)	(5,779)	33.52
KDB Asia PEF (*3)	Korea	December	Financial investment		224,803	178	224,625	—	(312)	22,500	50.00
KDB Small Medium Mezzanine PEF	Korea	December	Financial investment		87,865	92	87,773	2,555	2,229	2,229	66.67
Green Initiative 2nd Private Equity Fund (*3)	Korea	December	Financial investment		180,547	4,028	176,519	7,581	(6,569)	(6,569)	38.00
KDBC Co-investment Private Equity Fund	Korea	December	Financial investment		38,341	47	38,294	1,667	708	708	70.00
Corporate Liquidity Assistance Agency Co., Ltd.	Korea	December	Financial investment		2,818,703	1,755,292	1,063,411	34,756	(1,551)	(1,551)	100.00

Associates:
Korea Electric Power Co., Ltd.	Korea	December	Electricity Generation	~~W~~	236,422,893	201,350,005	35,072,888	41,216,517	(6,849,287)	(6,838,038)	32.90

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

	June 30, 2023
	Country	Fiscal year end	Industry	Assets	Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Korea Tourism Organization	Korea	December	Culture and Tourism	1,222,363	393,656	828,707	344,478	5,508	5,568	43.58
Korea Infrastructure Financing 2 Co.	Korea	December	administration Financial investment	888,853	76,989	811,864	80,374	77,024	77,024	26.67
Korea Ocean Business Corporation	Korea	December	Finance	11,786,734	4,348,006	7,438,728	198,553	(69,162)	48,611	21.78
Korea Real Estate Board	Korea	December	Appraisal	330,039	77,576	252,463	116,745	18,666	18,526	30.60
GM Korea Company (*4)	Korea	December	Manufacturing	6,578,914	4,666,560	1,912,354	6,018,182	196,847	196,847	17.02
HMM Co., Ltd.	Korea	December	Foreign cargo transportation	26,643,990	5,161,760	21,482,230	4,211,549	610,246	1,375,901	20.69
HANJIN KAL (*4)	Korea	December	Holding compnay	3,847,434	1,160,953	2,686,481	128,501	139,365	133,031	10.58
Korean Airlines Co., Ltd. (*4)	Korea	December	Air passenger transportation	29,568,998	19,972,469	9,596,529	7,469,369	588,272	563,710	3.32
Hanwha Ocean Co., Ltd. (priorly known as Daewoo Shipbuilding & Marine Engineering Co., Ltd.)	Korea	December	Manufacturing	13,640,746	11,308,539	2,332,207	3,260,536	(357,619)	(410,019)	27.55

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

	December 31, 2022
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Subsidiaries:
KDB Asia (HK) Ltd.	Hong Kong	December	Finance	~~W~~	3,660,944	3,029,336	631,608	218,171	53,881	75,373	100.00
KDB Bank Europe Ltd.	Hungary	December	Finance		1,197,124	1,082,057	115,067	101,071	7,415	(4,360)	100.00
KDB Ireland Ltd.	Ireland	December	Finance		985,414	861,265	124,149	54,874	7,036	11,258	100.00
KDB Bank Uzbekistan Ltd.	Uzbekistan	December	Finance		981,301	874,872	106,429	55,269	25,765	23,614	86.32
Banco KDB Do Brazil S.A.	Brazil	December	Finance		481,207	386,159	95,048	84,252	27,132	33,709	100.00
PT KDB Tifa Finance Tbk	Indonesia	December	Finance		130,098	41,343	88,755	13,738	5,284	2,639	84.65
KDB Silicon Valley LLC	USA	December	Finance		126,606	1,522	125,084	2,237	(1,055)	7,105	100.00
KDB OCCASIO II, L.P.	USA	December	Finance		60,554	49,495	11,059	20	(16,446)	(15,908)	90.00
KDB Synergy, L.P.	USA	December	Finance		19,643	—	19,643	—	(596)	(328)	100.00
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	December	Manufacturing		12,235,665	11,490,693	744,972	4,860,150	(1,744,778)	(1,472,612)	55.68
Sam Woo Heavy Industries Co., Ltd. (*1)	Korea	December	Manufacturing		268,614	264,893	3,721	121,249	(10,237)	(9,681)	100.00
KDB Capital Corporation	Korea	December	Specialized Credit Finance		8,792,535	7,427,546	1,364,989	542,270	135,968	136,090	99.92
Korea BTL Financing 1 (*2)	Korea	Semi- annually	Financial investment		329,286	215	329,071	14,607	11,773	11,773	41.67
Korea Railroad Financing 1 (*2)	Korea	Semi- annually	Financial investment		158,318	9	158,309	7,492	(3,569)	(3,569)	50.00
Korea Education Financing (*2)	Korea	Semi- annually	Financial investment		95,445	7	95,438	9,675	9,442	9,442	50.00
KDB Infrastructure Investment Asset Management Co., Ltd.	Korea	December	Asset management		70,706	10,403	60,303	39,151	19,057	19,104	84.16
KDB Investment Co., Ltd.	Korea	December	Finance		152,004	19,866	132,138	84,468	54,032	54,034	100.00
KDB Biz Co., Ltd.	Korea	December	Services		6,899	3,238	3,661	26,291	325	624	100.00
KDB Consus Value PEF	Korea	December	Financial investment		17,083,463	16,587,729	495,735	1,331,031	(76,437)	(24,360)	68.20
KDB-IAP OBOR PEF (*3)	Korea	December	Financial investment		58,878	60,084	(1,206)	—	(1,024)	(1,017)	33.52
KDB Asia PEF (*3)	Korea	December	Financial investment		194,389	172	194,217	1	(494)	20,532	50.00
KDB Small Medium Mezzanine PEF	Korea	December	Financial investment		96,666	122	96,544	4,620	3,432	3,432	66.67
Green Initiative 2nd Private Equity Fund (*3)	Korea	December	Financial investment		190,404	5,316	185,088	2	(5,795)	(5,795)	38.00
KDBC Co-investment Private Equity Fund	Korea	December	Financial investment		17,522	27	17,495	—	(544)	(544)	70.00
Corporate Liquidity Assistance Agency Co., Ltd.	Korea	December	Financial investment		3,280,515	2,215,553	1,064,962	90,631	32,625	32,625	100.00

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

	December 31, 2022
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)

Associates:
Korea Electric Power Co., Ltd.	Korea	December	Electricity Generation	~~W~~	234,804,994	192,804,738	42,000,256	71,257,863	(24,429,108)	(23,182,239)	32.90
Korea Tourism Organization	Korea	December	Culture and Tourism administration		1,201,900	393,608	808,292	737,973	(28,798)	(8,610)	43.58
Korea Infrastructure Financing 2 Co.	Korea	December	Financial investment		829,121	65,397	763,724	62,465	19,105	19,105	26.67
Korea Ocean Business Corporation	Korea	December	Finance		11,782,946	4,393,822	7,389,124	324,012	(1,986,514)	(1,915,571)	21.78
Korea Real Estate Board	Korea	December	Appraisal		288,236	49,791	238,445	215,197	11,583	19,805	30.60
GM Korea Company (*4)	Korea	December	Manufacturing		5,916,955	4,503,620	1,413,335	9,013,561	282,760	282,760	17.02
HMM Co., Ltd.	Korea	December	Foreign cargo transportation		25,973,455	5,285,543	20,687,912	18,582,770	10,085,271	10,655,184	20.69
HANJIN KAL (*4)	Korea	December	Holding compnay		3,915,078	1,339,021	2,576,057	200,336	659,568	851,925	10.58
Korean Air Lines Co., Ltd. (*4)	Korea	December	Air passenger transportation		28,997,701	19,705,241	9,292,460	14,096,095	1,728,363	2,268,959	3.32

(*1)

The Bank consolidates the investees which were subsidiaries of Daewoo Shipbuilding & Marine Engineering Co., Ltd. as the Bank has had control over the investees through the commencement of the administrative proceeding since the past.

(*2)

The investees are financed by the Bank and managed by KDB Infrastructure Investments Asset Management Co., Ltd. They were included in the scope of consolidation even though the Bank holds less than half of the voting rights because the Bank is exposed to variable returns and has the ability to affect those returns through its power over the investee.

(*3)

Although the Bank’s shareholding in the investee is less than 50%, it controls the investee since it is exposed, or has right to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee.

(*4)	Although the Bank’s shareholding is less than 20%, the Bank has significant influence considering the right to elect the investees’ directors and the Bank classifies the companies as associates.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

12. Property and Equipment

Changes in property and equipment for the six-month periods ended June 30, 2023 and 2022 are as follows:

				2023
	January 1, 2023		Acquisition/ depreciation	Disposal	Reclassifi- cation	Foreign exchange differences	June 30, 2023
Acquisition cost:
Land	~~W~~	301,959	—	—	4,678	—	306,637
Buildings and structures		627,664	1,159	—	4,327	—	633,150
Leasehold improvements		44,856	47	(730)	625	658	45,456
Vehicles		719	—	(140)	—	7	586
Equipment		60,156	1,626	(519)	—	133	61,396
Construction in progress		—	2,791	—	(2,791)	—	—
Right-of-use assets (Real estate)		126,035	27,022	(27,199)	—	1,715	127,573
Right-of-use assets (Vehicles)		7,977	10,436	(1,464)	—	(8,523)	8,426
Right-of-use assets (Others)		93	—	—	—	3	96
Others		157,730	5,365	(453)	—	188	162,830

		1,327,189	48,446	(30,505)	6,839	(5,819)	1,346,150
Accumulated depreciation:
Buildings and structures (*)		233,783	9,595	—	2,495	—	245,873
Leasehold improvements		36,391	1,400	(731)	—	432	37,492
Vehicles		628	36	(141)	—	5	528
Equipment (*)		47,728	2,278	(491)	—	71	49,586
Right-of-use assets (Real estate)		45,968	16,677	(18,633)	—	410	44,422
Right-of-use assets (Vehicles)		4,154	1,243	(1,437)	—	8	3,968
Right-of-use assets (Others)		9	20	—	—	1	30
Others		140,971	4,612	(414)	—	113	145,282

		509,632	35,861	(21,847)	2,495	1,040	527,181
Accumulated impairment losses:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

	~~W~~	812,173	12,585	(8,658)	4,344	(6,859)	813,585

(*)	The amounts include government grants.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

12. Property and Equipment, Continued

	2022
	January 1, 2022		Acquisition/ depreciation	Disposal	Reclassifi- cation	Foreign exchange differences	June 30, 2022
Acquisition cost:
Land	~~W~~	302,959	—	(55)	(903)	—	302,001
Buildings and structures		628,393	783	(1,979)	(1,254)	—	625,943
Leasehold improvements		40,637	2,308	(96)	473	80	43,402
Vehicles		769	—	—	—	39	808
Equipment		59,812	1,237	(2,350)	—	157	58,856
Construction in progress		34	738	—	(772)	—	—
Right-of-use assets (Real estate)		162,089	35,825	(85,641)	—	4,875	117,148
Right-of-use assets (Vehicles)		7,447	1,328	(2,081)	—	54	6,748
Right-of-use assets (Others)		29	15	(29)	—	—	15
Others		154,052	1,759	(248)	—	257	155,820

		1,356,221	43,993	(92,479)	(2,456)	5,462	1,310,741
Accumulated depreciation:
Buildings and structures (*)		217,027	8,741	—	(577)	—	225,191
Leasehold improvements		34,621	1,523	(600)	—	(127)	35,417
Vehicles		616	34	—	—	27	677
Equipment (*)		45,395	2,250	(2,175)	—	115	45,585
Right-of-use assets (Real estate)		48,501	14,642	(16,391)	—	1,587	48,339
Right-of-use assets (Vehicles)		4,279	1,052	(2,171)	—	38	3,198
Right-of-use assets (Others)		29	—	(29)	—	—	—
Others		128,212	7,417	(225)	—	161	135,565

		478,680	35,659	(21,591)	(577)	1,801	493,972
Accumulated impairment losses:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

	~~W~~	872,157	8,334	(70,888)	(1,879)	3,661	811,385

(*)	The amounts include government grants.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

13. Investment Property

Changes in investment property for the six-month periods ended June 30, 2023 and 2022 are as follows:

	2023
	January 1, 2023		Acquisition/ depreciation	Reclassification	June 30, 2023
Acquisition cost:
Land	~~W~~	61,008	—	(4,678)	56,330
Buildings and structures		59,414	—	(2,161)	57,253

		120,422	—	(6,839)	113,583
Accumulated depreciation:
Buildings and structures		35,734	1,381	(2,495)	34,620
Accumulated impairment losses:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

	~~W~~	81,713	(1,381)	(4,344)	75,988

	2022
	January 1, 2022		Acquisition/ depreciation	Reclassification	June 30, 2022
Acquisition cost:
Land	~~W~~	60,593	—	903	61,496
Buildings and structures		58,388	—	1,553	59,941

		118,981	—	2,456	121,437
Accumulated depreciation:
Buildings and structures		33,146	1,116	577	34,839
Accumulated impairment losses:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

	~~W~~	82,860	(1,116)	1,879	83,623

The fair value of the Bank’s investment property, as determined based on valuation by an independent appraiser, amounts to ~~W~~93,819 million and ~~W~~99,084 million as of June 30, 2023 and December 31, 2022, respectively. Additionally, fair value of investment in property is classified as level 3 according to the fair value hierarchy in Note 44.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

14. Intangible Assets

Changes in intangible assets for the six-month periods ended June 30, 2023 and 2022 are as follows:

	2023
	January 1, 2023		Acquisition	Disposal	Amortization	Foreign exchange differences	June 30, 2023
Development expense	~~W~~	87,593	6,047	—	(22,073)	12	71,579
Equipment usage right		452	—	—	(25)	15	442
Other deposits provided		11,789	—	(267)	—	32	11,554
Others		18,655	1,999	—	(5,132)	52	15,574

	~~W~~	118,489	8,046	(267)	(27,230)	111	99,149

	2022
	January 1, 2022		Acquisition	Disposal	Amortization	Foreign exchange differences	June 30, 2022
Development expense	~~W~~	119,775	2,053	—	(22,176)	13	99,665
Equipment usage right		472	—	—	(24)	36	484
Other deposits provided		11,922	—	—	—	13	11,935
Others		15,530	2,466	—	(4,921)	45	13,120

	~~W~~	147,699	4,519	—	(27,121)	107	125,204

15. Other Assets

Other assets as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023		December 31, 2022
Accounts receivable	~~W~~	14,114,209	2,747,057
Unsettled domestic exchange receivables		1,744,078	3,747,333
Accrued income		996,795	914,618
Guarantee deposits		355,782	315,563
Financial guarantee asset		43,810	25,826
Prepaid expenses		17,955	18,374
Advance payments		8,527	9,036
Others		24,668	12,102

		17,305,824	7,789,909
Loss allowance for other assets		(76,940)	(75,323)
Present value discount		(4,124)	(3,369)

	~~W~~	17,224,760	7,711,217

The carrying amounts of financial assets included in other assets above amounted to ~~W~~17,184,105 million and ~~W~~7,676,612 million as of June 30, 2023 and December 31, 2022, respectively, and their fair value amounted to ~~W~~17,179,268 million and ~~W~~7,674,324 million as of June 30, 2023 and December 31, 2022, respectively.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

16. Financial Liabilities Measured at FVTPL

(1)	Financial liabilities designated at fair value through profit or loss as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023		December 31, 2022
Debentures	~~W~~	1,239,189	1,131,310
Deposits		368,521	338,414

	~~W~~	1,607,710	1,469,724

Changes in fair value of structured debentures and deposits which hedge accounting are applied, are recognized in profit or loss, but structured debentures with no hedge accounting applied to, are measured at amortized costs. Therefore, such structured debentures and deposits, not applied to hedge accounting, have been designated at FVTPL to eliminate mismatch in measurements of accounting profit and loss.

(2)

The difference between the carrying amount and contractual cash flow amount of financial liabilities designated at fair value through profit or loss as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023		December 31, 2022
Carrying amount	~~W~~	1,607,710	1,469,724
Contractual cash flow amounts		2,220,688	2,101,133

Difference	~~W~~	(612,978)	(631,409)

17. Deposits

Deposits as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023			December 31, 2022
	Amortized cost		Fair value	Amortized cost	Fair value
Deposits in Korean won:
Demand deposits	~~W~~	135,933	135,933	123,617	123,617
Time and savings deposits		51,725,975	51,718,734	54,389,265	54,328,886
Certificates of deposit		985,342	986,373	757,471	758,937

		52,847,250	52,841,040	55,270,353	55,211,440
Deposits in foreign currencies:
Demand deposits		912,007	911,452	1,312,008	1,312,057
Time and savings deposits		6,068,425	6,061,366	3,955,130	3,949,240
Certificates of deposit		6,404,554	6,378,313	6,187,960	6,195,534

		13,384,986	13,351,131	11,455,098	11,456,831
Off-shore deposits in foreign currencies:
Demand deposits		893,384	893,384	835,904	835,904
Certificates of deposit		248,897	248,868	765,301	765,794

		1,142,281	1,142,252	1,601,205	1,601,698

	~~W~~	67,374,517	67,334,423	68,326,656	68,269,969

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

18. Borrowings

(1)	Borrowings as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	0.20	3.81	~~W~~	4,866,337	4,802,075
Borrowings in foreign currencies	0.19	7.24		14,149,856	14,103,142
Off-shore borrowings in foreign currencies	2.34	5.53		4,598,664	4,561,343
Others	0.05	5.64		2,496,879	2,494,119

				26,111,736	25,960,679

Deferred borrowing costs				(200)

			~~W~~	26,111,536

	December 31, 2022
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	—	3.23	~~W~~	4,551,011	4,507,549
Borrowings in foreign currencies	0.06	6.57		14,220,220	14,148,918
Off-shore borrowings in foreign currencies	0.16	5.16		5,205,830	5,157,170
Others	0.05	3.25		1,452,656	1,453,711

				25,429,717	25,267,348

Deferred borrowing costs				(473)

			~~W~~	25,429,244

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

18. Borrowings, Continued

(2)	Borrowings in Korean won before adjusting for gains and losses on deferred borrowing costs as of June 30, 2023 and December 31, 2022 are as follows:

Lender	Classification	Annual interest rate (%)	June 30, 2023		December 31, 2022

Ministry of Economy and Finance	Borrowings from government fund(*)	3.01 ~ 3.06	~~W~~	85,567	93,155

Korea SMEs and Startups Agency	Borrowings from small and medium enterprise promotion fund	1.56 ~ 3.81		64,657	57,569

Ministry of Culture, Sports and Tourism	Borrowings from tourism promotion fund	1.26 ~ 3.01		3,285,764	3,182,920

Korea Energy Agency	Borrowings from fund for rational use of energy	0.50 ~ 1.75		266,421	268,659

Local governments	Borrowings from local small and medium enterprise promotion fund	0.20 ~ 3.69		23,945	27,167

The Bank of Korea	Borrowings from Bank of Korea	0.25 ~ 2.00		395,186	375,350

Others	Borrowings from petroleum enterprise fund and others	1.55 ~ 2.80		744,797	546,191

			~~W~~	4,866,337	4,551,011

(*)	Borrowings from government fund are subordinated borrowings.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

18. Borrowings, Continued

(3)	Borrowings and off-shore borrowings in foreign currencies before adjusting for gains and losses on deferred borrowing costs as of June 30, 2023 and December 31, 2022 are as follows:

Lender	Classification	Annual interest rate (%)	June 30, 2023		December 31, 2022

Mizuho and others	Bank loans from foreign funds	5.67 ~ 6.11	~~W~~	1,706,640	1,394,030

Ministry of Strategy and Finance	Exchange equalization fund borrowings in foreign currencies	5.94 ~ 6.22		24,366	120,761

Central Bank of the Republic Uzbekistan and others	Off-shore short term borrowings	3.39 ~ 5.53		3,073,299	3,682,012

China Development Bank and others	Off-shore long term borrowings	2.34 ~ 5.52		1,525,365	1,523,818

Others	Short-term borrowings in foreign currencies	0.19 ~ 7.24		11,694,828	12,150,612

	Long term borrowings in foreign currencies	0.41 ~ 7.19		724,022	554,817

			~~W~~	18,748,520	19,426,050

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

19. Debentures

Details of debentures as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Debentures in Korean won:
Debentures	0.93	6.60	~~W~~	109,973,207	108,583,889
Discount on debentures				(152,410)
Valuation adjustment for fair value hedges				(402,014)

				109,418,783
Debentures in foreign currencies:
Debentures	0.38	10.87		22,966,539	23,294,914
Discount on debentures				(40,739)
Premium on debentures				72
Valuation adjustment for fair value hedges				(968,298)

				21,957,574
Off-shore debentures:
Debentures	—	11.15		19,243,173	18,969,053
Discount on debentures				(55,903)
Valuation adjustment for fair value hedges				(338,070)

				18,849,200

			~~W~~	150,225,557	150,847,856

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

19. Debentures, Continued

	December 31, 2022
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Debentures in Korean won:
Debentures	0.88	6.60	~~W~~	121,351,724	118,883,372
Discount on debentures				(334,416)
Valuation adjustment for fair value hedges				(419,107)

				120,598,201
Debentures in foreign currencies:
Debentures	0.05	10.87		20,910,800	21,072,312
Discount on debentures				(37,691)
Premium on debentures				91
Valuation adjustment for fair value hedges				(1,000,475)

				19,872,725
Off-shore debentures:
Debentures	—	11.15		18,859,840	18,272,508
Discount on debentures				(48,784)
Valuation adjustment for fair value hedges				(570,086)

				18,240,970

			~~W~~	158,711,896	158,228,192

20. Net Defined Benefit Assets

The Bank implements a defined benefit retirement pension plan based on employee compensation benefits and service periods. The plan assets are in trusts with Kookmin Bank, Samsung Life Insurance Co., Ltd., etc.

(1)	Details of net defined benefit assets as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023		December 31, 2022
Present value of defined benefit obligation	~~W~~	358,006	354,703
Fair value of plan assets		(434,342)	(442,473)

Net defined benefit assets	~~W~~	(76,336)	(87,770)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

20. Net Defined Benefit Assets, Continued

(2)	Changes in net defined benefit liabilities (assets) for the six-month periods ended June 30, 2023 and 2022 are as follows:

	2023
	Present value of defined benefit obligation		Fair value of plan assets	Net defined benefit liabilities
Beginning balance	~~W~~	354,703	(442,473)	(87,770)
Current service costs		14,181	—	14,181
Interest expense (income)		9,110	(11,575)	(2,465)
Benefits paid by the plan		(19,988)	19,706	(282)

Ending balance	~~W~~	358,006	(434,342)	(76,336)

	2022
	Present value of defined benefit obligation		Fair value of plan assets	Net defined benefit liabilities
Beginning balance	~~W~~	391,015	(400,368)	(9,353)
Current service costs		18,750	—	18,750
Interest expense (income)		5,898	(6,033)	(135)
Past service costs		49,673	—	49,673
Benefits paid by the plan		(29,219)	17,369	(11,850)
Others		(33)	—	(33)

Ending balance	~~W~~	436,084	(389,032)	47,052

(3)	Fair value of plan assets for each type as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023			December 31, 2022
	Quoted market prices		Unquoted market prices	Quoted market prices	Unquoted market Prices
Due from banks	~~W~~	—	434,342	—	442,473

(4)	Defined benefit costs recognized in profit or loss for the three-month and six-month periods ended June 30, 2023 and 2022 are as follows:

	June 30, 2023			June 30, 2022
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Current service costs	~~W~~	7,087	14,181	9,415	18,750
Interest expense, net		(1,233)	(2,465)	(67)	(135)
Past service costs		—	—	—	49,673

	~~W~~	5,854	11,716	9,348	68,288

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

20. Net Defined Benefit Assets, Continued

(5)	The principal actuarial assumptions used as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023	December 31, 2022
Discount rate (%)	5.35	5.35
Future salary increasing rate (%)	5.50	5.50

(6)	The present value sensitivity of defined benefit obligation as changes in principal actuarial assumptions as of December 31, 2022 is as follows:

Sensitivity
	1% increase in assumption	1% decrease in assumption
Discount rate	8.09% decrease	9.36% increase
Future salary increasing rate	9.25% increase	8.15% decrease

(7)	The weighted average duration of defined benefit obligation is 9.63 years as of December 31, 2022.

21. Provisions

(1)	Details of provisions as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023		December 31, 2022
Provision for unused commitments	~~W~~	396,547	431,390
Provision for financial guarantee		58,470	42,741
Provision for payment guarantees		593,039	953,425
Provision for possible losses from lawsuits		168	239
Provision for restoration		13,850	14,206
Other provision		3,391	6,029

	~~W~~	1,065,465	1,448,030

(2) Changes in provision for unused commitments for the six-month periods ended June 30, 2023 and 2022 are as follows:

	2023
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	121,771	300,309	9,310	431,390
Transfer to 12-month expected credit loss		22,814	(16,639)	(6,175)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(12,443)	55,758	(43,315)	—
Transfer to credit-impaired		—	(4,220)	4,220	—
Impairment loss (gain)		(30,899)	(50,417)	42,206	(39,110)
Foreign currency translation		2,283	68	1,916	4,267

Ending balance	~~W~~	103,526	284,859	8,162	396,547

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

21. Provisions, Continued

	2022
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	332,151	327,085	7,865	667,101
Transfer to 12-month expected credit loss		134,189	(134,189)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(21,442)	22,356	(914)	—
Transfer to credit-impaired		(926)	(4,650)	5,576	—
Impairment loss (gain)		(281,197)	102,037	(2,929)	(182,089)
Foreign currency translation		23,994	3,294	337	27,625

Ending balance	~~W~~	186,769	315,933	9,935	512,637

(3)	Changes in provision for financial guarantee for the six-month periods ended June 30, 2023 and 2022 are as follows:

	2023
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	661	36,682	5,398	42,741
Transfer to 12-month expected credit loss		802	(553)	(249)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(56)	121	(65)	—
Transfer to credit-impaired		—	(8,418)	8,418	—
Impairment loss (gain)		1,686	15,665	(1,622)	15,729

Ending balance	~~W~~	3,093	43,497	11,880	58,470

	2022
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	2,721	31,427	38,272	72,420
Transfer to 12-month expected credit loss		222	(222)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(758)	1,755	(997)	—
Transfer to credit-impaired		(149)	(234)	383	—
Impairment loss (gain)		144	4,528	(31,550)	(26,878)

Ending balance	~~W~~	2,180	37,254	6,108	45,542

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

21. Provisions, Continued

(4)	Changes in provision for payment guarantees for the six-month periods ended June 30, 2023 and 2022 are as follows:

	2023
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	64,150	537,255	352,020	953,425
Transfer to 12-month expected credit loss		193,158	(133,509)	(59,649)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired exposures		(12,652)	99,180	(86,528)	—
Transfer to credit-impaired exposures		—	(1,883)	1,883	—
Impairment gain		(3,831)	(183,453)	(201,872)	(389,156)
Foreign currency translation		12,180	16,422	168	28,770

Ending balance	~~W~~	253,005	334,012	6,022	593,039

	2022
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	179,232	199,694	378,695	757,621
Transfer to 12-month expected credit loss		154,095	(154,095)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired exposures		(211,620)	212,910	(1,290)	—
Transfer to credit-impaired exposures		(1,056)	(4,169)	5,225	—
Impairment loss		157,571	264,413	71,637	493,621
Foreign currency translation		10,646	18,577	16,936	46,159

Ending balance	~~W~~	288,868	537,330	471,203	1,297,401

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

21. Provisions, Continued

(5)	Changes of lawsuit provision and other provision for the six-month periods ended June 30, 2023 and 2022 are as follows:

	2023
	Lawsuit provision		Provision for restoration	Other provision
Beginning balance	~~W~~	239	14,206	6,029
Decrease of provision		(4)	(544)	—
Provision used and others		(67)	188	(2,638)

Ending balance	~~W~~	168	13,850	3,391

	2022
	Lawsuit provision		Provision for restoration	Other provision
Beginning balance	~~W~~	1,731	14,620	54,037
Decrease of provision		(1,492)	(1,244)	—
Provision used and others		—	1,741	(43,962)

Ending balance	~~W~~	239	15,117	10,075

(6)	Provision for payment guarantees and financial guarantee

Confirmed acceptances and guarantees, unconfirmed acceptances and guarantees and bills endorsed are not recognized on the statement of financial position, but are disclosed as off-statement of financial position items in the notes to the financial statements. The Bank provides a provision for such off-statement of financial position items, applying a Credit Conversion Factor (“CCF”) and provision rates under the Bank’s expected credit loss model, and records the provision as a reserve for expected credit losses on acceptances and guarantees.

In the case of financial guarantee contracts, when the amount calculated using the same method as above is greater than the initial amount less amortization of fees recognized, the difference is recorded as provision for financial guarantee.

(7)	Provision for unused commitments

The Bank records a provision for a certain portion of unused credit lines which is calculated using a CCF as provision for unused commitments applying provision rates under the Bank’s expected credit loss model.

(8)	Provision for possible losses from lawsuits

As of June 30, 2023, the Bank is involved in 10 lawsuits as a plaintiff and 20 lawsuits as a defendant. The aggregate amounts of claims as a plaintiff and a defendant amounted to ~~W~~142,121 million and ~~W~~205,346 million, respectively. The Bank provided a provision against contingent loss from pending lawsuits as of June 30, 2023 and additional losses may be incurred depending on the result of pending lawsuits.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

21. Provisions, Continued

Major lawsuits in progress as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023
	Contents	Amounts		Status of lawsuit
Plaintiff:
Korea Trade Insurance Corporation and one other	Claim for guarantee insurance	~~W~~	136,538	1st and 2nd trial ruled against the Bank; 3rd trial in progress
Hyunjin Construction Co., Ltd.	Transfer of the absence of a lien		3,088	Retrial in progress
Hana Bank and 6 others	Claim for undue benefit		1,637	1st trial ruled against the Bank; 2nd trial in progress

Defendant:
Shinhan Bank and one other	Claim for damages		58,474	1st trial in progress
169 individuals	Claim for salaries		42,267	1st trial ruled in favor of the Bank; 2nd trial in progress
Dongbu Corporation	Claim for nullity of table of rehabilitation creditor		33,997	1st trial ruled in favor of the Bank; 2nd trial ruled against the Bank; 3rd trial in progress
Dongbu Corporation	Claim for objection of request (participation to support)		19,658	1st trial in progress
Woori Bank	Claim for profit and loss settlement		14,500	1st and 2nd trial ruled against the Bank; 3rd trial in progress
Export-Import Bank of Korea	Claim for undue benefit and others		8,929	1st trial ruled in favor of the Bank; 2nd trial in progress
One individual	Claim for cancellation of pledge		8,610	1st trial in progress

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

21. Provisions, Continued

	December 31, 2022
	Contents	Amounts		Status of lawsuit
Plaintiff:
Korea Trade Insurance Corporation and one other	Claim for guarantee insurance	~~W~~	136,538	1st, 2nd trial ruled against the Bank; 3rd trial in progress
KAMCO 1st JV Securitization Specialty Co., Ltd.	Transfer of claim		8,792	1st, 2nd trial ruled partially in favor of the Bank; 3rd trial in progress
Hana Bank and 6 others	Claim for undue benefit		1,647	1st trial ruled against the Bank, 2nd trial in progress
e-RAP KOREA Co., Ltd. and one other	Claim for loans (participate in succession)		1,238	1st trial in progress

Defendant:
Shinhan Bank and one other	Claim for damages		58,474	1st trial in progress
169 individuals including Mr. Kim	Claim for wage		36,573	1st trial ruled in favor of the Bank, 2nd trial in progress
Dongbu Corporation	Claim for nullity of table of rehabilitation creditor		33,997	1st trial ruled in favor of the Bank; 2nd trial ruled against the Bank; 3rd trial in progress
Woori Bank	Claim for profit and loss settlement		21,246	1st, 2nd trial ruled against the Bank
Dongbu Corporation	Claim for objection of request (participation to support)		19,658	1st trial in progress
Export-Import Bank of Korea	Claim for undue benefit		9,797	1st trial ruled in favor of the Bank, 2nd trial in progress
KAMCO 1st JV Securitization Specialty Co., Ltd.	Claim for transaction amount (counterclaim)		7,000	1st, 2nd trial ruled partially in favor of the Bank; 3rd trial in progress

(9)	Other provision

The Bank recognised other provision as a reserve for other miscellaneous purpose.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

22. Other Liabilities

(1)	Other liabilities as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023		December 31, 2022
Accounts payable	~~W~~	14,192,673	2,740,749
Lease liabilities		108,587	167,070
Accrued expense		2,286,083	1,863,498
Unearned income		87,632	115,598
Deposits withholding tax		39,175	43,823
Guarantee money received		812,780	832,614
Foreign exchanges payable		22,234	40,557
Domestic exchanges payable		302,585	242,266
Borrowing from trust accounts		1,478,165	755,127
Financial guarantee liability		48,238	28,886
Others		153,806	254,627

		19,531,958	7,084,815
Present value discount		(27,657)	(91,134)

	~~W~~	19,504,301	6,993,681

The carrying amount of financial liabilities included in other liabilities above amounted to ~~W~~19,237,005 million and ~~W~~6,717,731 million as of June 30, 2023 and December 31, 2022, respectively, and their fair value amounted to ~~W~~19,218,881 million and ~~W~~6,704,736 million as of June 30, 2023 and December 31, 2022, respectively.

(2)	Details of lease liabilities as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023
	Face value		Discount	Carrying amounts
Real estate	~~W~~	103,609	(25,815)	77,794
Vehicles		4,915	(394)	4,521
Others		63	(3)	60

	~~W~~	108,587	(26,212)	82,375

	December 31, 2022
	Face value		Discount	Carrying amounts
Real estate	~~W~~	162,676	(89,084)	73,592
Vehicles		4,321	(411)	3,910
Others		73	(3)	70

	~~W~~	167,070	(89,498)	77,572

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

22. Other Liabilities, Continued

(3)	The amount related to lease recognized in the separate statement of comprehensive income for the six-month periods ended June 30, 2023 and 2022 is as follows:

	June 30, 2023			June 30, 2022
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Depreciation of right-of-use assets
Real estate	~~W~~	8,498	16,677	7,895	14,642
Vehicles		649	1,243	509	1,052
Others		10	20	—	—

		9,157	17,940	8,404	15,694
Interest expenses on the lease liabilities		719	1,310	307	556
Expense relating to leases of low-value assets		2,529	4,395	1,996	4,035

	~~W~~	12,405	23,645	10,707	20,285

(4)	Cash flows used in lease liabilities for the six-month periods ended June 30, 2023 and 2022 are as follows:

	2023		2022
Decrease in lease liabilities	~~W~~	9,629	11,756
Lease payments relating to leases of low-value assets		4,395	4,035

	~~W~~	14,024	15,791

(5)	Maturity analysis of undiscounted lease payments relating to lease liabilities as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023
	Within 3 months		3 months ~ 1 year	1 year ~ 5 years	Over 5 years	Total
Lease payments	~~W~~	9,869	25,890	58,616	14,212	108,587

	December 31, 2022
	Within 3 months		3 months ~ 1 year	1 year ~ 5 years	Over 5 years	Total
Lease payments	~~W~~	12,931	36,044	103,576	14,519	167,070

23. Equity

(1) Issued capital

The Bank is authorized to issue up to 6,000 million shares of common stock and has 4,741,311,768 shares issued and 4,630,311,768 shares issued as of June 30, 2023 and December 31, 2022, respectively, and outstanding with a total par value (~~W~~ 5,000 of par value per share) of ~~W~~23,706,559 million and ~~W~~23,151,559 million as of June 30, 2023 and December 31, 2022, respectively.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

23. Equity, Continued

(2) Capital surplus

Capital surplus as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023		December 31, 2022
Paid-in capital in excess of par value	~~W~~	34,907	40,442
Surplus from capital reduction (*1)		44,373	44,373
Other capital surplus (*2)		2,390,495	2,390,495

	~~W~~	2,469,775	2,475,310

(*1)

The Bank reduced ~~W~~5,178,600 million of its issued capital in 1998 and 2000 to offset its accumulated deficit amounting to ~~W~~5,134,227 million. As the result of the capital reduction, ~~W~~44,373 million of surplus exceeding accumulated deficit was recorded in capital surplus in equity.

(*2)

The difference in the amount of shares issued and the carrying value of net asset acquired occurring from the merger of the Bank with KDB Financial Group Inc. and Korea Finance Corporation are recognized as other capital surplus.

(3) Accumulated other comprehensive income

(i)	Accumulated other comprehensive income as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023		December 31, 2022
Net gain on securities measured at FVOCI
Valuation gain on securities measured at FVOCI (before tax)	~~W~~	3,448,628	3,393,442
Loss allowance for securities measured at FVOCI (before tax)		91,304	86,178
Income tax effect		(934,542)	(922,099)

		2,605,390	2,557,521
Exchange differences on translation of foreign operations:
Exchange differences on translation of foreign operations (before tax)		184,687	132,126
Income tax effect		—	—

		184,687	132,126
Valuation gain on cash flow hedge:
Valuation gain on cash flow hedge (before tax)		6,514	7,241
Income tax effect		(1,720)	(1,919)

		4,794	5,322
Net loss on hedges of net investments in foreign operations:
Net loss on hedges of net investments in foreign operations (before tax)		(138,878)	(96,874)
Income tax effect		36,664	25,672

		(102,214)	(71,202)
Remeasurements of defined benefit liabilities:
Remeasurements of defined benefit liabilities (before tax)		142,678	142,678
Income tax effect		(37,665)	(37,808)

		105,013	104,870
Fair value changes on financial liabilities designated at fair value due to credit risk:
Valuation gain on financial liabilities designated at fair value due to credit risk (before tax)		108,502	123,398
Income tax effect		(28,646)	(32,702)

		79,856	90,696

	~~W~~	2,877,526	2,819,333

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

23. Equity, Continued

(ii)	Changes in accumulated other comprehensive income for the six-month periods ended June 30, 2023 and 2022 are as follows:

	2023
	January 1, 2023		Increase (Decrease)	Tax Effect	June 30, 2023
Gain (loss) on Securities Measured at FVOCI	~~W~~	2,557,521	60,312	(12,443)	2,605,390
Exchange differences on translation of foreign operations		132,126	52,561	—	184,687
Valuation gain (loss) on cash flow hedge		5,322	(727)	199	4,794
Valuation gain (loss) on hedges of net investments in foreign operations		(71,202)	(42,004)	10,992	(102,214)
Remeasurements of defined benefit liabilities		104,870	—	143	105,013
Valuation gain (loss) on financial liabilities designated at fair value due to credit risk		90,696	(14,896)	4,056	79,856

	~~W~~	2,819,333	55,246	2,947	2,877,526

	2022
	January 1, 2022		Increase (Decrease)	Tax Effect	June 30, 2022
Gain (loss) on Securities Measured at FVOCI	~~W~~	4,701,972	(1,473,361)	405,916	3,634,527
Exchange differences on translation of foreign operations		39,000	118,674	—	157,674
Valuation gain (loss) on cash flow hedge		1,399	4,233	(1,164)	4,468
Valuation gain (loss) on hedges of net investments in foreign operations		(21,112)	(91,386)	25,131	(87,367)
Remeasurements of defined benefit liabilities		51,739	—	—	51,739
Valuation gain (loss) on financial liabilities designated at fair value due to credit risk		476	29,490	(8,110)	21,856

	~~W~~	4,773,474	(1,412,350)	421,773	3,782,897

(4) Retained earnings

In accordance with the Korea Development Bank Act, the Bank is required to appropriate at least 40% of net income as a legal reserve. This reserve can be transferred to paid-in capital or offset an accumulated deficit.

In accordance with the Korea Development Bank Act, the Bank offsets an accumulated deficit with reserves. If the reserve is insufficient to offset the accumulated deficit, the Korean government is responsible for the deficit.

(i)	Retained earnings as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023		December 31, 2022
Legal reserve	~~W~~	2,721,885	2,535,892
Voluntary reserve
Regulatory reserve for loan losses		211,997	247,253
Unappropriated retained earnings		6,956,652	4,439,026

	~~W~~	9,890,534	7,222,171

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

23. Equity, Continued

(ii)	Changes in legal reserve for the six-month periods ended June 30, 2023 and 2022 are as follows:

	2023		2022
Beginning balance	~~W~~	2,535,892	1,551,154
Transfer from retained earnings		185,993	984,738

Ending balance	~~W~~	2,721,885	2,535,892

(iii)	Changes in unappropriated retained earnings for the six-month periods ended June 30, 2023 and 2022 are as follows:

	2023		2022
Beginning balance	~~W~~	4,439,026	5,329,775
Contribution to legal reserve		(185,993)	(984,738)
Transfer from regulatory reserve for credit losses		35,256	235,633
Dividends		(164,743)	(833,089)
Reclassification of gain or loss on equity securities measured at FVOCI		18,513	78,290
Profit for the period		2,814,593	469,450

Ending balance	~~W~~	6,956,652	4,295,321

(5) Regulatory reserve for credit losses

The Bank is required to provide a regulatory reserve for credit losses in accordance with Regulations on Supervision of Banking Business 29(1) and (2). The details of regulatory reserve for credit losses are as follows:

(i)	Regulatory reserve for credit losses as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023		December 31, 2022
Beginning balance	~~W~~	211,996	247,253
Provision for (reversal of) regulatory reserve for credit losses		55,548	(35,257)

Ending balance	~~W~~	267,544	211,996

(ii)

Required reversal of regulatory reserve for credit losses and profit (loss) after adjusting regulatory reserve for loan losses for the three-month and six-month periods ended June 30, 2023 and 2022 are as follows:

	June 30, 2023			June 30, 2022
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Profi (loss)t for the period	~~W~~	1,723,074	2,814,593	(213,214)	469,450
Obligated amount of reversal of (provision for) regulatory reserve for credit losses		113,426	(55,548)	77,102	30,182

Profit (loss) after adjusting regulatory reserve for credit losses	~~W~~	1,836,500	2,759,045	(136,112)	499,632

Earnings (loss) per share after adjusting regulatory reserve for credit losses (in won)	~~W~~	389	590	(31)	113

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

24. Net Interest Income

Net interest income for the three-month and six-month periods ended June 30, 2023 and 2022 are as follows:

	June 30, 2023			June 30, 2022
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Interest income:
Due from banks	~~W~~	97,008	216,699	14,625	23,360
Securities measured at FVTPL		11,324	20,190	6,230	11,173
Securities measured at FVOCI		201,611	387,302	123,842	226,038
Securities measured at amortized cost		56,006	103,977	12,975	23,058
Loans measured at FVTPL		3,679	6,880	2,922	6,313
Loans measured at amortized cost		2,441,939	4,838,358	1,240,359	2,268,188

		2,811,567	5,573,406	1,400,953	2,558,130
Interest expense:
Financial liabilities measured at FVTPL		(20,603)	(39,739)	(21,407)	(44,136)
Deposits		(573,558)	(1,156,016)	(213,942)	(368,293)
Borrowings		(338,040)	(644,822)	(78,544)	(120,438)
Debentures		(1,456,071)	(2,858,613)	(614,070)	(1,126,388)

		(2,388,272)	(4,699,190)	(927,963)	(1,659,255)

	~~W~~	423,295	874,216	472,990	898,875

25. Net Fees and Commission Income

Net fees and commission income for the three-month and six-month periods ended June 30, 2023 and 2022 are as follows:

	June 30, 2023			June 30, 2022
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Fees and commission income:
Loan commissions	~~W~~	42,175	78,100	34,575	64,524
Underwriting and investment consulting commissions		23,254	40,140	25,029	59,006
Brokerage and agency commissions		1,786	3,475	1,960	3,611
Trust and retirement pension plan commissions		9,553	19,444	8,681	17,630
Fees on asset management		398	1,112	760	1,189
Other fees		36,238	62,055	37,818	76,184

		113,404	204,326	108,823	222,144
Fees and commission expenses:
Brokerage and agency fees		(2,225)	(5,539)	(2,278)	(3,685)
Other fees		(5,479)	(11,554)	(7,303)	(13,029)

		(7,704)	(17,093)	(9,581)	(16,714)

	~~W~~	105,700	187,233	99,242	205,430

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

26. Dividend Income

Dividend income for the three-month and six-month periods ended June 30, 2023 and 2022 are as follows:

	June 30, 2023			June 30, 2022
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Securities measured at FVTPL	~~W~~	53,646	87,682	30,242	68,795
Securities measured at FVOCI		85	121,754	791	171,706
Investments in subsidiaries and associates		52,011	252,406	38,693	262,639

	~~W~~	105,742	461,842	69,726	503,140

27. Net Gain (Loss) on Securities Measured at FVTPL

Net gain (loss) related to securities measured at FVTPL for the three-month and six-month periods ended June 30, 2023 and 2022 are as follows:

	June 30, 2023			June 30, 2022
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on securities measured at FVTPL:
Gains on sale	~~W~~	25,090	56,610	19,525	41,779
Gains on valuation		77,244	290,771	143,033	268,808

		102,334	347,381	162,558	310,587
Losses on securities measured at FVTPL:
Losses on sale		(41,281)	(47,587)	(43,589)	(68,048)
Losses on valuation		(63,991)	(137,316)	(173,090)	(328,917)
Purchase related expense		(4)	(16)	(35)	(323)

		(105,276)	(184,919)	(216,714)	(397,288)

	~~W~~	(2,942)	162,462	(54,156)	(86,701)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

28. Net Gain (Loss) on Financial Liabilities Measured at FVTPL

Net gain (loss) related to financial liabilities designated at fair value through profit or loss (“FVTPL”) for the three-month and six-month periods ended June 30, 2023 and 2022 are as follows:

	June 30, 2023			June 30, 2022
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on financial liabilities measured at FVTPL:
Gains on redemption	~~W~~	—	—	3,327	3,728
Gains on valuation		7,988	9,995	197,095	370,979

		7,988	9,995	200,422	374,707
Losses on financial liabilities measured at FVTPL:
Losses on redemption		—	(698)	—	—
Losses on valuation		78,532	(15,148)	(107)	(295)

		78,532	(15,846)	(107)	(295)

	~~W~~	86,520	(5,851)	200,315	374,412

29. Net Loss on Securities Measured at FVOCI

Net loss related to securities measured at FVOCI for the three-month and six-month periods ended June 30, 2023 and 2022 are as follows:

	June 30, 2023			June 30, 2022
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on securities measured at FVOCI:
Gains on sale	~~W~~	1,523	2,834	2,474	3,722
Reversal of impairment losses		(925)	—	(319)	—

		598	2,834	2,155	3,722
Losses on securities measured at FVOCI:
Losses on sale		(185)	(185)	(4,389)	(30,226)
Impairment losses		(4,328)	(4,603)	(1,358)	(1,602)

		(4,513)	(4,788)	(5,747)	(31,828)

	~~W~~	(3,915)	(1,954)	(3,592)	(28,106)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

30. Net Loss on Derivatives

Net loss on derivatives for the three-month and six-month periods ended June 30, 2023 and 2022 are as follows:

	June 30, 2023			June 30, 2021
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Net gain (loss) on trading purpose derivatives:
Gains on trading purpose derivatives:
Interest	~~W~~	753,685	2,266,670	1,424,541	2,945,321
Currency		2,926,521	7,904,937	8,062,817	11,238,186
Stock		230	1,756	749	4,730
Gains on adjustment of derivatives		63,629	66,875	(1,077)	10,095

		3,744,065	10,240,238	9,487,030	14,198,332
Losses on trading purpose derivatives:
Interest		(611,081)	(2,084,634)	(1,401,853)	(2,661,469)
Currency		(2,979,020)	(7,915,216)	(7,823,405)	(11,184,533)
Stock		(257)	(1,801)	(358)	(612)
Losses on adjustment of derivatives		26,581	(2,047)	(96,022)	(124,890)

		(3,563,777)	(10,003,698)	(9,321,638)	(13,971,504)

		180,288	236,540	165,392	226,828
Net gain (loss) on hedging purpose derivatives:
Gains on hedging purpose derivatives:
Interest		(242,615)	71,522	80,327	95,905
Currency		117,510	305,418	(160,579)	188,320
Gains on adjustment of derivatives		28	44	153	302

		(125,077)	376,984	(80,099)	284,527
Losses on hedging purpose derivatives:
Interest		(2,957)	(7,861)	(524,510)	(1,314,303)
Currency		(189,865)	(240,328)	(523,683)	(720,653)
Losses on adjustment of derivatives		(92)	(253)	(68)	(227)

		(192,914)	(248,442)	(1,048,261)	(2,035,183)

		(317,991)	128,542	(1,128,360)	(1,750,656)
Net gain (loss) on fair value hedged items:
Gains on fair value hedged items:
Gains on valuation		125,532	184,410	641,602	1,618,148
Gains on redemption		99,227	132,827	5,299	11,061

		224,759	317,237	646,901	1,629,209
Losses on fair value hedged items:
Losses on valuation		175,147	(615,955)	(72,579)	(639,441)
Losses on redemption		(142,256)	(196,294)	(65,852)	(66,149)

		32,891	(812,249)	(138,431)	(705,590)

		257,650	(495,012)	508,470	923,619

	~~W~~	119,947	(129,930)	(454,498)	(600,209)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

30. Net Loss on Derivatives, Continued

Related with cash flow hedge, the Bank recognized ~~W~~27 million of loss and ~~W~~75 million of gain in the statement of comprehensive income as the ineffective portion for the period ended June 30, 2023 and 2022, respectively.

31. Net Gain on Foreign Currency Transaction

Net gain on foreign currency transaction for the three-month and six-month periods ended June 30, 2023 and 2022 are as follows:

	June 30, 2023			June 30, 2022
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Net gain (loss) on foreign exchange transactions:
Gains on foreign exchange transactions	~~W~~	253,776	507,172	276,641	448,559
Losses on foreign exchange transactions		(253,981)	(513,153)	(268,583)	(438,892)

		(205)	(5,981)	8,058	9,667
Net gain on foreign exchange translations:
Gains on foreign exchange translations		2,433,360	8,374,573	8,215,894	11,467,784
Losses on foreign exchange translations		(2,428,691)	(8,011,700)	(8,013,204)	(11,206,881)

		4,669	362,873	202,690	260,903

	~~W~~	4,464	356,892	210,748	270,570

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

32. Other Operating Income (Expense), net

Other operating income and expense for the three-month and six-month periods ended June 30, 2023 and 2022 are as follows:

	June 30, 2023			June 30, 2022
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Other operating income:
Gains on sale of loans	~~W~~	28,597	28,597	30,620	30,620
Gains on disposal of loans measured at FVTPL		4,217	5,707	76	1,035
Gains on valuation of loans measured at FVTPL		(5,908)	3,750	(10,343)	5,591
Gains on disposal of investments in subsidiaries and associates		—	—	—	19,042
Reversal of provisions		158	630	883	46,785
Others		9,839	23,102	7,410	11,089

		36,903	61,786	28,646	114,162
Other operating expenses:
Losses on sale of loans		(17,256)	(17,256)	(9,104)	(9,104)
Losses on disposal of loans measured at FVTPL		(3,828)	(4,082)	(1,557)	(3,189)
Losses on valuation of loans measured at FVTPL		(10,544)	(15,375)	(73,347)	(78,660)
Losses on disposal of investments in subsidiaries and associates		—	—	(76)	(2,416)
Increase of provisions		(36)	(82)	(48)	(86)
Insurance expenses		(25,435)	(51,202)	(22,247)	(43,061)
Credit guarantee fund salary		(53,704)	(107,765)	(48,711)	(95,681)
Educational taxes		(13,538)	(27,460)	(8,653)	(16,267)
Foreign security contributions		(8,476)	(10,792)	(4,589)	(6,323)
Others		(7,926)	(13,887)	(7,262)	(12,671)

		(140,743)	(247,901)	(175,594)	(267,458)

	~~W~~	(103,840)	(186,115)	(146,948)	(153,296)

33. Provision for (reversal of) Credit Losses

Provision for credit losses for the three-month and six-month periods ended June 30, 2023 and 2022 are as follows:

	June 30, 2023			June 30, 2022
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Provision for (reversal of) loss allowance for loan	~~W~~	(134,733)	(636,714)	497,671	153,271
Provision for (reversal of) loss allowance for other assets		1,734	2,391	(6,475)	(3,779)
Provision for (reversal of) payment guarantees		(685,927)	(389,156)	21,878	493,621
reversal of unused commitments		(87,288)	(39,110)	(98,209)	(182,089)
Provision for (reversal of) financial guarantee		15,875	15,729	(1,997)	(26,878)

	~~W~~	(890,339)	(1,046,860)	412,868	434,146

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

34. General and Administrative Expenses

General and administrative expenses for the three-month and six-month periods ended June 30, 2023 and 2022 are as follows:

	June 30, 2023			June 30, 2022
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Payroll costs:
Short-term employee benefits	~~W~~	83,855	178,051	83,340	176,780
Defined benefit costs		5,854	11,716	9,348	68,288
Defined contribution costs		434	2,155	753	2,745

		90,143	191,922	93,441	247,813
Depreciation and amortization:
Depreciation of property and equipment		18,812	35,861	18,403	35,659
Amortization of intangible assets		13,563	27,230	13,420	27,121

		32,375	63,091	31,823	62,780
Other:
Employee welfare benefits		9,286	16,714	9,770	18,671
Rent expenses		1,007	2,663	1,521	3,151
Taxes and dues		5,914	13,400	5,851	13,260
Advertising expenses		2,347	3,676	2,570	4,337
Electronic data processing expenses		24,302	46,414	20,435	40,259
Fees and charges		2,987	21,351	2,696	20,387
Others		10,663	19,388	9,233	16,483

		56,506	123,606	52,076	116,548

	~~W~~	179,024	378,619	177,340	427,141

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

35. Other Non-Operating Income and Expense

Other non-operating income and expense for the three-month and six-month periods ended June 30, 2023 and 2022 are as follows:

	June 30, 2023			June 30, 2022
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Other non-operating income:
Gains on disposal of property and equipment	~~W~~	40	385	274	416
Gains on disposal of intangible assets		2	2	—	—
Rental income on investment property		212	433	153	305
Others		142	1,588	555	2,364

		396	2,408	982	3,085
Other non-operating expenses:
Losses on disposal of property and equipment		(608)	(1,689)	(485)	(929)
Depreciation of investment property		(932)	(1,381)	(622)	(1,116)
Donations		(3,424)	(3,562)	(431)	(647)
Others		(56)	(2,317)	(151)	(1,409)

		(5,020)	(8,949)	(1,689)	(4,101)

	~~W~~	(4,624)	(6,541)	(707)	(1,016)

36. Income Tax Expense (Benefit)

(1)	Income tax expense (benefit) for the three-month and six-month periods ended June 30, 2023 and 2022 are as follows:

	June 30, 2023			June 30, 2022
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Current income tax (*)	~~W~~	12,695	109,333	438,244	573,223
Net adjustments for prior years		(10,905)	(23,108)	(1,642)	(149,746)
Changes in deferred income taxes on temporary differences		247,587	371,669	(1,029,617)	(718,077)
Deficit effect		—	156,618	—	—
Deferred income tax recognized directly to equity
Other comprehensive income		104,528	2,947	570,251	421,773
Retained earnings		(2,047)	(6,640)	(27,356)	(29,696)

Income tax expense (benefit)	~~W~~	351,858	610,819	(50,120)	97,477

(*)	Includes changes such as those that arise from final tax returns.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

36. Income Tax Expense (Benefit), Continued

(2)	Profit before income taxes and income tax expense for the six-month periods ended June 30, 2023 and 2022 are as follows:

	2023		2022
Profit before income taxes	~~W~~	3,425,412	566,927
Income taxes calculated using enacted tax rates		904,309	155,905
Adjustments:
Non-deductible losses and tax-free gains		(35,813)	(28,668)
Non-recognition effect of deferred income taxes and others		(293,874)	(8,166)
Net adjustments for prior years		21,913	(32,570)
Others		14,284	10,976

		(293,490)	(58,428)

Income tax expense	~~W~~	610,819	97,477

Effective tax rate (%)		17.83	17.19

(3)	Changes in deferred income taxes recognized directly to equity for the six-month periods ended June 30, 2023 and 2022 are as follows:

	2023
	June 30, 2023			January 1, 2023		Changes in tax effect
	Amounts before tax		Tax effect	Amounts before tax	Tax effect
Net gain on securities measured at FVOCI	~~W~~	2,605,390	(934,542)	2,557,521	(922,099)	(12,443)
Exchange differences on translation of foreign operations		184,687	—	132,126	—	—
Net gain on valuation of cash flow hedge		4,794	(1,720)	5,322	(1,919)	199
Net loss on hedges of net investments in foreign operations		(102,214)	36,664	(71,202)	25,672	10,992
Remeasurements of defined benefit liabilities		105,013	(37,665)	104,870	(37,808)	143
Fair value changes on financial liabilities designated at fair value due to credit risk		79,856	(28,646)	90,696	(32,702)	4,056

	~~W~~	2,877,526	(965,909)	2,819,333	(968,856)	2,947

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

36. Income Tax Expense (Benefit), Continued

Income tax benefit recognized direct to retained earnings amounting to ~~W~~6,640 million is the tax effect of realized income amounting to ~~W~~25,153 million from disposal of equity securities measured at FVOCI.

	2022
	June 30, 2022			January 1, 2022		Changes in tax effect
	Amounts before tax		Tax effect	Amounts before tax	Tax effect
Net gain on securities measured at FVOCI	~~W~~	3,634,527	(1,377,590)	4,701,972	(1,783,506)	405,916
Exchange differences on translation of foreign operations		157,674	—	39,000	—	—
Net gain on valuation of cash flow hedge		4,468	(1,695)	1,399	(531)	(1,164)
Net loss on hedges of net investments in foreign operations		(87,367)	33,139	(21,112)	8,008	25,131
Remeasurements of defined benefit liabilities		51,739	(19,623)	51,739	(19,623)	—
Fair value changes on financial liabilities designated at fair value due to credit risk		21,856	(8,291)	476	(181)	(8,110)

	~~W~~	3,782,897	(1,374,060)	4,773,474	(1,795,833)	421,773

Income tax benefit recognized direct to retained earnings amounting to ~~W~~29,696 million is the tax effect of realized income amounting to ~~W~~107,986 million from disposal of equity securities measured at FVOCI.

37. Earnings (Loss) per Share

(1) Basic earnings (loss) per share

The Bank’s basic earnings (loss) per share for the three-month and six-month periods ended June 30, 2023 and 2022 are computed as follows:

(i) Basic earnings per share

	2023			2022
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Profit (loss) attributable to ordinary shareholders of the Bank (A) (in won)	~~W~~	1,723,074,760,031	2,814,593,464,464	(213,214,193,137)	469,450,220,673
Weighted-average number of ordinary shares outstanding (B)		4,726,806,273	4,679,306,243	4,455,711,768	4,435,353,757

Basic earnings (loss) per share (A/B) (in won)	~~W~~	365	601	(48)	106

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

37. Earnings (Loss) per Share, Continued

(ii) Weighted-average number of ordinary shares outstanding

	2023
	Number of ordinary shares	Days	Cumulative shares
Three-month period ended:
Number of ordinary shares outstanding (A)	4,630,311,768	91	421,358,370,888
Increased paid-in capital (B)	87,000,000	91	7,917,000,000
Increased paid-in capital (C)	24,000,000	36	864,000,000

Cumulative shares (D = A+B+C)			430,139,370,888

Weighted-average number of ordinary shares outstanding (D/91)			4,726,806,273

Six-month period ended:
Number of ordinary shares outstanding (A)	4,630,311,768	181	838,086,430,008
Increased paid-in capital (B)	87,000,000	92	8,004,000,000
Increased paid-in capital (C)	24,000,000	36	864,000,000

Cumulative shares (D = A+B+C)			846,954,430,008

Weighted-average number of ordinary shares outstanding (D/181)			4,679,306,243

	2022
	Number of ordinary shares	Days	Cumulative shares
Three-month period ended:
Number of ordinary shares outstanding (A)	4,377,311,768	91	398,335,370,888
Increased paid-in capital (B)	78,400,000	91	7,134,400,000

Cumulative shares (C = A+B)			405,469,770,888

Weighted-average number of ordinary shares outstanding (C/91)			4,455,711,768

Six-month period ended:
Number of ordinary shares outstanding (A)	4,377,311,768	181	792,293,430,008
Increased paid-in capital (B)	78,400,000	134	10,505,600,000

Cumulative shares (C = A+B)			802,799,030,008

Weighted-average number of ordinary shares outstanding (C/181)			4,435,353,757

(2) Diluted earnings (loss) per share

Diluted and basic earnings (loss) per share for the three-month and six-month periods ended June 30, 2023 and 2022 are equal because there is no potential dilutive instrument.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

38. Pledged Assets

Assets pledged by the Bank as collateral as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023			December 31, 2022
	Pledged assets		Related liabilities	Pledged assets	Related liabilities
Securities measured at FVOCI (*)	~~W~~	3,371,618	690,713	3,721,125	432,969
Securities measured at amortized cost (*)		3,504,889		3,196,592

	~~W~~	6,876,507	690,713	6,917,717	432,969

(*)	Pledged as collateral related to bonds sold under repurchase agreements and borrowings.

39. Guarantees and Commitments

Guarantees and commitments as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023		December 31, 2022
Confirmed acceptances and guarantees:
Acceptances in foreign currency	~~W~~	291,799	220,420
Guarantees for bond issuance		2,045,826	1,860,754
Guarantees for loans		563,756	560,129
Letter of guarantee		27,855	64,924
Guarantees for on-lending debt		4,356	4,877
Others		7,221,864	6,219,285

		10,155,456	8,930,389
Unconfirmed acceptances and guarantees:
Letter of credit		1,658,471	1,940,855
Others		5,564,456	5,836,016

		7,222,927	7,776,871
Commitments:
Commitments on loans		53,675,670	47,205,974
Others		2,020,595	2,020,595

		55,696,265	49,226,569

	~~W~~	73,074,648	65,933,829

40. Trust Accounts

(1)	Trust accounts as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023		December 31, 2022
Accrued trust fee	~~W~~	15,562	10,052
Borrowings from trust accounts		1,210,708	583,034
Accrued expense		2,745	511

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

40. Trust Accounts, Continued

(2)	Transactions with trust accounts for the three-month and six-month periods ended June 30, 2023 and 2022 are as follows:

	June 30, 2023			June 30, 2022
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Trust management fee	~~W~~	8,795	17,725	7,982	16,026
Interest expenses of borrowings from trust accounts		(16,713)	(24,464)	(3,663)	(6,205)

(3)	The carrying amounts of principals guaranteed trust and principals and interest guaranteed trust as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023		December 31, 2022
Principals guaranteed trust	~~W~~	221,156	224,876
Principals and interest guaranteed trust		224,531	229,324

	~~W~~	445,687	454,200

Principal of money and property trust	~~W~~	409,717	421,623
Accrued trust profit		35,970	32,577

41. Related Party Transactions

(1)	The Bank’s related parties as of June 30, 2023 are as follows:

Classification	Corporate name
Subsidiaries	KDB Capital Corporation, KDB Infrastructure Investment Asset Management Co., Ltd., KDB Asia Ltd., KDB Ireland Ltd., KDB Bank Europe Ltd., Banco KDB Do Brazil S.A., KDB Bank Uzbekistan, PT KDB Tifa Finance Tbk and 6 others, KDB Investment PEF No. 2, KDB Consus Value PEF, KDB Small Medium Mezzanine PEF and 7 others, Principals guaranteed trust accounts of KDB, Principals and interests guaranteed interest trust accounts of KDB, KDB ESG 1ST INC. and 14 others, KIAMCO Road Investment Private Fund Special Asset Trust 2 and 16 others
Associates	Korea Electric Power Co., Ltd., Korea Tourism Organization, Korea Real Estate Board, GM Korea Company, HMM Co., Ltd., Hanjin KAL, Korea Air Lines Co., Ltd., Hanwha Ocean Co., Ltd. (priorly known as Daewoo Shipbuilding & Marine Engineering Co., Ltd.), Korea Ocean Business Corporation and 11 others, Keistone Value Investment 2nd PEF and 99 others, Hana K-NewDeal Unicorn Fund and 114 others
Others	Key management personnel

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

41. Related Party Transactions, Continued

(2)	Significant balances with related parties as of June 30, 2023 and December 31, 2022 are as follows:

	Account	June 30, 2023		December 31, 2022
Subsidiaries:
KDB Capital Corporation	Loans	~~W~~	1,380	1,924
	Allowance for loan losses		(1)	(1)
	Derivative financial assets		1,517	1,305
	Other assets		1	2
	Deposits		16,459	100,255
	Derivative financial liabilities		346	—
	Other liabilities		34,180	35,408
KDB Infrastructure Investment Asset Management Co., Ltd.	Deposits		7,353	606
	Other liabilities		100	1
KDB Ireland Ltd.	Loans		834,588	753,188
	Allowance for loan losses		(381)	(241)
	Derivative financial assets		234	18
	Other assets		6,110	3,138
	Derivative financial liabilities		21,283	19,778
KDB Bank Europe Ltd.	Cash and due from banks		422,832	365,513
	Loans		42,797	40,536
	Allowance for loan losses		(19)	(13)
	Other assets		2,419	2,854
	Derivative financial liabilities		499	501
Banco KDB Do Brazil S.A.	Cash and due from banks		90,583	87,444
	Loans		300,631	234,451
	Allowance for loan losses		(161)	(75)
	Other assets		6,956	2,802
	Allowance of other assets		(3)	(1)
PT KDB Tifa Finance Tbk	Loans		26,256	25,346
	Allowance for loan losses		(12)	(8)
	Other assets		106	92
KDB Silicon Valley LLC	Deposits		107,650	107,721
	Other liabilities		276	321
KDB Asia Ltd.	Cash and due from banks		1,327,946	1,346,583
	Loans		105,024	228,114
	Allowance for loan losses		(48)	(73)
	Derivative financial assets		60	25
	Other assets		7,684	8,872
	Allowance of other assets		—	(1)
	Deposits		2	2
	Borrowings		20,198	32,967
	Derivative financial liabilities		8,788	14,551
	Other liabilities		28	146

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

41. Related Party Transactions, Continued

	Account	June 30, 2023		December 31, 2022
KDB Consus Value PEF	Securities	~~W~~	19,027	18,494
	Derivative financial assets		15,126	13,564
	Other assets		25,512	149
	Deposits		106	139
	Derivative financial liabilities		3,382	8,302
	Other liabilities		48,767	708
Hanwha Ocean Co., Ltd. (priorly known as Daewoo Shipbuilding & Marine Engineering Co., Ltd.)	Loans		—	1,549,024
	Allowance for loan losses		—	(821,394)
	Derivative financial assets		—	460,879
	Other assets		—	10,650
	Deposits		—	169,965
	Derivative financial liabilities		—	18
	Other liabilities		—	13,144
	Other provisions		—	786,164
Corporate Liquidity Assistance Agency	Loans		440,000	440,000
	Allowance for loan losses		(228)	(152)
	Other assets		54,567	44,544
	Allowance of other assets		(28)	(15)
	Deposits		104,563	444,924
	Other liabilities		98	507
	Other provisions		216	144
Others	Loans		346,220	1,336,253
	Allowance for loan losses		(62,932)	(141,003)
	Derivative financial assets		7,111	5,473
	Other assets		1,047	3,105
	Allowance of other assets		(7)	(344)
	Deposits		122,691	136,609
	Borrowings		61,797	44,553
	Derivative financial liabilities		596	850
	Other liabilities		1,858	6,078
	Other provisions		5,374	3,728
Associates:
Korea Electric Power Co., Ltd.	Securities		183,706	177,317
	Loans		252,919	227,477
	Allowances for loan losses		(1,307)	(1,151)
	Derivative financial assets		64,811	92,381
	Other assets		19,224	4,409
	Deposits		58,474	23,196
	Borrowings		1,991	2,253

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

41. Related Party Transactions, Continued

	Account	June 30, 2023		December 31, 2022
	Derivative financial liabilities		230,627	223,611
	Other liabilities		71,935	57,487
	Other provisions		146	59
HMM Co., Ltd.	Securities	~~W~~	5,045,174	5,233,622
	Loans		153,862	164,292
	Allowances for loan losses		(914)	(2,243)
	Other assets		10,018	7,123
	Deposits		1,051,240	509,920
	Other liabilities		35,301	10,468
Hanjin KAL	Loans		365,675	373,445
	Other assets		981	481
	Deposits		—	70,000
	Other liabilities		302	1,050
Korea Air Lines Co., Ltd.	Loans		1,154,196	1,189,100
	Allowances for loan losses		(3,381)	(8,798)
	Other assets		11,082	11,989
	Deposits		1,602,454	1,716,833
	Other liabilities		24,315	23,075
	Derivative financial liabilities		92,884	73,131
	Other provisions		651	—
Korea Ocean Business Corporation	Securities		55,071	—
	Other assets		408	—
	Deposits		25,000	25,000
	Other liabilities		241	386
Hanwha Ocean Co., Ltd. (priorly known as Daewoo Shipbuilding & Marine Engineering Co., Ltd.) (*)	Loans		1,430,502	—
	Allowances for loan losses		(166,087)	—
	Derivative financial assets		634,461	—
	Other assets		5,160	—
	Deposits		405,345	—
	Other liabilities		12,795	—
	Borrowings		36,999	—
	Other provisions		517,628	—
Others	Loans		309,298	209,978
	Allowances for loan losses		(594)	(480)
	Other assets		6,073	6,472
	Deposits		422,297	323,333
	Other liabilities		2,464	2,215
	Other provisions		18	46

(*)

For the six-month period ended June 30, 2023, Hanwha Ocean Co., Ltd. (priorly known as Daewoo Shipbuilding & Marine Engineering Co., Ltd.) was reclassified as investments in associates due to the loss of control.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

41. Related Party Transactions, Continued

(3)	Significant profit or loss with related parties for the six-month periods ended June 30, 2023 and 2022 are as follows:

	Account	2023		2022
Subsidiaries:
KDB Capital Corporation	Interest income	~~W~~	13	62
	Dividend income		21,060	69,766
	Reversal of allowance for loan losses		—	34
	Fees and commission income, other income		1,049	3,773
	Interest expenses		(711)	(266)
	Other operating expenses		(425)	(43)
KDB Infrastructure Investments Asset Management Co., Ltd.	Dividend income		13,634	13,499
	Interest expenses		(119)	(58)
KDB Ireland Ltd.	Interest income		19,081	1,492
	Fees and commission income, other income		2,199	2,971
	Interest expenses		(29)	(1)
	Provision for loan losses		(130)	(4)
	Other operating expenses		(7,904)	(15,703)
KDB Bank Europe Ltd.	Interest income		9,328	943
	Fees and commission income, other income		652	119
	Interest expenses		—	(1)
	Provision for loan losses		(6)	—
	Other operating expenses		(1,562)	(2,198)
Banco KDB Do Brazil S.A.	Interest income		9,056	752
	Reversal of allowance for loan losses		—	23
	Provision for loan losses		(83)	—
	Other operating expenses		(3)	—
KDB Indonesia Ltd.	Interest income		699	134
	Provision for loan losses		(4)	(1)
KDB Silicon Valley LLC	Fees and commission income, other income		—	150
	Interest expenses		(2,563)	(636)
KDB Asia Ltd.	Interest income		40,771	7,556
	Reversal of allowance for loan losses		27	77
	Fees and commission income, other income		1,415	671
	Interest expenses		(229)	(464)
	Other operating expenses		(3,059)	(10,435)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

41. Related Party Transactions, Continued

	Account	2023		2022
KDB Investment PEF No.1 (*1)	Interest income		—	2,926
	Fees and commission income, other income		—	2,949
	Interest expenses		—	(230)
KDB Consus Value PEF	Interest income	~~W~~	2,182	799
	Fees and commission income, other income		13,130	26,455
	Interest expenses		(8)	(1)
	Other operating expenses		(2,849)	(918)
Hanwha Ocean Co., Ltd. (priorly known as Daewoo Shipbuilding & Marine Engineering Co., Ltd.) (*2)	Interest income		—	24,187
	Reversal of allowance for loan losses		—	75,597
	Fees and commission income, other income		—	855,004
	Interest expenses		—	(2,834)
	Other operating expenses		—	(463,272)
Corporate Liquidity Assistance Agency Co., Ltd.	Interest income		10,023	10,023
	Interest expenses		(1,478)	(2,545)
	Provision for loan losses		(76)	—
	Other operating expenses		(86)	(4)
Others	Interest income		13,647	21,404
	Dividend income		25,259	24,829
	Reversal of allowance for loan losses		4,629	253,603
	Fees and commission income, other income		9,023	210,696
	Interest expenses		(2,296)	(1,047)
	Provision for loan losses		(1,723)	(375,664)
	Other operating expenses		(5,981)	(181,367)
Associates:
Korea Electric Power Co., Ltd.	Interest income		11,446	2,038
	Reversal of allowance for loan losses		—	164
	Fees and commission income, other income		70,253	21,263
	Interest expenses		(4,294)	(1,277)
	Provision for loan losses		(1,307)	—
	Other operating expenses		(188,779)	(242,014)
HMM Co., Ltd.	Interest income		21,051	21,118
	Dividend income		121,439	60,720
	Reversal of allowance for loan losses		—	28,101

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

41. Related Party Transactions, Continued

	Account	2023		2022
	Fees and commission income, other income		1,320	4,251
	Interest expenses		(31,913)	(3,906)
	Provision for loan losses		(914)	—
	Other operating expenses		(82,543)	(141,355)
HANJIN KAL	Interest income	~~W~~	3,347	3,347
	Dividend income		1,201	—
	Fees and commission income, other income		—	15
	Interest expenses		(780)	(70)
	Other operating expenses		(7,769)	(61,600)
Korea Air Lines Co., Ltd.	Interest income		31,386	—
	Dividend income		9,180	—
	Fees and commission income, other income		39,499	—
	Interest expenses		(30,663)	—
	Provision for loan losses		(3,381)	—
	Other operating expenses		(68,919)	—
Korea Ocean Business Corporation	Interest income		395	140
	Fees and commission income, other income		—	1,350
	Interest expenses		(76)	(4)
	Other operating expenses		(1,753)	—
Hanwha Ocean Co., Ltd. (priorly known as Daewoo Shipbuilding & Marine Engineering Co., Ltd.) (*2)	Interest income		67,155	—
	Fees and commission income, other income		426,846	—
	Interest expenses		(3,299)	—
	Provision for loan losses		(166,087)	—
	Other operating expenses		(566,392)	—
Others	Interest income		12,719	2,739
	Dividend income		73,913	110,624
	Reversal of allowance for loan losses		—	43
	Fees and commission income, other income		787	478
	Interest expenses		(4,261)	(1,468)
	Provision for loan losses		(594)	(132)
	Other operating expenses		(307)	(82)

(*1)	Daewoo Engineering & Construction Co., Ltd. that was the subsidiary of KDB Investment PEF No.1 is disposed and is excluded from the Bank’s related parties for the period ended June 30, 2022.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

41. Related Party Transactions, Continued

(*2)

For the six-month period ended June 30, 2023, Hanwha Ocean Co., Ltd. (priorly known as Daewoo Shipbuilding & Marine Engineering Co., Ltd.) was reclassified as investments in associates due to the loss of control.

(4)	Details of guarantees and commitments to the related parties as of June 30, 2023 and December 31, 2022 are as follows:

	Account	June 30, 2023		December 31, 2022
Subsidiaries:
KDB Capital Corporation	Commitments	~~W~~	500,000	500,000
Hanwha Ocean Co., Ltd. (priorly known as Daewoo Shipbuilding & Marine Engineering Co., Ltd.) (*)	Confirmed acceptances and guarantees		—	2,560,260
	Unconfirmed acceptances and guarantees		—	2,781,317
	Commitments		—	2,337,089
Corporate Liquidity Assistance Agency	Commitments		560,000	560,000
Others	Unconfirmed acceptances and guarantees		—	5,885
	Commitments		1,038,300	85,625
Associates:
Korea Air Lines Co., Ltd.	Confirmed acceptances and guarantees		179,915	177,367
	Commitments		30,000	—
Hanwha Ocean Co., Ltd. (priorly known as Daewoo Shipbuilding & Marine Engineering Co., Ltd.) (*)	Confirmed acceptances and guarantees		3,254,423	—
	Unconfirmed acceptances and guarantees		2,851,619	—
	Commitments		2,281,203	—
Others	Unconfirmed acceptances and guarantees		14,075	—
	Commitments		408,409	426,085

		~~W~~	11,117,944	9,433,628

(*)

The Bank loses cotrol on Hanwha Ocean Co., Ltd. (priorly known as Daewoo Shipbuilding & Marine Engineering Co., Ltd.) and classifies Hanwha Ocean Co., Ltd. as the Bank’s associate for the period ended June 30, 2023.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

41. Related Party Transactions, Continued

(5)	Details of compensation to key management personnel for the six-month periods ended June 30, 2023 and 2022 are as follows:

	2023		2022
Short-term employee benefits	~~W~~	295	346

(6)	The Bank are not pledged any assets as collaterals to the related parties and from the related parties as of June 30, 2023 and December 31, 2022.

42. Statements of Cash Flows

(1)	Cash and cash equivalents in the separate statements of cash flows as of June 30, 2023 and 2022 are as follows:

	June 30, 2023		June 30, 2022
Cash and due from banks:
Cash and foreign currencies	~~W~~	65,574	61,531
Due from banks in Korean won		7,301,476	4,203,533
Due from banks in foreign currencies		7,996,120	7,620,758

		15,363,170	11,885,822
Less: Restricted due from banks, others		(4,818,547)	(2,962,131)
Add: Financial instruments reaching maturity within three months from date of acquisition
Loans measured at amortized cost:
Call-loans		2,324,507	1,956,759
Inter-bank loans		1,271,857	686,808

		3,596,364	2,643,567

	~~W~~	14,140,987	11,567,258

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

42. Statements of Cash Flows, Continued

(2)	Significant transactions not involving cash flows for the six-month periods ended June 30, 2023 and 2022 are as follows:

	2023		2022
Decrease in loans due to write-offs	~~W~~	47,615	92,696
Increase in securities measured at FVOCI due to debt-to-equity swap		1	1,047
Increase (decrease) in accumulated other comprehensive income due to securities valuation		60,312	(1,473,361)
Deferred income tax effect due to securities valuation		(12,443)	405,916
Reclassification from assets held for sale to investments in subsidiaries and associates		—	1,371,052
Reclassification from investments in subsidiaries and associates to securities measured at FVPL		4,800	—
Reclassification from investments in subsidiaries and associates to securities measured at FVOCI		—	9,268
Transfer from property and equipment to investment property		(4,344)	1,879
Recognition of right-of-use assets and lease liabilities		37,458	37,168
In-kind equity		432,137	—

43. Transfers of Financial Instruments

Details of financial assets and liabilities related to repurchase agreements and loaned securities that do not qualify for derecognition as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023			December 31, 2022
Characteristics of transactions	Carrying amounts for transferred assets		Carrying amounts for related liabilities	Carrying amounts for transferred assets	Carrying amounts for related liabilities
Repurchase agreements	~~W~~	1,721,316	295,527	2,373,401	57,619
Loaned securities		29,040	—	—	—

	~~W~~	1,750,356	295,527	2,373,401	57,619

44. Fair Value of Financial Assets and Liabilities

The Bank classifies and discloses fair value of the financial instruments into the following three-level hierarchy:

•	Level 1: Financial instruments measured at quoted prices from active markets are classified as level 1.

•	Level 2: Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as level 2.

•	Level 3: Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as level 3.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

44. Fair Value of Financial Assets and Liabilities, Continued

(1) Fair value hierarchy of financial instruments measured at fair value

(i)	The fair value hierarchy of financial instruments measured at fair value as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023
	Level 1		Level 2	Level 3	Total
Financial assets:
Securities measured at FVTPL	~~W~~	1,521,816	1,274,762	11,584,632	14,381,210
Securities measured at FVOCI		2,687,705	17,311,632	16,652,554	36,651,891
Loans measured at FVTPL		—	—	508,887	508,887
Derivative financial assets		1	9,075,619	11,626	9,087,246

	~~W~~	4,209,522	27,662,013	28,757,699	60,629,234

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	1,607,710	—	1,607,710
Derivative financial liabilities		9	10,402,542	30,739	10,433,290

	~~W~~	9	12,010,252	30,739	12,041,000

	December 31, 2022
	Level 1		Level 2	Level 3	Total
Financial assets:
Securities measured at FVTPL	~~W~~	623,264	718,103	10,610,539	11,951,906
Securities measured at FVOCI		2,929,043	18,531,804	16,224,072	37,684,919
Loans measured at FVTPL		—	—	541,811	541,811
Derivative financial assets		—	9,781,693	12,762	9,794,455

	~~W~~	3,552,307	29,031,600	27,389,184	59,973,091

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	—	1,469,724	—	1,469,724
Derivative financial liabilities		34	11,276,609	40,359	11,317,002

	~~W~~	34	12,746,333	40,359	12,786,726

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

44. Fair Value of Financial Assets and Liabilities, Continued

(ii)	Changes in the fair value of level 3 financial instruments for the six-month periods ended June 30, 2023 and 2022 are as follows:

	2023
	Financial assets						Financial liabilities
	Securities measured at FVTPL		Securities measured at FVOCI	Loans measured at FVTPL	Derivative financial assets	Total	Derivative financial liabilities
January 1, 2023	~~W~~	10,610,539	16,224,072	541,811	12,762	27,389,184	40,359
Profit or loss		179,012	—	(11,625)	(1,136)	166,251	(3,655)
Other comprehensive income		—	(148,755)	—	—	(148,755)	—
Acquisition / Issue		1,087,211	702,878	6,737	—	1,796,826	—
Sale / Settlement		(292,130)	(43,066)	(28,036)	—	(363,232)	(5,965)
Transfer out(*)		—	(82,575)	—	—	(82,575)	—

June 30, 2023	~~W~~	11,584,632	16,652,554	508,887	11,626	28,757,699	30,739

	2022
	Financial assets						Financial liabilities
	Securities measured at FVTPL		Securities measured at FVOCI	Loans measured at FVTPL	Derivative financial assets	Total	Derivative financial liabilities
January 1, 2022	~~W~~	7,864,436	18,635,704	644,412	10,067	27,154,619	11,223
Profit or loss		108,476	—	(73,069)	3,936	39,343	20,915
Other comprehensive income		—	(670,767)	—	—	(670,767)	—
Acquisition / Issue		1,185,438	201,171	28,119	—	1,414,728	—
Sale / Settlement		(109,191)	(486,494)	(26,843)	—	(622,528)	—
Transfer out(*)		(10,135)	—	—	—	(10,135)	—
Transfer in(*)		—	10,916	—	—	10,916	—

June 30, 2022	~~W~~	9,039,024	17,690,530	572,619	14,003	27,316,176	32,138

(*)	When significant inputs become observable market data, the financial instruments are transferred to (from) other levels.

(iii)	Changes in deferred day one profit or loss for the six-month periods ended June 30, 2023 and 2022 are as follows:

	2023		2022
Beginning balance	~~W~~	3,604	3,989
Amortization		(193)	(191)

Ending balance	~~W~~	3,411	3,798

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

44. Fair Value of Financial Assets and Liabilities, Continued

(iv)

Details of valuation technique and inputs used in the fair value measurement categorized within level 2 of the fair value hierarchy of financial instruments measured at fair value as of June 30, 2023 and December 31, 2022 are as follows:

	Valuation technique	Input
Securities measured at FVTPL
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate
Securities measured at FVOCI
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate
Derivatives financial assets:
Interest rate swaps	Discounted cash flow method, Black-Scholes model, Modified Black model, Formula model	Discount rate, exchange rate, volatility, commodity index, etc.
Currency forwards and swaps
Currency options
Commodities options
Financial liabilities measured at FVTPL:
Debentures	Discounted cash flow method	Discount rate

(v)

Details of valuation technique and quantitative information about unobservable inputs used in the fair value measurement categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of June 30, 2023 and December 31, 2022 are as follows:

June 30, 2023
	Valuation technique	Unobservable input	Range (%)
Securities measured at FVTPL
Equity securities	Discounted cash flow	Discount rate	7.06 ~ 10.85
	method, Relative value	Rate of increase in
	approach, Net asset	liquidation value	—
	value approach, etc	Rate of increase in	—
		property disposal price	15.71 ~ 49.75
Volatility
Securities measured at FVOCI
Equity securities	Discounted cash flow method, Relative value approach, Net asset value approach, etc	Discount rate	9.44 ~ 19.25
		Growth rate	—
		Volatility	24.45 ~ 33.42
		Interest Volatility	0.54 ~ 0.99
Loans measured at FVTPL
Convertible bonds, etc.	Binomial model, LSMC	Volatility	15.71 ~ 49.75
Derivatives financial assets
Interest rate swaps	Discounted cash flow	Volatility	75.44 ~ 89.15

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

44. Fair Value of Financial Assets and Liabilities, Continued

June 30, 2023
	Valuation technique	Unobservable input	Range (%)
		Correlation coefficient	0.86 ~ 0.92
Interest rate options	Modified Black model	Volatility	75.44 ~ 89.15
Stock index options	Black-Scholes model	Volatility	9.80 ~ 28.20
December 31, 2022
	Valuation technique	Unobservable input	Range (%)
Securities measured at FVTPL
Equity securities	Discounted cash flow	Discount rate	6.35 ~ 41.31
	method, Relative value	Rate of increase in property disposal price	—
approach, Net asset
	value approach, etc.	Rate of increase in liquidation value	—
		Volatility	16.89 ~ 44.54
Securities measured at FVOCI
Equity securities	Discounted cash flow	Growth rate	—
	method, Relative value	Discount rate	9.08 ~ 18.51
	approach, Net asset	Volatility	16.52 ~ 46.53
value approach, etc.
Loans measured at FVTPL
Convertible bonds, etc.	LSMC, Binomial model	Volatility	16.89 ~ 44.54
Derivatives financial assets
Interest rate swaps	Discounted cash flow	Volatility	80.87 ~ 102.80
		Correlation coefficient	0.87 ~ 0.95
Interest rate options	Modified Black model	Volatility	80.87 ~ 102.80
Stock index options	Black-Scholes model	Volatility	8.70 ~ 72.20

(vi)

The sensitivity analysis on changes in unobservable inputs for financial instruments categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of June 30, 2023 and December 31, 2022 is as follows:

	June 30, 2023
	Profit (loss)			Other comprehensive income(loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Securities measured at FVTPL (*1)	~~W~~	59,042	(54,873)	—	—
Securities measured at FVOCI (*1)		—	—	43,236	(36,913)
Loans measured at FVTPL (*2)		6,732	(5,500)	—	—
Derivative financial assets (*2)		263	(254)	—	—

	~~W~~	66,037	(60,627)	43,236	(36,913)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

44. Fair Value of Financial Assets and Liabilities, Continued

	June 30, 2023
	Profit (loss)			Other comprehensive income(loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
	December 31, 2022
	Profit(loss) for the year			Other comprehensive income(loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Securities measured at FVTPL (*1)	~~W~~	50,112	(47,080)	—	—
Securities measured at FVOCI (*1)		—	—	36,873	(29,480)
Loans measured at FVTPL (*2)		10,372	(9,957)	—	—
Derivative financial assets (*2)		218	(217)	—	—

	~~W~~	60,702	(57,254)	36,873	(29,480)

(*1)

Sensitivity amounts of equity securities are calculated by increasing and decreasing the correlations between the discount rates and the growth rates (0~1%) or the rate of increase in liquidation value (-1~1%) which are significant unobservable inputs. Sensitivity amounts for beneficiary certificates are calculated by increasing and decreasing the correlations between the discount rate of rent cash flow (-1~1%) and the rate of increase in property disposal price (-1~1%), only when they consist of real properties. Other than that, it is difficult to measure the sensitivity amounts of beneficiary certificates for practical reasons. Also, for financial instruments categorized within level 3 as of June 30, 2023 and December 31, 2022, ~~W~~20,454,549 million and ~~W~~18,704,023 million, respectively, are excluded from the sensitivity disclosure because it is impossible to calculate the sensitivity due to changes in unobservable variables for practical reasons.

(*2)

Sensitivity amounts of loans measured at FVTPL and derivatives financial instruments are calculated by increasing and decreasing the correlation coefficient and volatility (-10~10%) which are significant unobservable inputs.

(2)	Fair value hierarchy of financial instruments measured at amortized cost

(i)	The Bank’s policies for measuring fair value of financial instruments at amortized costs are as follows:

-

Cash and due from banks: Fair value of cash is considered equivalent to the carrying amount. In the case of due from banks on demand, which do not have a set maturity and can be realized instantly, the carrying amount is a close estimate of the fair value and is assumed so. In the case of other ordinary due from banks, the cash flow discount method is used to estimate the fair value.

-	Securities measured at amortized cost: The fair value of securities measured at amortized cost is computed by widely-accepted appraisal agencies upon request.

-

Loans measured at amortized cost: The fair value of loans measured at amortized cost is the expected future cash flows, reflecting premature redemption ratio, discounted by the market interest rate, adjusted by a spread sheet considering the probability of default. Exceptions to this method include loans with credit line facilities, loans with a maturity of three months or less left and impaired loans, which the Bank assumes the carrying amount as the fair value.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

44. Fair Value of Financial Assets and Liabilities, Continued

-

Deposits: The fair value of deposits is computed using the discounted cash flow method. However, for deposits, whose cash flows cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

-

Borrowings: The fair value of industrial financial debentures is computed using the discounted cash flow method by the Bank’s Fair Value Evaluation System. However, for borrowings including call money whose contractual maturity is three months or less, the Bank assumes the carrying amount as the fair value.

-	Debentures: The fair value of industrial financial debentures is computed using the discounted cash flow method by the Bank’s Fair Value Evaluation System.

-

Other financial assets and liabilities: The fair value of other financial assets and liabilities is computed using the discounted cash flow method. However, in cases cash flow cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

(ii)	The fair value hierarchy of financial instruments measured at amortized cost as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks (*)	~~W~~	10,544,623	4,818,547	—	15,363,170
Securities measured at amortized cost		3,123,852	3,584,255	—	6,708,107
Loans measured at amortized cost (*)		—	2,324,507	186,585,589	188,910,096
Other financial assets (*)		—	15,612,570	1,566,698	17,179,268

	~~W~~	13,668,475	26,339,879	188,152,287	228,160,641

Financial liabilities:
Deposits (*)	~~W~~	—	1,940,768	65,393,655	67,334,423
Borrowings (*)		—	2,201,352	23,759,327	25,960,679
Debentures		—	150,847,856	—	150,847,856
Other financial liabilities (*)		—	14,176,568	5,042,313	19,218,881

	~~W~~	—	169,166,544	94,195,295	263,361,839

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

44. Fair Value of Financial Assets and Liabilities, Continued

	December 31, 2022
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks (*)	~~W~~	7,088,563	4,450,243	—	11,538,806
Securities measured at amortized cost		2,964,285	3,391,599	—	6,355,884
Loans measured at amortized cost (*)		—	2,249,447	194,990,235	197,239,682
Other financial assets (*)		—	6,344,790	1,329,534	7,674,324

	~~W~~	10,052,848	16,436,079	196,319,769	222,808,696

Financial liabilities:
Deposits (*)	~~W~~	—	2,271,579	65,998,390	68,269,969
Borrowings (*)		—	1,395,037	23,872,311	25,267,348
Debentures		—	158,228,192	—	158,228,192
Other financial liabilities (*)		—	2,836,258	3,868,478	6,704,736

	~~W~~	—	164,731,066	93,739,179	258,470,245

(*)	For financial instruments categorized as level 2, the carrying amount is considered as a reasonable approximation of the fair value and is thus, disclosed by fair value.

(iii)

Details of valuation technique and inputs used in the fair value measurement categorized within level 2 and level 3 of the fair value hierarchy of financial instruments measured at amortized cost as of June 30, 2023 and December 31, 2022 are as follows:

	Valuation technique	Input
Level 2
Financial assets:
Securities measured at amortized cost	Discounted cash flow method	Discount rate
Financial liabilities:
Debentures	Discounted cash flow method	Discount rate
Level 3
Financial assets:
Loans measured at amortized cost	Discounted cash flow method	Credit spread, Other spread, Prepayment rate
Other financial assets	Discounted cash flow method	Other spread
Financial liabilities:
Deposits	Discounted cash flow method	Other spread
Borrowings	Discounted cash flow method	Other spread
Other financial liabilities	Discounted cash flow method	Other spread

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

45. Categories of Financial Assets and Liabilities

Categories of financial assets and liabilities as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023
	Cash and cash equivalents		Financial instruments measured at FVTPL	Financial instruments designated at FVTPL	Financial instruments measured at FVOCI	Financial instruments designated at FVOCI	Financial instruments measured at amortized cost	Hedging purpose derivative instruments	Total
Financial assets:
Cash and due from banks	~~W~~	10,544,623	—	—	—	—	4,818,547	—	15,363,170
Securities measured at FVTPL		—	14,381,210	—	—	—	—	—	14,381,210
Securities measured at FVOCI		—	—	—	19,288,482	17,363,409	—	—	36,651,891
Securities measured at amortized cost		—	—	—	—	—	6,708,107	—	6,708,107
Loans measured at FVTPL		—	508,887	—	—	—	—	—	508,887
Loans measured at amortized cost		3,596,364	—	—	—	—	185,593,879	—	189,190,243
Derivative financial assets		—	8,800,915	—	—	—	—	286,331	9,087,246
Other financial assets		—	—	—	—	—	17,184,105	—	17,184,105

	~~W~~	14,140,987	23,691,012	—	19,288,482	17,363,409	214,304,638	286,331	289,074,859

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	—	—	1,607,710	—	—	—	—	1,607,710
Deposits		—	—	—	—	—	67,374,517	—	67,374,517
Borrowings		—	—	—	—	—	26,111,536	—	26,111,536
Debentures		—	—	—	—	—	150,225,557	—	150,225,557
Derivative financial liabilities		—	9,185,017	—	—	—	—	1,248,273	10,433,290
Other financial liabilities		—	—	—	—	—	19,237,005	—	19,237,005

	~~W~~	—	9,185,017	1,607,710	—	—	262,948,615	1,248,273	274,989,615

	December 31, 2022
	Cash and cash equivalents		Financial instruments measured at FVTPL	Financial instruments designated at FVTPL	Financial instruments measured at FVOCI	Financial instruments designated at FVOCI	Financial instruments measured at amortized cost	Hedging purpose derivative instruments	Total
Financial assets:
Cash and due from banks	~~W~~	7,088,563	—	—	—	—	4,450,243	—	11,538,806
Securities measured at FVTPL		39,903	11,912,003	—	—	—	—	—	11,951,906
Securities measured at FVOCI		—	—	—	20,814,864	16,870,055	—	—	37,684,919
Securities measured at amortized cost		—	—	—	—	—	6,355,884	—	6,355,884
Loans measured at FVTPL		—	541,811	—	—	—	—	—	541,811
Loans measured at amortized cost		4,744,002	—	—	—	—	193,301,601	—	198,045,603
Derivative financial assets		—	9,609,026	—	—	—	—	185,429	9,794,455
Other financial assets		—	—	—	—	—	7,676,612	—	7,676,612

	~~W~~	11,872,468	22,062,840	—	20,814,864	16,870,055	211,784,340	185,429	283,589,996

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	—	—	1,469,724	—	—	—	—	1,469,724
Deposits		—	—	—	—	—	68,326,656	—	68,326,656
Borrowings		—	—	—	—	—	25,429,244	—	25,429,244
Debentures		—	—	—	—	—	158,711,896	—	158,711,896
Derivative financial liabilities		—	10,118,348	—	—	—	—	1,198,654	11,317,002
Other financial liabilities		—	—	—	—	—	6,717,731	—	6,717,731

	~~W~~	—	10,118,348	1,469,724	—	—	259,185,527	1,198,654	271,972,253

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

46. Offsetting of Financial Assets and Liabilities

Details of financial instruments subject to offsetting, enforceable master netting agreements or similar agreements as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023
	Gross amounts of recognized financial asset		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral received
Derivative financial assets (*)	~~W~~	9,087,246	—	9,087,246	5,902,870	45,230	3,139,146
Unsettled spot exchange receivables (*)		13,868,492	—	13,868,492	13,864,234	—	4,258
Unsettled domestic exchange receivables		4,607,523	2,863,445	1,744,078	—	—	1,744,078
Security pledged as collateral for repurchase agreements		1,721,316	—	1,721,316	295,527	—	1,425,789
Reverse repurchase agreements		540,000	—	540,000	540,000	—	—
Loaned securities		29,040	—	29,040	29,040	—	—
Receivables from securities transaction		18,648	—	18,648	18,648	—	—

	~~W~~	29,872,265	2,863,445	27,008,820	20,650,319	45,230	6,313,271

	June 30, 2023
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral pledged
Derivative financial liabilities (*)	~~W~~	10,433,290	—	10,433,290	5,903,257	236,265	4,293,768
Unsettled spot exchange payables (*)		13,873,983	—	13,873,983	13,864,234	—	9,749
Unsettled domestic exchange payables		3,166,030	2,863,445	302,585	—	—	302,585
Repurchase agreements		295,527	—	295,527	295,527	—	—
Payables from securities transaction		110,521	—	110,521	110,521	—	—

	~~W~~	27,879,351	2,863,445	25,015,906	20,173,539	236,265	4,606,102

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

46. Offsetting of Financial Assets and Liabilities, Continued

	December 31, 2022
	Gross amounts of recognized financial asset		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral received
Derivative financial assets (*)	~~W~~	9,794,455	—	9,794,455	5,814,449	71,536	3,908,470
Unsettled spot exchange receivables (*)		2,597,457	—	2,597,457	2,593,577	—	3,880
Unsettled domestic exchange receivables		6,008,639	2,261,306	3,747,333	—	—	3,747,333
Security pledged as collateral for repurchase agreements		2,373,401	—	2,373,401	57,619	—	2,315,782
Reverse repurchase agreements		2,240,000	—	2,240,000	2,240,000	—	—
Loaned securities		—	—	—	—	—	—
Receivables from securities transaction		11,940	—	11,940	11,940	—	—

	~~W~~	23,025,892	2,261,306	20,764,586	10,717,585	71,536	9,975,465

	December 31, 2022
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral pledged
Derivative financial liabilities (*)	~~W~~	11,317,002	—	11,317,002	5,552,654	501	5,763,847
Unsettled spot exchange payables (*)		2,593,992	—	2,593,992	2,593,577	—	415
Unsettled domestic exchange payables		2,503,572	2,261,306	242,266	—	—	242,266
Repurchase agreements		57,619	—	57,619	57,619	—	—
Payables from securities transaction		18,305	—	18,305	18,305	—	—

	~~W~~	16,490,490	2,261,306	14,229,184	8,222,155	501	6,006,528

(*)

For the derivatives covered by the ISDA derivative contracts, all contracts are settled and the net amount of derivative contracts is measured and paid based on the liquidation value if the counterparty files for bankruptcy or has any credit issues.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

47. Operating Segments

(1)

The Bank has four reportable segments, as described below, which are the Bank’s strategic business units. They are managed separately because each business requires different technology and marketing strategies. The following summary describes general information about each of the Bank’s reportable segments:

Segments	General information
Corporate finance	Provides trade finance and loans to corporate customers
Investment finance	Provides consulting services to corporate such as capital finance, restructuring, etc.
Asset management	Provides asset management services to individual and corporate customers
Others	Any other segment not mentioned above

(2)	Operating income (loss) from external customers and among operating segments for the six-month periods ended June 30, 2023 and 2022 are as follows:

	2023
	Corporate finance		Investment finance	Asset management	Others	Total
Operating income from external customers	~~W~~	813,513	891,670	21,523	660,330	2,387,036
Operating income (loss) from intersegment sales		6,843	(156,692)	—	149,849	—

	~~W~~	820,356	734,978	21,523	810,179	2,387,036

	2022
	Corporate finance		Investment finance	Asset management	Others	Total
Operating income from external customers	~~W~~	348,740	(2,229,168)	14,913	2,388,343	522,828
Operating income (loss) from intersegment sales		(11,257)	1,765,364	—	(1,754,107)	—

	~~W~~	337,483	(463,804)	14,913	634,236	522,828

(3)	Details of segment results for the Bank’s reportable segments for the six-month periods ended June 30, 2023 and 2022 are as follows:

	2023
	Corporate finance		Investment finance	Asset management	Others	Total
Net interest income	~~W~~	410,546	(303,171)	6,949	759,892	874,216
Non-interest income
Income related to securities (*1)		20,504	57,997	—	77,562	156,063
Other non-interest income		204,013	479,544	20,375	(25,272)	678,660

		224,517	537,541	20,375	52,290	834,723
Provision for loan losses and others (*2)		510,878	546,456	—	(618)	1,056,716
General and administrative expenses		(325,585)	(45,848)	(5,801)	(1,385)	(378,619)

Operating income	~~W~~	820,356	734,978	21,523	810,179	2,387,036

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

47. Operating Segments, Continued

	2022
	Corporate finance		Investment finance	Asset management	Others	Total
Net interest income	~~W~~	468,945	(192,035)	2,996	618,969	898,875
Non-interest income
Income related to securities (*1)		(52,601)	(80,891)	—	18,685	(114,807)
Other non-interest income		391,328	356,364	18,672	(44)	766,320

		338,727	275,473	18,672	18,641	651,513
Provision for loan losses and others (*2)		(105,802)	(492,540)	—	(2,077)	(600,419)
General and administrative expenses		(364,387)	(54,702)	(6,755)	(1,297)	(427,141)

Operating income	~~W~~	337,483	(463,804)	14,913	634,236	522,828

(*1)	Income related to securities is composed of net gain (loss) on securities measured at FVTPL, securities measured at FVOCI and securities measured at amortized cost.
(*2)	Provision for loan losses and others comprises of provision for loan losses, provision for derivative credit risks, gains (losses) on sales of loans, and increase (reversal) of provision.

(4)

Geographical revenue information about the Bank’s operating segments for the six-month periods ended June 30, 2023 and 2022 and the geographical non-current asset information as of June 30, 2023 and December 31, 2022 are as follows:

	Revenues (*1)			Non-current assets (*2)
	2023		2022	June 30, 2023	December 31, 2022
Domestic	~~W~~	24,838,259	29,983,161	29,990,835	28,918,343
Overseas		2,708,772	2,192,382	111,731	86,363

	~~W~~	27,547,031	32,175,543	30,102,566	29,004,706

(*1)

Revenues consist of interest income, fees and commission income, dividend income, income related to securities, foreign currency transaction gain, gain on derivatives, other operating income and provision for loan losses.

(*2)	Non-current assets consist of investments in subsidiaries and associates, property and equipment, investment property and intangible assets.

48. Risk Management

(1) Introduction

(i) Objectives and principles

The Bank’s risk management aims to maintain financial soundness and effectively manage various risks pertinent to the nature of the Bank’s business. The Bank has set up and fulfilled policies to manage risks timely and effectively. Pursuant to the policies, the Bank’s risks shall be

•	managed comprehensively and independently,

•	recognized timely, evaluated exactly and managed effectively,

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

48. Risk Management, Continued

•	maintained to the extent that the risks balance with profit,

•	diversified appropriately to avoid concentration on specific segments,

•	managed to prevent excessive exposure by the setting up and managing of tolerance limits and guidelines.

(ii) Risk management strategy and process

The Bank’s risk management business is separated into two different stages; the ‘metrification stage,’ in which risks are estimated and monitored, and the ‘integration stage,’ in which information gained during the risk management process is integrated and used in management strategies. Risk management is recognized as a key component of the Bank’s management and seeks to change from its previously adaptive and limited role to more leading and comprehensive role.

Furthermore, the Bank focuses on consistent communication among different departments to establish a progressive consensus on risk management.

(iii) Risk management governance

Risk Management Committee

The Bank’s Risk Management Committee is the highest decision-making committee on risk management (a subcommittee within the Board of Directors) and is composed of four people, including the President of the committee (an outside director). The Committee performs the function of deciding on major matters related to risk management, such as establishing basic risk management policies, assessing capital adequacy and the management system, and setting exposure limits by country.

The CEO of the Bank and the head of Risk Management Segment

The CEO of the Bank, according to the policies of risk management, performs his or her role to manage and direct risk management in order to sustain efficiency and internal control. The head of the Risk Management Segment is responsible for supervising the overall administration of the Bank’s risk management business and providing risk-related information to members of the board of directors and the Bank’s management.

Risk Management Policy Committee

The Bank’s Risk Management Policy Committee is composed of the leaders of all business segments, and exercises its role to decide important matters relating to the Bank’s portfolio including allocating internal capital limits by segment and setting exposure limits by industry, and to preliminarily review matters for main decision of the Risk Management Committee.

(iv) Performance of risk management committee

The Risk Management Committee performs comprehensive reviews of all the affairs related to risk management and deliberates the decisions of the board of directors. For the year ended June 30, 2023, the key activities of the Risk Management Committee are as follows:

•	Major decision

•	Risk management plan for 2023

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

48. Risk Management, Continued

•	Contingency funding plan for 2023

•	Setting and managing exposure limits by country for 2023

•	Major reporting

•	Resolution of Credit Committee for the fourth quarter of 2022

•	Result of ex-post validation of credit rating system and default rates, and verification of risk measurement factors for internal purposes

•	Setting management limit of credit portfolios of 2023

•	Allocation of internal capital limits of 2023

•	Resolution of Credit Committee for the first quarter of 2023

•	Adjustment of limit of credit portfolio (industry, policy)

•	Adjustment of exposure limits by country

(v) Improvement of risk management system

For the continuous improvement of risk management, financial soundness and capital adequacy, the Bank performs the following:

•	Continuous improvement of Basel

•	Improvements in the internal capital adequacy assessment system, in line with the guidelines set by the Financial Supervisory Service (FSS) in 2008, to manage capital adequacy more effectively

•	Improvements in the credit assessment system on Low Default Portfolio (LDP)

•	Elaboration of risk measuring criteria including credit risk parameters and measurement logics

•	Development of the application system for timely calculation of LCR and NSFR

•	Rebuilding the Corporate Credit Rating System (approved by Financial Supervisory Services on October 26, 2017)

•	Establishment of the system to calculate Basel Interest Rate Risk in the Banking Book coming to domestic in September 2018

•	Establishment of the system to comply with the amended regulation relating to risk-weighted assets under Basel III in December 2020

•	Development of system related to Fundamental Review of the Trading Book (FRTB) under Basel III in August 2022

•	Development of system related to operational risk under Basel III in September 2022

•	Expansion of risk management infrastructure

•	Establishment of the RAPM system to reflect risks to the Bank’s business and support decision-making upon management, and application of performance assessment at the branch level since 2010

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

48. Risk Management, Continued

•	Enforcement of risk management related to irregular compound derivatives and validation of the derivative pricing model developed by the Bank’s Front Office

•	Establishment of IFRS 9 accounting system to calculate a loan loss allowances under IFRS 9 in March 2017 and, since then, run of IFRS 9 accounting system in January 2018

(vi) Risk management reporting and measuring system

The Bank endeavours consistently to objectively and rationally measure and manage all significant risks considering the characteristics of operational areas, assets and risks. In relation to reporting and measurement, the Bank has developed application systems as follows:

Application system	Approach	Completion date	Major function
Corporate Credit Rating System	Logit Model	Oct. 2017	Rebuilding the Corporate Credit Rating System
Market Risk Management System	Risk Watch	Jun. 2002 Feb. 2019	Summarize position, manage exposure limits and calculate Market VaR
	RS Model	Sep. 2012	Calculate regulatory capital by Standardized Approach
	Murex M/O	Apr. 2013	Supplement of RiskWatch to calculate VaR
Interest/Liquidity Risk Management System	In-house	May. 2019	Calculation of interest risk, liquidity risk, etc.
Operational Risk Management System	Standardized Approach	May. 2006	Manage process and calculate CSA, KRI and OP VaR, etc.
BIS Capital Ratio Calculation/Credit Risk Measurement System	Fermat RaY	Sep. 2006 Dec. 2013	Calculate equity, credit risk-weighted assets and credit risk, etc.
Loan Loss Allowance	IFRS	Jan. 2011	Incurred loss model
Calculation System	IFRS 9	Mar. 2017	Expected loss model

(vii) Response to Basel

The Korean financial authorities have implemented Basel II since January 2008, and the Standardized Approach and the Foundation Internal Ratings-Based Approach for calculating credit risk are applicable.

In conformity with the implementation roadmap of Basel II, the Bank obtained the approval to use the Foundation Internal Ratings-Based Approach on credit risk from the FSS in July 2008 and has applied the approach since late June 2008. The Bank applies the Standardized Approach on market risks and operational risks.

The Bank completed the Basel III standard risk management system in preparation of the adoption of the Basel III regulations announced on December 1, 2013. Starting from 2013 year-end, the BIS capital adequacy ratio has been measured in accordance to the Basel III regulations.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

48. Risk Management, Continued

Responding to the requirements of the financial authorities, the Bank recognizes interest rate risk, liquidity risk, credit bias risk and reputation risk besides Pillar I risks (credit risk, market risk and operational risk). The Bank has actively responded to the Pillar 2 regulation, including additional capital requirements based on comprehensive assessment of risk management levels since 2015. In addition, from the end of 2015, the Bank has applied the uniform standards for the public announcement of financial business for Basel compliance.

The Bank completed revised standards such as capital requirements for banks’ investments in funds in 2017, capital requirements for securitization in 2018, and the Standardised Approach for measuring counterparty credit risk (SA-CCR) in 2019.

To comply with the amended regulation relating to risk-weighted assets under Basel III, the Bank completed the consultation and the development of the relevant systems and the amended regulation has been applied since the calculation of the BIS ratio at the end of 2020.

The Bank has completed IT consulting and system development related to Market Risk Regulation (Fundamental Review of the Trading Book , FRTB) and Operational Risk Regulation under Basel III during the second half of 2022.

(viii) Internal capital adequacy assessment process

Internal capital adequacy assessment process is defined as the process that the Bank aggregates significant risks, calculates its internal capital, compares the internal capital with the available capital and assesses its internal capital adequacy. The internal capital adequacy report including the assessment results at the end of the year is prepared and reported to the Risk Management Policy Committee.

•	Internal capital adequacy assessment

For the internal capital adequacy assessment, the Bank calculates its aggregated internal capital by evaluating all significant risks and available capital considering the quality and components of capital, and then assesses the internal capital adequacy by comparing the aggregated internal capital with the available capital.

In addition, the Bank conducts periodic stress tests more than once every six months to assess potential weakness in crisis situations and uses its results to assess the internal capital adequacy. The Bank assumes the macroeconomic situation as three stages of ‘normal- pessimistic-serious’ and is preparing countermeasures such as checking the adequacy of capital by each stage.

•	Goal setting of internal capital management

The Bank sets up and manages an internal capital limit on an annual basis, through the approval of the Risk Management Committee, to maintain internal capital adequacy by managing internal capital (integrated risks) within the extent of available capital.

The prior year’s internal capital, analysis of domestic and foreign environment changes in the current year, and the direction and size of operations are all reflected in the goal setting of internal capital management to calculate the integrated internal capital scale. Moreover, Bank for International Settlements(BIS) capital adequacy ratio and risk appetite are taken into consideration in the goal setting of internal capital management.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

48. Risk Management, Continued

•	Allocation of internal capital

The Bank’s Risk Management Committee approves entire internal capital and the Risk Management Policy Committee allocates the capital to each segment and department, considering the extent of possible risk faced and size of operations. The allocated internal capital is monitored regularly and managed using various management methods. The results of monitoring and managing the allocated internal capital are reported to the Risk Management Committee. In case of any material changes in the Bank’s business plan or risk operation strategy, the Bank adjusts the allocations elastically.

•	Composition of internal capital

Internal capital comprises all the significant risks of the Bank and is composed of quantifiable and non-quantifiable risks. Quantifiable risks are composed of credit risk, market risk, interest rate risk, operational risk and credit concentration risk, foreign currency settlement risk, and are risks measured quantitatively by applying reasonable methodology using objective data. Non-quantifiable risks are composed of strategy risk, reputation risk, residual risk on asset securitization and furthermore. Non-quantifiable risks are those risks that cannot be measured quantitatively because of lack of data or the absence of appropriate measuring methodologies.

(2) Credit Risk

(i) Concept

Credit risk can be defined as potential loss resulting from the refusal to perform obligations or default of counterparties. More generally, it is used to refer to the possibility of loss from engaged bonds that cannot be redeemed properly or from substitute payments.

(ii) Approach to credit risk management

Summary of credit risk management

The Bank regards credit risk as the most significant risk area in its business operations, and accordingly, closely monitors its credit risk exposure. The Bank manages both credit risks at portfolio level and at individual credit level. At portfolio level, the Bank reduces credit concentration and restructures the portfolio in such a way to maximize profitability considering the risk level. To avoid credit concentration on a particular sector, the Bank manages credit limits by client, group, and industry. The Bank also resets exposure management directives for each industry by conducting an industry credit evaluation twice a year.

At the individual credit level, the relationship manager (RM), the credit officer (CO) and the Credit Review Committee manage each borrowers’ credit risk.

Post management and insolvent borrower management

The Bank monitors the borrower’s credit rating from the date of the loan to the date of the final collection of debt consistently and inspects the borrower’s status regularly and frequently to prevent the generation of new bad debts and to stabilize the number of debt recoveries.

In addition, an early warning system is operated to spot borrowers that are highly likely to be insolvent. The early warning system provides financial information, financial transaction information, public information and

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

48. Risk Management, Continued

market information of the borrower, and such information is used by the RM and the CO to monitor and manage changes in the borrower’s credit rating.

A borrower that is likely to be insolvent is classified as an early warning borrower or a precautionary borrower, depending on the level of insolvency risk. The Bank sets up a specific and applicable stabilization plan for such a borrower considering the borrower’s characteristics. Furthermore, sub-standard borrowers are classified as insolvent borrowers, and are managed intensively by the Bank, which takes legal proceedings, disposals or corporate turnaround measures if necessary.

Classification of asset soundness and provision of allowance for loss

Classification of asset soundness is fulfilled by the analysis and assessment of credit risk. The classification is used to provide an appropriate allowance, prevent further occurrences of insolvent assets and promote the normalization of existing insolvent assets to enhance the stabilization of asset operations.

Based on the Financial Supervisory Regulations of the Republic of Korea, the Bank has established standards and guidelines on the classification of asset soundness, according to the Forward-Looking Criteria, which reflects not only the borrower’s past records of repayment but also their future debt repayment capability.

In conformity with these standards, the Bank classifies the soundness of its assets as “normal”, “precautionary”, “substandard”, “doubtful”, or “estimated loss” and differentiates the coverage ratio by the level of classification.

Details of loans by credit rating as of June 30, 2023 and December 31, 2022 are as follows:

< Corporate >

	June 30, 2023
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	161,409,030	142,040,280	19,368,750	—
BBB2 ~ CCC		29,614,531	10,049,144	18,091,148	1,474,239
Below CC		1,054,812	—	52,285	1,002,527

	~~W~~	192,078,373	152,089,424	37,512,183	2,476,766

	December 31, 2022
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	169,982,892	150,604,520	19,378,372	—
BBB2 ~ CCC		30,582,238	8,314,570	20,210,063	2,057,605
Below CC		1,283,425	—	52,693	1,230,732

	~~W~~	201,848,555	158,919,090	39,641,128	3,288,337

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

48. Risk Management, Continued

< Retail >

	June 30, 2023
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Grade 1~ Grade 6	~~W~~	159,569	152,900	6,669	—
Grade 7~ Grade 8		2,190	—	2,071	119
Grade 9~ Grade 10		907	—	—	907

	~~W~~	162,666	152,900	8,740	1,026

	December 31, 2022
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Grade 1~ Grade 6	~~W~~	181,023	173,381	7,642	—
Grade 7~ Grade 8		2,116	—	2,084	32
Grade 9~ Grade 10		536	—	—	536

	~~W~~	183,675	173,381	9,726	568

Details of payment guarantees (including financial guarantees) and unused commitments by credit rating as of June 30, 2023 and December 31, 2022 are as follows:

< Corporate >

	June 30, 2023
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
AAA ~ BBB1	~~W~~	48,282,630	44,637,360	3,645,270	—
BBB2 ~ CCC		5,352,248	1,998,424	3,296,261	57,563
Below CC		—	—	—	—

	~~W~~	53,634,878	46,635,784	6,941,531	57,563

Payment guarantees (including financial guarantees):
AAA ~ BBB1	~~W~~	6,868,841	5,945,364	923,477	—
BBB2 ~ CCC		10,491,044	5,165,278	5,305,218	20,548
Below CC		18,497	—	120	18,377

	~~W~~	17,378,382	11,110,642	6,228,815	38,925

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

48. Risk Management, Continued

	December 31, 2022
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
AAA ~ BBB1	~~W~~	42,065,612	38,276,358	3,789,254	—
BBB2 ~ CCC		5,108,112	1,943,066	3,112,816	52,230
Below CC		—	—	—	—

	~~W~~	47,173,724	40,219,424	6,902,070	52,230

Payment guarantees (including financial guarantees):
AAA ~ BBB1	~~W~~	6,921,986	6,008,602	913,384	—
BBB2 ~ CCC		9,773,163	4,598,273	3,826,826	1,348,064
Below CC		12,110	—	154	11,956

	~~W~~	16,707,259	10,606,875	4,740,364	1,360,020

< Retail >

	June 30, 2023
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
Grade 1~ Grade 6	~~W~~	40,764	39,892	872	—
Grade 7~ Grade 8		28	—	28	—
Grade 9~ Grade 10		—	—	—	—

	~~W~~	40,792	39,892	900	—

	December 31, 2022
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
Grade 1~ Grade 6	~~W~~	32,230	31,779	451	—
Grade 7~ Grade 8		20	—	20	—
Grade 9~ Grade 10		—	—	—	—

	~~W~~	32,250	31,779	471	—

(iii) Measurement methodology of credit risk

Pursuant to Basel III, the Bank selects the measurement methodology of credit risk considering the complexity of measurement, measurement factors, estimating methods and others. Measurement approaches are divided into Standardized Approach and Internal Ratings-Based Approach.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

48. Risk Management, Continued

Standardized Approach (“SA”)

In the case of the Standardized Approach, the risk weights are applied according to the credit rating assessed by External Credit Assessment Institution (“ECAI”). Risk weights in each credit rating are as follows:

Credit rating	Corporate	Country	Bank
AAA ~ AA-	20.0%	0.0%	20.0%
A+ ~ A-	50.0%	20.0%	30.0%
BBB+ ~ BBB-	75.0%	50.0%	50.0%
BB+ ~ BB-	100.0%	100.0%	100.0%
B+ ~ B-	150.0%	100.0%	100.0%
Below B-	150.0%	150.0%	150.0%
Unrated	100.0% (*)	100.0%	Rating based on due diligence

(*)	In case of small and medium-sized business, 85.0% is applied.

The OECD is designated as foreign ECAI and Korea Investrors Service Co., Ltd., NICE Investors Services Co., Ltd. and the Korea Ratings Co., Ltd. are designated as domestic ECAI.

The Bank applies the credit rating based on the corresponding loan and same borrower’s unsecured senior loans. In the case the borrower’s risk weight is higher than the unrated exposure’s risk weight (100%), the higher weight is applied. In the case the borrower has more than one rating, the higher weight of the two lowest weights (Second Best Criteria) is applied.

Internal Ratings-Based Approach (IRB)

To use the Internal Ratings-Based Approach, a bank must be approved by the FSS and should also meet the requirement pre-set by the FSS.

In relation to Basel II that has been adopted domestically as of January 2008, the Bank gained approval from the FSS to use the Foundation Internal Ratings-Based Approach in July 2008. The Bank has calculated credit risk-weighted assets using the approach since late June 2008.

Measurement method of credit risk-weighted asset

The Bank calculates credit risk-weighted assets of corporate exposures and asset securitization exposures using the Foundation Internal Ratings-Based Approach as of June 30, 2023.

The Standardized Approach is applied to country exposures, public institution exposures and bank exposures permanently and applied to overseas subsidiary and the Bank’s branch pursuant to prior consultation with the FSS.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

48. Risk Management, Continued

<Approved measurement method>
Measurement method		Exposure
Standardized Approach	Permanent SA	— Countries, public institutions, banks, equity
	SA	— Overseas subsidiaries and branches, and other assets, retail, residential mortgage, commercial properties
Foundation Internal Ratings-Based Approach		— Corporate, small and medium enterprises, asset securitization (at each credit level)
Application of IRB by phase		— Special lending, non-residence and others

The mitigated effect of credit risks reflects the related policies which consider eligible collateral and guarantees. The Bank calculates the credit risk-weighted assets using the capital adequacy ratio.

Upon the calculation of credit risk-weighted assets for derivatives, the Bank takes into consideration the set-off effects of transactions under legally enforceable rights to set-off to calculate exposures.

Credit rating model

The results of credit rating are presented as grades through an assessment of the debt repayment capacity that the principal and interest of debt securities or loans are redeemed while complying with contractual redemption schedule.

Using the Bank’s internal credit rating model, the Bank classifies debtors’ credit rating into 14 grades (AAA~D). To distinguish the difference between credits in the same grade, the Bank uses 20 stages as auxiliaries to 14 grades.

The Bank’s regular credit rating process is carried out once a year and in the case of the change of debtor’s credit condition, the credit rating is frequently adjusted as necessary to retain the adequacy of credit rating.

The results of credit rating are applied to various areas such as discrimination of loan processes, loan limit, loan interest rate, post loan management standard process, credit risk measurement, and allowance for loan losses assessment.

Credit rating process control structure

According to the Principle of Checks and Balances, the Bank has established the credit rating process control structure by which the credit rating system operates appropriately.

•	Independent assessment of credit rating: The Bank’s business segment (RM) and credit rating assessment segment (Senior Rating Officer) are independently operated.

•	Independent control of credit rating system: The control of credit rating system including the development of credit rating model is independently implemented by the Bank’s Risk Management Department.

•	Independent verification of credit rating system: Credit rating system is independently verified by Risk Validation Team of the Financial Planning Department.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

48. Risk Management, Continued

•	Internal audit of credit rating process: Credit rating process is regularly audited by the Bank’s internal audit department.

•	Role of the Board of Directors and the Bank’s management: Major issues relating to credit process are approved by the Board of Directors and are regularly monitored by the Bank’s top management.

The Bank reviews debt repayability based on a credit analysis when handling loans. Depending on the results, credit loan preservation is executed as necessary using such methods as interest rate preservation due to credit risk.

The Bank evaluates the value of the collateral, performing ability and legal validity of the guarantee at the initial acquisition. The Bank re-evaluates the provided collateral and guarantees regularly for them to be reasonably preserved.

For guarantees, the Bank demands a corresponding written guarantee according to loan handling standards and the guarantor’s credit rating is independently calculated when in conformance with the credit rating endowment method.

The quantification of the extent to which collateral and other credit enhancements mitigate credit risk of impaired financial assets as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023		December 31, 2022
Securities measured at FVOCI	~~W~~	73,359	72,739
Loans measured at amortized cost		2,540,722	3,345,216
Other assets		11,713	14,221

(iv) Credit exposure

Geographical information of credit exposure as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023
	Korea		Hong Kong	Ireland	Uzbekistan	Brazil	Hungary	UK	USA	Ohers	Total
Due from banks (excluding due from BOK)	~~W~~	866,646	1,435,056	—	39,384	90,583	422,833	750,293	3,578,358	1,555,626	8,738,779
Securities measured at FVOCI:
Bonds (excluding government bonds)		11,478,780	224,447	13,063	—	—	—	290,920	5,261,552	3,069,100	20,337,862
Securities measured at amortized cost
Bonds (excluding government bonds)		1,166,145	—	—	—	—	—	—	—	—	1,166,145
Loans		152,336,665	1,626,735	1,583,319	613,365	802,131	1,001,433	1,622,364	5,768,897	42,019,538	207,374,447
Derivative financial assets		93,244	5,793	—	—	—	—	45,500	536	141,311	286,384
Other assets		7,312,234	—	—	—	—	—	—	—	9,990,001	17,302,235

		173,253,714	3,292,031	1,596,382	652,749	892,714	1,424,266	2,709,077	14,609,343	56,775,576	255,205,852

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

48. Risk Management, Continued

	June 30, 2023
	Korea		Hong Kong	Ireland	Uzbekistan	Brazil	Hungary	UK	USA	Ohers	Total
Guarantees (including financial guarantees)		17,028,117	—	—	—	—	49,886	—	245,141	55,239	17,378,383
Commitments		46,301,579	126,644	139,652	—	26,256	2,855	381,292	3,631,488	3,065,904	53,675,670

		63,329,696	126,644	139,652	—	26,256	52,741	381,292	3,876,629	3,121,143	71,054,053

	~~W~~	236,583,410	3,418,675	1,736,034	652,749	918,970	1,477,007	3,090,369	18,485,972	59,896,719	326,259,905

	December 31, 2022
	Korea		Hong Kong	Ireland	Uzbekistan	Brazil	Hungary	UK	USA	Ohers	Total
Due from banks (excluding due from BOK)	~~W~~	1,449,224	1,405,648	—	38,019	87,444	365,514	536,418	3,329,355	1,031,286	8,242,908
Securities measured at FVOCI:
Bonds (excluding government bonds)		13,531,541	241,512	12,533	—	—	—	297,115	4,953,262	2,807,821	21,843,784
Loans		164,692,863	1,913,983	1,534,814	687,498	339,476	929,402	1,471,985	5,616,327	44,228,252	221,414,600
Derivative financial assets		108,797	3,572	—	—	—	—	8,681	18,656	45,771	185,477
Other assets		1,559,148	—	—	—	—	—	—	—	6,233,425	7,792,573

		181,341,573	3,564,715	1,547,347	725,517	426,920	1,294,916	2,314,199	13,917,600	54,346,555	259,479,342
Guarantees (including financial guarantees)		16,226,813	—	—	—	—	48,285	—	241,660	190,503	16,707,261
Commitments		42,293,299	166,993	110,971	—	126,730	20,268	416,056	2,281,667	1,789,989	47,205,973

		58,520,112	166,993	110,971	—	126,730	68,553	416,056	2,523,327	1,980,492	63,913,234

	~~W~~	239,861,685	3,731,708	1,658,318	725,517	553,650	1,363,469	2,730,255	16,440,927	56,327,047	323,392,576

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

48. Risk Management, Continued

Industry information of credit exposure as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	—	7,997,202	741,577	8,738,779
Securities measured at FVOCI:
Bonds (excluding government bonds)		3,154,124	13,443,573	3,740,165	20,337,862
Securities measured at amortized cost
Bonds (excluding government bonds)		179,445	544,449	442,251	1,166,145
Loans		85,649,619	102,523,066	19,201,762	207,374,447
Derivative financial assets		—	286,384	—	286,384

Other assets		259,387	587,607	16,455,241	17,302,235
		89,242,575	125,382,281	40,580,996	255,205,852
Guarantees (including financial guarantees)		15,106,622	2,131,857	139,903	17,378,382
Commitments		23,358,315	25,883,333	4,434,023	53,675,671

		38,464,937	28,015,190	4,573,926	71,054,053

	~~W~~	127,707,512	153,397,471	45,154,922	326,259,905

	December 31, 2022
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	—	7,636,352	606,556	8,242,908
Securities measured at FVOCI:
Bonds (excluding government bonds)		3,642,461	14,432,050	3,769,273	21,843,784
Loans		84,698,134	117,538,177	19,178,289	221,414,600
Derivative financial assets		—	185,477	—	185,477
Other assets		244,043	468,531	7,079,999	7,792,573

	88,584,638		140,260,587	30,634,117	259,479,342
Guarantees (including financial guarantees)		14,244,265	2,070,682	392,314	16,707,261
Commitments		22,153,544	23,477,561	1,574,868	47,205,973

	36,397,809		25,548,243	1,967,182	63,913,234

	~~W~~ 124,982,447		165,808,830	32,601,299	323,392,576

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

48. Risk Management, Continued

The detail of credit exposures by industry affected by the pandemic of COVID-19 as of June 30, 2023 and December 31, 2022 are as follows and the exposures by industries could be changed according to economic fluctuations.

	Due from banks (excluding due from BOK)		Securities measured at FVOCI	Securities measured at amortized cost Bonds (excluding government bonds)
			Bonds (excluding government bonds)		Loans	Derivative financial assets	Other assets	Subtotal	Guarantees (including financial guarantees)	Commitments	Subtotal	Total
Manufacturing:
Display	~~W~~	—	9,677	—	693,499	—	5,242	708,418	89	662,249	662,338	1,370,756
Semiconductor /Mobile phone		—	258,572	—	4,330,318	—	18,948	4,607,838	120,521	1,651,043	1,771,564	6,379,402
Automotive		—	292,732	—	11,966,866	—	30,133	12,289,731	568,364	1,605,337	2,173,701	14,463,432
Refinery/Chemical/Energy		—	828,150	139,498	18,013,669	—	70,165	19,051,482	147,446	5,766,272	5,913,718	24,965,200
Steel/Metal		—	210,719	—	10,037,974	—	22,635	10,271,328	663,931	3,007,658	3,671,589	13,942,917
Others		—	1,554,274	39,947	40,607,293	—	112,264	42,313,778	13,606,271	10,665,756	24,272,027	66,585,805

		—	3,154,124	179,445	85,649,619	—	259,387	89,242,575	15,106,622	23,358,315	38,464,937	127,707,512
Service:
Air transportation		—	5,831	—	3,063,621	—	13,692	3,083,144	225,280	33,000	258,280	3,341,424
Sea transportation		—	—	—	2,301,239	—	34,633	2,335,872	82,421	432,113	514,534	2,850,406
Other transportation		—	184,065	—	8,691,173	—	33,467	8,908,705	13,696	2,690,826	2,704,522	11,613,227
Leisure/Travel industry		—	—	—	10,424	—	45	10,469	—	1,700	1,700	12,169
Food/Accommodation		—	27,575	—	1,727,685	—	5,297	1,760,557	32,672	400,426	433,098	2,193,655
Automotive-related		—	—	—	549,430	—	1,697	551,127	6,587	123,728	130,315	681,442
Finance/Insurance and others		7,997,202	13,226,102	544,449	86,179,494	286,384	498,776	108,732,407	1,771,201	22,201,540	23,972,741	132,705,148

		7,997,202	13,443,573	544,449	102,523,066	286,384	587,607	125,382,281	2,131,857	25,883,333	28,015,190	153,397,471
Other:
Construction		—	142,475	422,308	3,671,114	—	10,174	4,246,071	102,390	1,638,092	1,740,482	5,986,553
Others		741,577	3,597,690	19,943	15,530,648	—	16,445,067	36,334,925	37,514	2,795,930	2,833,444	39,168,369

		741,577	3,740,165	442,251	19,201,762	—	16,455,241	40,580,996	139,904	4,434,022	4,573,926	45,154,922

	~~W~~	8,738,779	20,337,862	1,166,145	207,374,447	286,384	17,302,235	255,205,852	17,378,383	53,675,670	71,054,053	326,259,905

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

48. Risk Management, Continued

	December 31, 2022
	Due from banks (excluding due from BOK)		Securities measured at FVOCI
			Bonds (excluding government bonds)	Loans	Derivative financial assets	Other assets	Subtotal	Guarantees (including financial guarantees)	Commitments	Subtotal	Total
Manufacturing:
Display	~~W~~	—	—	1,289,473	—	5,100	1,294,573	382	33,564	33,946	1,328,519
Semiconductor/Mobile phone		—	226,042	4,267,310	—	16,770	4,510,122	152,023	1,564,613	1,716,636	6,226,758
Automotive		—	325,472	12,191,177	—	29,695	12,546,344	580,123	1,716,017	2,296,140	14,842,484
Refinery/Chemical/Energy		—	1,077,431	18,430,754	—	60,552	19,568,737	201,296	6,409,868	6,611,164	26,179,901
Steel/Metal		—	182,739	10,022,074	—	22,002	10,226,815	650,497	2,873,421	3,523,918	13,750,733
Others		—	1,830,777	38,497,346	—	109,924	40,438,047	12,659,944	9,556,061	22,216,005	62,654,052

		—	3,642,461	84,698,134	—	244,043	88,584,638	14,244,265	22,153,544	36,397,809	124,982,447
Service:
Air transportation		—	5,624	3,085,579	—	13,785	3,104,988	221,159	3,000	224,159	3,329,147
Sea transportation		—	—	2,493,475	—	31,018	2,524,493	78,278	374,025	452,303	2,976,796
Other transportation		—	166,659	8,724,268	—	23,326	8,914,253	16,597	2,583,356	2,599,953	11,514,206
Leisure/Travel industry		—	—	12,277	—	59	12,336	—	1,700	1,700	14,036
Food/Accommodation		—	11,589	2,043,522	—	4,873	2,059,984	39,249	347,915	387,164	2,447,148
Automotive-related		—	—	563,657	—	1,672	565,329	7,127	112,440	119,567	684,896
Finance/Insurance and others		7,636,352	14,248,178	100,615,399	185,477	393,798	123,079,204	1,708,272	20,055,125	21,763,397	144,842,601

		7,636,352	14,432,050	117,538,177	185,477	468,531	140,260,587	2,070,682	23,477,561	25,548,243	165,808,830
Other:
Construction		—	285,970	4,067,049	—	8,889	4,361,908	348,557	1,561,312	1,909,869	6,271,777
Others		606,556	3,483,303	15,111,240	—	7,071,110	26,272,209	43,757	13,556	57,313	26,329,522

		606,556	3,769,273	19,178,289	—	7,079,999	30,634,117	392,314	1,574,868	1,967,182	32,601,299

	~~W~~	8,242,908	21,843,784	221,414,600	185,477	7,792,573	259,479,342	16,707,261	47,205,973	63,913,234	323,392,576

Responding to the COVID-19 pandemic, the Bank recalculates the forward-looking information and recognises additional allowance for loan losses and provisions amounting to ~~W~~220,618 million for the year ended December 31, 2022.

Credit exposures of debt securities by credit rating as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	25,899,450	25,641,809	257,641	—
BBB2 ~ CCC		101,839	18,961	82,878	—
Below CC		—	—	—	—

	~~W~~	26,001,289	25,660,770	340,519	—

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

48. Risk Management, Continued

	December 31, 2022
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	27,133,598	26,789,221	344,377	—
BBB2 ~ CCC		37,359	14,927	22,432	—
Below CC		—	—	—	—

	~~W~~	27,170,957	26,804,148	366,809	—

(3) Capital management activities

(i) Capital adequacy

The FSS approved the Bank’s use of the Foundation Internal Ratings-Based Approach in July 2008. The Bank has been using the same approach when calculating credit risk-weighted assets since the end of June 2008. The equity capital ratio and equity capital according to the standards of the Bank for International Settlements are calculated for such disclosure. The equity capital ratio and equity capital are calculated on a consolidated basis. In conformity with the Banking Act, which is based on the implementation of Basel III on December 1, 2013, the regulatory capital is divided into the following two categories.

Tier 1 capital

- Common Equity Tier 1

Regulatory capital that represents the most subordinated claim in liquidation of the Bank, takes the first and proportionately greatest share of any losses as they occur, and which principal is never repaid outside of liquidation meets the criteria for classification as common equity, including capital stock, capital surplus, retained earnings and accumulated other comprehensive income as common equity Tier 1.

- Additional Tier 1 capital

Capital stock and capital surplus related to issuance of capital securities that are subordinated, have non-cumulative and conditional dividends or interests, and have no maturity or step-up conditions.

Tier 2 capital (Supplementary Tier 2 capital)

Regulatory capital that fulfills supplementary capital adequacy requirements, and includes subordinated debt with maturities over 5 years and allowance for loan losses in conformity with external regulatory standards and internal standards.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

48. Risk Management, Continued

The BIS capital adequacy ratio and capital in accordance to Basel III standards as of June 30, 2023 and December 31, 2022 are as follows:

BIS capital adequacy ratio

	June 30, 2023		December 31, 2022
Equity capital based on BIS (A):
Tier 1 capital:
Common Equity Tier 1	~~W~~	37,344,180	35,125,348
Additional Tier 1 capital		—	—

		37,344,180	35,125,348
Tier 2 capital		3,511,975	3,197,936

	~~W~~	40,856,155	38,323,284

Risk-weighted assets (B):
Credit risk-weighted assets	~~W~~	272,255,911	277,265,026
Market risk-weighted assets		3,380,708	1,329,603
Operational risk-weighted assets		13,902,477	7,458,674

	~~W~~	289,539,096	286,053,303

BIS capital adequacy ratio (A/B):		14.11%	13.40%
Tier 1 capital ratio:		12.90%	12.28%
Common Equity Tier 1 ratio		12.90%	12.28%
Additional Tier 1 capital ratio		—	—
Tier 2 capital ratio		1.21%	1.12%

Equity capital based on BIS

	June 30, 2023		December 31, 2022
Tier 1 capital (A):
Common Equity Tier 1
Capital stock	~~W~~	23,706,559	23,151,559
Capital surplus, etc.		1,455,539	748,121
Retained earnings		7,907,321	7,355,027
Accumulated other comprehensive income		4,408,538	4,185,537
Common stock deductibles		(133,777)	(314,896)

		37,344,180	35,125,348
Tier 2 capital (B):
Allowance for doubtful accounts, etc.		933,188	972,578
Qualified capital securities		2,816,000	2,244,000
Non-qualified capital securities		—	—
Additional stock deductibles		(237,213)	(18,642)

		3,511,975	3,197,936

Equity capital (A+B)	~~W~~	40,856,155	38,323,284

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

48. Risk Management, Continued

(4) Market risk

(i) Concept

Market risk is defined as the possibility of potential loss resulting from fluctuations in interest rates, foreign exchange rates and the price of stocks and commodities. Trading position is exposed to risks, such as interest rate, stock price, and foreign exchange rate, etc. Non-trading position is mostly exposed to interest rates. Accordingly, the Bank classifies market risks into those exposed from trading position or those exposed from non-trading position.

(ii) Market risks of trading positions

Management method on market risks arising from trading positions

In response to the full implementation of Basel III market risk regulations, the Bank has been calculating and managing market risk capital in accordance with the Standardized Approach under Basel III since January 2023. The Standardized Approach under Basel III measures market risk by three components: sensitivity risk, default risk and residual risk. Sensitivity risk measures the market risk by five risk classes, which are general interest rate, credit spread, equity, foreign exchange and commodity. Default risk quantifies losses in the event of a default that exceeds normal market price fluctuations. Lastly, residual risk quantifies risk that cannot be measured by sensitivity risk and default risk. These components are then simply added together to calculate the total required capital.

The Bank sets total limit of market risk based on annual business plan, risk appetite and others and monitors Market Risk limit of each trading department on a daily basis.

Capital Requirements for Market risk

The Bank’s Capital Requirements for Market risk as of June 30, 2023 are as follows:

	June 30, 2023
Sensitivity risk:
General interest rate	~~W~~	79,468
Credit spread		68,924
Equity		2,674
Foreign exchange (FX)		92,309
Commodity		235

		243,610
Default risk		6,201
Residual risk		3,650

	~~W~~	253,461

The year ended December 31, 2022 were prior to the adoption of Basel III and therefore there is no comparable Basel III market risk required equity calculation for the current period.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

48. Risk Management, Continued

For reference, the market risk capital under Basel 2.5 is as follows:

	December 31, 2022
Interest rate	~~W~~	62,386
Stock		93
Foreign exchange (FX)		17,235
Option		11,249

	~~W~~	90,963

(iii) Market risks of non-trading positions

Management method on market risks arising from non-trading positions

The most critical market risk that arises in non-trading position is the interest rate risk. Interest rate risk is defined as the likely loss resulting from the unfavorable fluctuation of interest rate in the Bank’s financial condition and is measured by IRRBB (Interest Rate Risk in Banking Book), ΔEVE (change in Economic Value of Equity) and ΔNII (change in Net Interest Income).

ΔEVE represents fluctuations in the economic value of equity capital that may occur due to changes in interest rates affecting the present values of assets, liabilities and off-balance sheet items. ΔNII represents changes in net interest income that may occur over a certain period of time (e.g. one year) in the future due to changes in interest rates.

The Bank’s Risk Management Committee sets and manages interest rate risk limits on a yearly basis and interest rate risk is monthly measured and monitored.

ΔEVE and ΔNII of the Bank’s non-trading positions as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023		December 31, 2022
ΔEVE	~~W~~	1,395,801	1,484,769
ΔNII		250,890	389,249

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

48. Risk Management, Continued

(iv) Foreign currency risk

Outstanding balances by currency with significant exposure as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	7,340,536	7,549,277	103,013	92,603	27,906	249,835	15,363,170
Securities measured at FVTPL		13,786,131	531,164	—	2,565	—	61,350	14,381,210
Securities measured at FVOCI		26,468,232	9,074,805	26	466,534	—	642,294	36,651,891
Securities measured at amortized cost		6,708,107	—	—	—	—	—	6,708,107
Loans measured at FVTPL		508,887	—	—	—	—	—	508,887
Loans measured at amortized cost		129,660,594	50,775,960	4,247,463	1,737,968	1,048,683	1,719,575	189,190,243
Derivative financial assets		6,129,157	2,603,965	71,863	23,863	210,238	48,160	9,087,246
Other financial assets		8,967,033	5,445,753	72,011	27,275	1,390	2,670,643	17,184,105

		199,568,677	75,980,924	4,494,376	2,350,808	1,288,217	5,391,857	289,074,859
Financial liabilities:
Financial liabilities measured at FVTPL		1,408,897	198,813	—	—	—	—	1,607,710
Deposits		52,847,250	14,057,091	45,831	423,369	107	869	67,374,517
Borrowings		5,572,408	17,466,370	358,592	1,295,715	7,466	1,410,985	26,111,536
Debentures		109,632,361	29,290,427	3,846,317	124,110	97,197	7,235,145	150,225,557
Derivative financial liabilities		6,814,631	3,146,501	122,817	29,722	258,339	61,280	10,433,290
Other financial liabilities		10,763,234	5,534,398	110,669	20,619	20,430	2,787,655	19,237,005

		187,038,781	69,693,600	4,484,226	1,893,535	383,539	11,495,934	274,989,615

Net financial position	~~W~~	12,529,896	6,287,324	10,150	457,273	904,678	(6,104,077)	14,085,244

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

48. Risk Management, Continued

	December 31, 2022
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	3,980,664	7,358,901	24,870	52,023	14,083	108,265	11,538,806
Securities measured at FVTPL		11,206,799	691,367	—	2,218	—	51,522	11,951,906
Securities measured at FVOCI		28,590,211	8,016,390	25	376,526	—	701,767	37,684,919
Securities measured at amortized cost		6,355,884	—	—	—	—	—	6,355,884
Loans measured at FVTPL		541,811	—	—	—	—	—	541,811
Loans measured at amortized cost		138,177,034	51,883,126	3,573,847	1,682,518	1,051,281	1,677,797	198,045,603
Derivative financial assets		6,804,262	2,674,562	64,348	22,321	175,820	53,142	9,794,455
Other financial assets		5,194,841	2,330,511	45,396	51,070	16,868	37,926	7,676,612

		200,851,506	72,954,857	3,708,486	2,186,676	1,258,052	2,630,419	283,589,996
Financial liabilities:
Financial liabilities measured at FVTPL		1,289,717	180,007	—	—	—	—	1,469,724
Deposits		55,270,353	12,572,982	34,059	448,083	78	1,101	68,326,656
Borrowings		4,609,133	18,257,698	62,662	1,101,058	—	1,398,693	25,429,244
Debentures		120,509,021	27,774,042	2,752,363	181,000	97,197	7,398,273	158,711,896
Derivative financial liabilities		7,858,410	3,056,382	114,369	8,662	218,257	60,922	11,317,002
Other financial liabilities		4,197,192	2,264,017	34,930	31,419	16,893	173,280	6,717,731

		193,733,826	64,105,128	2,998,383	1,770,222	332,425	9,032,269	271,972,253

Net financial position	~~W~~	7,117,680	8,849,729	710,103	416,454	925,627	(6,401,850)	11,617,743

(v) Interest rate risk management

The Bank is closely monitoring the outputs prepared by the industrial working groups which is managing the transition to alternative benchmark rates and the markets related the rates. The outputs include the information published by regulatory authorities related to IBORs. The authorities have made it clear that after the end of 2021, they will no longer persuade or force banks to submit IBORs. Responding the transition, the Bank organized a task force led by the head of the risk management division and the task force has established the LIBOR transition plan that consists of work flows such as alternative interest rate determination, application development, customer communication management, risk management, taxation, finance, legal, and accounting system establishment. The important progress of the plan is reported to the management and may also be reported to the board of directors if necessary. The purpose of the task force is to review where exposure to IBOR occurs within the Bank’s business, and to develop and implement the plan to transit to the alternative benchmark rates. As of June 30, 2023, we have finalized the introduction of conversion and replacement rates for the majority of our U.S. dollar-denominated contracts. However, we aim to complete the conversion of certain unconverted contracts with maturities after June 2023 by the first interest rate rebalancing date that occurs.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

48. Risk Management, Continued

The financial instruments that have yet to transition to alternative benchmark rates as of June 30, 2023 and December 31, 2022 are as follows. The amounts of the non-derivative financial instruments are the carrying amounts and the amounts of the derivatives, the commitments and the guarantees are the nominal amounts.

	June 30, 2023
	USD
Non-derivative financial assets:
Financial assets measured at amortized cost	~~W~~	5,068,103
Non-derivative financial liabilities:
Financial liabilities measured at amortized cost		1,203,838
Derivative:
Trading purpose:
Interest rate		79,715,979
Currency		43,884,433
Hedging purpose:
Interest rate		16,767,340
Currency		5,206,039

		145,573,791

	December 31, 2022
	USD
Non-derivative financial assets:
Financial assets measured at FVOCI	~~W~~	6,342
Financial assets measured at amortized cost		10,932,787
Privately placed corporate bonds		19,010

		10,958,139
Non-derivative financial liabilities:
Financial liabilities measured at amortized cost		781,924
Derivative:
Trading purpose:
Interest rate		76,158,628
Currency		42,669,517
Hedging purpose:
Interest rate		16,209,017
Currency		5,025,604

		140,062,766
Commitments and guarantees		75,022

(5) Liquidity risk management

(i) Concept

Liquidity risk is defined as the possibility of potential loss due to a temporary shortage in funds caused by a maturity mismatch or an unexpected capital outlay. Liquidity risk soars when funding rates rise, assets are sold below a normal price, or a good investment opportunity is missed.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

48. Risk Management, Continued

(ii) Approach to liquidity risk management

The Bank manages its liquidity risks as follows:

Allowable limit for liquidity risk

•	The allowable limit for liquidity risk sets LCR, NSFR and Mid- to long-term foreign currency fund management ratio

•	The management standards with regards to the allowable limit for liquidity risk should be set using separate and stringent set ratios in accordance with the FSS guidelines.

<Measurement Methodology>

•	LCR: (High quality liquid assets / Total net cash outflows over the next 30 calendar days) X 100

•	NSFR: Available Stable Funding / Required Stable Funding X 100

•	Mid- to long-term foreign currency fund management ratio: Foreign currency funding being repaid after 1 year / Foreign currency lending being collected after 1 year X 100

Early warning indicator

To identify prematurely and cope with worsening liquidity risk trends, the Bank has set up 15 indexes such as the “Foreign Exchange Stabilization Bond CDS Premium,” and measures the trend monthly as a means for establishing the allowable liquidity risk limit complementary measures.

Stress-Test analysis and contingency plan

•	The Bank evaluates the effects on the liquidity risk and identifies the inherent flaws. In the case where an unpredictable and significant liquidity crisis occurs, the Bank executes risk situation analysis quarterly based on crisis specific to the Bank, market risk and complex emergency, and reports to the Risk Management Committee for the Bank’s solvency securitization.

•	The Bank established detailed contingency plan to manage the liquidity risks at every risk situations.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

48. Risk Management, Continued

(iii) Analysis on remaining contractual maturity of financial instruments

Remaining contractual maturity risks of non-derivative financial instruments including interest payment as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	~~W~~	13,226,592	437,514	1,035,144	663,050	—	15,362,300
Securities measured at FVTPL		88,512	83,227	1,081,383	354,860	12,772,833	14,380,815
Securities measured at FVOCI		387,253	894,475	4,746,936	11,028,892	15,911,780	32,969,336
Securities measured at amortized cost		194,998	710,575	2,188,672	3,618,562	—	6,712,807
Loans		13,440,209	17,468,770	64,211,433	77,170,453	17,262,032	189,552,897
Other financial assets		15,612,342	—	—	—	1,641,963	17,254,305

	~~W~~	42,949,906	19,594,561	73,263,568	92,835,817	47,588,608	276,232,460

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	398,648	86,328	480,254	443,668	198,812	1,607,710
Deposits		26,820,407	15,234,043	18,761,591	6,448,308	131,284	67,395,633
Borrowings		5,123,467	6,462,359	8,895,807	4,530,697	960,058	25,972,388
Debentures		7,041,099	13,936,287	39,813,122	84,078,554	6,015,918	150,884,980
Other financial liabilities		15,807,327	2,619,212	—	—	6,009,606	24,436,145

	~~W~~	55,190,948	38,338,229	67,950,774	95,501,227	13,315,678	270,296,856

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

48. Risk Management, Continued

	December 31, 2022
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	~~W~~	9,025,666	430,095	1,031,942	930,574	—	11,418,277
Securities measured at FVTPL		117,102	99,673	184,468	412,498	11,157,484	11,971,225
Securities measured at FVOCI		188,333	1,164,031	4,422,058	12,510,195	15,487,979	33,772,596
Securities measured at amortized cost		249,997	500,011	1,777,966	3,828,118	—	6,356,092
Loans		15,068,406	21,683,856	68,144,918	77,451,592	15,820,283	198,169,055
Other financial assets		6,344,790	—	—	—	1,447,354	7,792,144

	~~W~~	30,994,294	23,877,666	75,561,352	95,132,977	43,913,100	269,479,389

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	60,946	123,271	388,312	290,403	88,371	951,303
Deposits		30,564,386	12,664,843	20,632,157	4,364,976	126,939	68,353,301
Borrowings		3,632,166	5,829,318	11,367,549	3,528,097	967,068	25,324,198
Debentures		4,841,503	11,647,424	54,655,589	83,734,150	4,151,709	159,030,375
Other financial liabilities		3,837,948	2,057,141	—	—	946,270	6,841,359

	~~W~~	42,936,949	32,321,997	87,043,607	91,917,626	6,280,357	260,500,536

Remaining contractual maturity risks of derivative financial instruments as of June 30, 2023 and December 31, 2022 are as follows:

Net settlement of derivative financial instruments

	June 30, 2023
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	~~W~~	(778)	—	—	—	—	(778)
Interest rate		61,199	25,533	(62,638)	(312,536)	509,072	220,630
Stock		8	—	—	—	—	8
Hedging purpose derivatives:
Interest rate		(73,860)	34,919	400,220	1,345,943	1,180,225	2,887,447

	~~W~~	(13,431)	60,452	337,582	1,033,407	1,689,297	3,107,307

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

48. Risk Management, Continued

	December 31, 2022
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	~~W~~	14,310	56,466	123,397	(231,289)	329,021	291,905
Interest rate		1	—	—	—	—	1
Hedging purpose derivatives:
Interest rate		(43,682)	(20,611)	265,185	907,552	912,990	2,021,434

	~~W~~	(29,371)	35,855	388,582	676,263	1,242,011	2,313,340

Gross settlement of derivative financial instruments

	June 30, 2023
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~	61,835,250	34,291,377	52,669,128	81,652,860	6,581,694	237,030,309
Outflow		61,792,991	34,472,724	52,211,440	80,900,744	6,565,669	235,943,568
Hedging purpose derivatives:
Currency
Inflow		3,699,150	1,086,353	5,724,648	17,824,505	4,098,679	32,433,335
Outflow		3,799,558	1,127,358	6,675,366	17,614,734	3,991,381	33,208,397

Total inflow	~~W~~	65,534,400	35,377,730	58,393,776	99,477,365	10,680,373	269,463,644

Total outflow	~~W~~	65,592,549	35,600,082	58,886,806	98,515,478	10,557,050	269,151,965

	December 31, 2022
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~	52,226,487	31,340,410	63,562,432	77,160,037	7,031,148	231,320,514
Outflow		52,120,608	31,419,674	63,702,102	76,526,053	6,968,341	230,736,778

Hedging purpose derivatives:
Currency
Inflow		382,466	331,653	8,692,048	15,738,325	3,653,029	28,797,521
Outflow		727,331	518,563	8,825,328	16,632,521	3,577,128	30,280,871

Total inflow	~~W~~	52,608,953	31,672,063	72,254,480	92,898,362	10,684,177	260,118,035

Total outflow	~~W~~	52,847,939	31,938,237	72,527,430	93,158,574	10,545,469	261,017,649

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2023 and 2022 (Unaudited), and December 31, 2022

(In millions of won)

48. Risk Management, Continued

Remaining contractual maturity risks of guarantees and commitments as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Guarantees	~~W~~	1,561,852	1,765,655	3,998,819	9,685,360	366,697	17,378,383
Commitments		1,315	278,990	1,085,792	2,831,347	51,498,821	55,696,265

	~~W~~	1,563,167	2,044,645	5,084,611	12,516,707	51,865,518	73,074,648

	December 31, 2022
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Guarantees	~~W~~	1,004,990	1,588,345	3,883,351	9,810,539	420,035	16,707,260
Commitments		100,641	51,336	761,191	1,500,964	46,812,437	49,226,569

	~~W~~	1,105,631	1,639,681	4,644,542	11,311,503	47,232,472	65,933,829

THE REPUBLIC OF KOREA

The Economy

The following table sets forth information regarding certain of the Republic’s key economic indicators for the periods indicated.

	As of or for the year ended December 31,
	2018		2019		2020		2021		2022
	(billions of dollars and trillions of Won, except percentages)
GDP Growth (at current prices)		3.4%		1.4%		0.8%		7.2%		3.9	%(7)
GDP Growth (at chained 2015 year prices)		2.9%		2.2%		(0.7)%		4.3%		2.6	%(7)
Inflation(1)		1.5%		0.4%		0.5%		2.5%		5.1	%(7)
Unemployment(2)		3.8%		3.8%		4.0%		3.7%		2.9	%(7)
Trade Surplus (Deficit)(3)		$69.7		$38.9		$44.9		$29.4		$(47.8	)(7)
Foreign Currency Reserves		$403.7		$408.8		$443.1		$463.1		$423.2
External Liabilities(4)		$441.2		$470.7		$550.6		$632.4		$664.5	(7)
Fiscal Balance	~~W~~	31.2	~~W~~	(12.0)	~~W~~	(71.2)	~~W~~	(30.5)	~~W~~	(64.6	)(7)
Direct Internal Debt of the Government(5) (as % of GDP(6))		35.6%		37.3%		44.0%		48.4%		51.9%
Direct External Debt of the Government(5) (as % of GDP(6))		0.4%		0.4%		0.5%		0.6%		0.6%

(1)	Measured by the year-on-year change in the consumer price index with base year 2020, as announced by The Bank of Korea.
(2)	Average for year.
(3)	Derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods includes insurance and freight cost.
(4)	Calculated under the criteria based on the sixth edition of the Balance of Payment Manual published by the International Monetary Fund in December 2010.
(5)	Does not include guarantees by the Government. See “—Debt—External and Internal Debt of the Government—Guarantees by the Government” for information on outstanding guarantees by the Government.
(6)	At chained 2015 year prices.
(7)	Preliminary.

Source: The Bank of Korea

Gross Domestic Product

The following table sets out the composition of the Republic’s GDP at current market and chained 2015 year prices and the annual average increase in the Republic’s GDP.

Gross Domestic Product

	2018	2019	2020	2021	2022(1)	As % of GDP 2022(1)
	(billions of Won)
Gross Domestic Product at Current Market Prices:
Private	911,576.1	935,933.8	900,320.9	956,017.6	1,039,397.8	48.1
Government	304,692.7	328,663.2	350,094.3	377,759.9	405,704.6	18.8
Gross Capital Formation	597,687.4	606,119.4	618,792.5	672,469.8	717,305.9	33.2
Exports of Goods and Services	791,798.6	755,863.2	705,640.1	871,129.5	1,043,526.4	48.3
Less Imports of Goods and Services	(707,562.2)	(702,081.5)	(634,121.7)	(797,178.4)	(1,043,372.5)	(48.3)
Statistical Discrepancy	0.0	0.0	0.0	0.0	(788.3)	0.0
Expenditures on Gross Domestic Product	1,898,192.6	1,924,498.1	1,940,726.2	2,080,198.5	2,161,773.9	100.0
Net Factor Income from the Rest of the World	7,644.9	16,609.8	16,943.8	23,413.6	31,753.7	1.5
Gross National Income(2)	1,905,837.5	1,941,107.9	1,957,669.9	2,103,612.0	2,193,527.5	101.5
Gross Domestic Product at Chained 2015 Year Prices:
Private	875,577.9	894,074.8	850,956.9	881,396.3	917,796.5	46.6
Government	285,892.6	304,189.9	319,677.8	337,191.8	350,749.1	17.8
Gross Capital Formation	569,403.6	558,468.9	563,419.4	579,842.4	578,412.3	29.4
Exports of Goods and Services	777,514.9	779,368	766,065.7	851,058.7	880,237.5	44.7
Less Imports of Goods and Services	(697,841.1)	(684,516.8)	(663,103.3)	(730,044.1)	(755,884.8)	(38.4)
Statistical Discrepancy	(1,324.7)	(1,432.8)	(1,118.9)	(1,312.6)	(1,635.8)	(0.1)
Expenditures on Gross Domestic Product(3)	1,812,005.4	1,852,666.4	1,839,523.3	1,918,709.9	1,968,839.5	100.0
Net Factor Income from the Rest of the World in the Terms of Trade	7,105.6	15,242.3	15,648.6	20,902.8	26,802.1	1.4
Trading Gains and Losses from Changes in the Terms of Trade	3,009.2	(39,420.2)	(25,611.8)	(46,225.4)	(115,340.2)	(5.9)
Gross National Income(4)	1,822,153.4	1,828,546.7	1,829,580.0	1,893,465.7	1,880,416	95.5
Percentage Increase (Decrease) of GDP over Previous Year:
At Current Prices	3.4	1.4	0.8	7.2	3.9
At Chained 2015 Year Prices	2.9	2.2	(0.7)	4.3	2.6

(1)	Preliminary.
(2)	GDP plus net factor income from the rest of the world is equal to the Republic’s gross national income.
(3)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add up to total GDP.
(4)	Under the “chain-linked” measure of Gross National Income, the components of Gross National Income will not necessarily add up to the total Gross National Income.

Source: The Bank of Korea

The following table sets out the Republic’s GDP by economic sector at current market prices:

Gross Domestic Product by Economic Sector

(at current market prices)

	2018	2019	2020	2021	2022(1)	As % of GDP 2022(1)
	(billions of Won)
Industrial Sectors:	679,405.1	661,008.8	665,744.4	713,251.7	721,339.7	33.4
Agriculture, Forestry and Fishing	33,150.1	32,099.3	34,267.8	38,601.5	35,488.7	1.6
Manufacturing, Mining and Quarrying	507,778.5	487,410.0	482,774.6	532,037.8	555,941.9	25.7
Mining and Quarrying	2,128.2	2,008.9	1,857.2	1,868.3	1,836.7	0.1
Manufacturing	505,650.2	485,401.2	480,917.4	530,169.6	554,105.1	25.6
Electricity, Gas and Water Supply	35,153.4	36,644.3	43,069.7	35,676.5	17,847.1	0.8
Construction	103,323.1	104,855.2	105,632.3	106,935.9	112,062.0	5.2
Services:	1,057,135.6	1,101,624.1	1,106,359.9	1,182,008.3	1,254,564.2	58.0
Wholesale and Retail Trade, Accommodation and Food Services	180,424.1	184,603.8	172,154.9	177,391.9	191,220.7	8.8
Transportation and Storage	57,925.7	60,688.7	54,956.0	66,627.9	74,832.6	3.5
Finance and Insurance	104,189.5	104,251.7	110,874.1	124,455.5	136,754.8	6.3
Real Estate	138,192.6	141,409.0	146,391.0	148,151.5	146,793.7	6.8
Information and Communication	79,536.2	83,040.6	88,417.0	97,188.8	99,179.1	4.6
Business Activities	165,545.5	175,384.5	180,600.8	192,737.3	205,351.5	9.5
Public Administration, Defense and Social Security	114,862.8	121,818.0	128,020.2	136,112.7	145,242.8	6.7
Education	90,676.5	94,401.2	93,046.1	98,794.6	102,188.8	4.7
Human Health and Social Work	81,128.2	89,510.8	92,680.3	99,169.0	105,301.4	4.9
Cultural and Other Services	44,654.5	46,515.8	39,219.5	41,379.1	47,699.0	2.2
Taxes Less Subsidies on Products	161,651.9	161,865.1	168,621.8	184,938.4	185,870.0	8.6
Gross Domestic Product at Current Market Prices	1,898,192.6	1,924,498.1	1,940,726.2	2,080,198.5	2,161,773.9	100.0
Net Factor Income from the Rest of the World	7,644.9	16,609.8	16,943.8	23,413.6	31,753.7	1.5
Gross National Income at Current Market Price	1,905,837.5	1,941,107.9	1,957,669.9	2,103,612.0	2,193,527.5	101.5

(1)	Preliminary.

Source: The Bank of Korea

The following table sets out the Republic’s GDP per capita:

Gross Domestic Product per capita

(at current market prices)

	2018	2019	2020	2021	2022(1)
GDP per capita (thousands of Won)	36,782	37,218	37,440	40,201	41,872
GDP per capita (U.S. dollar)	33,429	31,929	31,727	35,128	32,410
Average Exchange Rate (in Won per U.S. dollar)	1,100.3	1,165.7	1,180.1	1,144.4	1,292.1

(1)	Preliminary.

Source: The Bank of Korea

The following table sets out the Republic’s Gross National Income, or GNI, per capita:

Gross National Income per capita

(at current market prices)

	2018	2019	2020	2021	2022(1)
GNI per capita (thousands of Won)	36,930	37,539	37,766	40,654	42,487
GNI per capita (U.S. dollar)	33,564	32,204	32,004	35,523	32,886
Average Exchange Rate (in Won per U.S. dollar)	1,100.3	1,165.7	1,180.1	1,144.4	1,292.1

(1)	Preliminary.

Source: The Bank of Korea

The following table sets out the Republic’s GDP by economic sector:

Gross Domestic Product by Economic Sector

(at chained 2015 year prices)

	2018	2019	2020	2021	2022(1)	As % of GDP 2022(1)
	(billions of Won)
Industrial Sectors:	652,499.9	658,512.3	651,934.8	687,397.3	696,064.9	35.4
Agriculture, Forestry and Fishing	32,109.2	33,373.0	31,441.7	33,070.8	32,736.0	1.7
Manufacturing, Mining and Quarrying	485,567.2	490,846.2	485,538.2	519,805.5	527,287.6	26.8
Mining and Quarrying	2,041.6	1,915.7	1,853.4	1,939.9	1,834.5	0.1
Manufacturing	483,530.2	488,934.6	483,691.2	517,872.8	525,452.5	26.7
Electricity, Gas and Water Supply	43,082.6	44,927.6	46,762.2	48,045.1	48,938.2	2.5
Construction	91,740.9	89,365.5	88,192.7	86,475.9	87,103.1	4.4
Services:	1,010,422.7	1,044,553.5	1,036,168.9	1,075,565.9	1,120,754.2	56.9
Wholesale and Retail Trade, Accommodation and Food Services	172,543.2	178,609.6	168,669.4	171,001.2	182,997.1	9.3
Transportation and Storage	62,521.7	63,574.1	52,547.3	56,043.7	61,129.6	3.1
Finance and Insurance	98,999.6	102,359.9	112,144.8	119,973.2	123,605.1	6.3
Real Estate	133,422.5	135,309.3	138,375.2	140,325.4	140,309.9	7.1

	2018	2019	2020	2021	2022(1)	As % of GDP 2022(1)
	(billions of Won)
Information and Communication	79,245.6	82,893.8	86,521.7	90,951.0	94,166.2	4.8
Business Activities	153,604.6	157,571.7	157,729.0	162,750.8	167,563.5	8.5
Public Administration, Defense and Social Security	104,100.5	108,116.5	111,463.5	115,519.0	118,963.4	6.0
Education	86,222.9	87,582.3	85,878.5	90,074.4	92,872.0	4.7
Human Health and Social Work	78,267.5	85,931.7	86,884.5	91,800.1	97,622.7	5.0
Cultural and Other Services	41,604.3	42,682.6	35,388.4	36,744.3	41,065.6	2.1
Taxes Less Subsidies on Products	149,011.6	150,146.3	152,185.4	158,055.5	154,621.9	7.9
Gross Domestic Product(2)	1,812,005.4	1,852,666.4	1,839,523.3	1,918,709.9	1,968,839.5	100.0

(1)	Preliminary.
(2)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add up to total GDP.

Source: The Bank of Korea

GDP growth in 2018 was 2.9% at chained 2015 year prices, as aggregate private and general government consumption expenditures increased by 3.7% and exports of goods and services increased by 4.0%, which more than offset a decrease in gross domestic fixed capital formation by 2.2% and an increase in imports of goods and services by 1.7%, each compared with 2017.

GDP growth in 2019 was 2.2% at chained 2015 year prices, as aggregate private and general government consumption expenditures increased by 3.2%, imports of goods and services decreased by 1.9% and exports of goods and services increased by 0.2%, which more than offset a decrease in gross domestic fixed capital formation by 2.1%, each compared with 2018.

GDP in 2020 contracted by 0.7% at chained 2015 year prices, primarily due to a 4.8% decrease in private consumption expenditures and a 1.7% decrease in exports of goods and services, which were offset in part by a 5.1% increase in general government consumption expenditures, a 3.5% increase in gross domestic fixed capital formation and a 3.1% decrease in imports of goods and services, each compared with 2019. The contraction of the Republic’s GDP in 2020 was primarily due to the COVID-19 pandemic.

GDP growth in 2021 was 4.3% at chained 2015 year prices, as exports of goods and services increased by 11.1%, aggregate private and general government consumption expenditures increased by 4.1% and gross domestic fixed capital formation increased by 3.2%, which more than offset an increase in imports of goods and services by 10.1%, each compared with 2020.

Based on preliminary data, GDP growth in 2022 was 2.6% at chained 2015 year prices, as aggregate private and general government consumption expenditures increased by 4.1% and exports of goods and services increased by 3.4%, which more than offset an increase in imports of goods and services by 3.5% and a decrease in gross fixed capital formation by 0.5%, each compared with 2021.

Based on preliminary data, GDP growth in the first half of 2023 was 0.9% at chained 2015 year prices, primarily due to an increase in aggregate private and general government consumption expenditures by 2.9% and an increase in gross fixed capital formation by 3.1%, the effects of which were offset in large part by an increase in imports of goods and services by 4.1% and a decrease in exports of goods and services by 1.3%, each compared with the corresponding period of 2022.

Principal Sectors of the Economy

Prices, Wages and Employment

Based on preliminary data, the inflation rate was 4.0% and the unemployment rate was 3.0% in the first half of 2023.

The Financial System

Securities Markets

The Korea Composite Stock Price Index was 2,564.3 on June 30, 2023, 2,632.6 on July 31, 2023, 2,556.3 on August 31, 2023, 2,465.1 on September 27, 2023 and 2,479.8 on October 12, 2023.

Monetary Policy

Foreign Exchange

The market average exchange rate between the Won and the U.S. Dollar (in Won per one U.S. Dollar) as announced by the Seoul Money Brokerage Service Ltd. was Won 1,312.8 to US$1.00 on June 30, 2023, Won 1,280.0 to US$1.00 on July 31, 2023, Won 1,321.4 to US$1.00 on August 31, 2023, Won 1,344.8 to US$1.00 on September 27, 2023 and Won 1,339.6 to US$1.00 on October 12, 2023.

Balance of Payments and Foreign Trade

Balance of Payments

Based on preliminary data, the Republic recorded a current account surplus of US$2.4 billion in the first half of 2023. The current account surplus in the first half of 2023 decreased from the current account surplus of US$24.9 billion in the corresponding period of 2022, primarily due to a change from a surplus to a deficit from the goods account and an increase in deficit from the services account, the effects of which were offset in part by an increase in surplus from the income account.

Trade Balance

The following table summarizes the Republic’s trade balance for the periods indicated:

Trade Balance

	Exports(1)	As % of GDP(2)	Imports(1)	As % of GDP(2)	Balance of Trade	Exports as % of Imports
	(billions of dollars, except percentages)
2018	604.9	35.1%	535.2	31.0%	69.7	113.0
2019	542.2	32.8%	503.3	30.5%	38.9	107.7
2020	512.5	31.2%	467.6	28.4%	44.9	109.6
2021	644.4	35.5%	615.1	33.8%	29.3	104.8
2022(3)	683.6	40.9%	731.4	43.7%	(47.8)	93.5

(1)	These entries are derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods includes insurance and freight cost.
(2)	At current market prices.
(3)	Preliminary.

Source: The Bank of Korea; Korea Customs Service

Based on preliminary data, the Republic recorded a trade deficit of US$26.5 billion in the first half of 2023. Exports decreased by 12.4% to US$307.2 billion in the first half of 2023 from US$350.5 billion in the corresponding period of 2022, primarily due to a deterioration in the domestic economic conditions of the Republic’s major trading partners and a downturn in the semiconductor industry. Imports decreased by 7.7% to US$333.6 billion in the first half of 2023 from US$361.4 billion in the corresponding period of 2022, primarily due to a decrease in energy and commodity prices, which also led to decreased unit prices of other major raw materials.

Foreign Currency Reserves

The amount of the Government’s foreign currency reserves was US$414.1 billion as of September 30, 2023.

DESCRIPTION OF THE NOTES

The following is a description of some of the terms of the Notes we are offering. Since it is only a summary, we urge you to read the fiscal agency agreement described below and the forms of global note before deciding whether to invest in the Notes. We have filed a copy of these documents with the United States Securities and Exchange Commission as exhibits to the registration statement no. 333-265886.

The general terms of our Notes are described in the accompanying prospectus. The description in this prospectus supplement further adds to that description or, to the extent inconsistent with that description, replaces it.

Governed by Fiscal Agency Agreement

We will issue the Notes under the fiscal agency agreement, dated as of February 15, 1991, as amended and supplemented from time to time, between us and The Bank of New York (now The Bank of New York Mellon), as fiscal agent (the “Fiscal Agency Agreement”). The fiscal agent will maintain a register for the Notes.

Payment of Principal and Interest

Fixed Rate Notes

The 2026 Notes are initially limited to US$700,000,000 aggregate principal amount, the 2028 Notes are initially limited to US$500,000,000 aggregate principal amount and the 2033 Notes (together with the 2026 Notes and the 2028 Notes, the “Fixed Rate Notes”) are initially limited to US$500,000,000 aggregate principal amount. The 2026 Notes will mature on October 23, 2026 (the “2026 Notes Maturity Date”), the 2028 Notes will mature on October 23, 2028 (the “2028 Notes Maturity Date”) and the 2033 Notes will mature on October 23, 2033 (the “2033 Notes Maturity Date”, and together with the 2026 Notes Maturity Date and the 2028 Notes Maturity Date, the “Fixed Rate Notes Maturity Dates”). The 2026 Notes will bear interest at the rate of 5.375% per annum, the 2028 Notes will bear interest at the rate of 5.375% per annum and the 2033 Notes will bear interest at the rate of 5.625% per annum, in each case payable semi-annually in arrear on April 23 and October 23 of each year (each, a “Fixed Rate Notes Interest Payment Date”), beginning on April 23, 2024. Interest on the Fixed Rate Notes will accrue from October 23, 2023. If any Fixed Rate Notes Interest Payment Date or any Fixed Rate Notes Maturity Date shall be a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, then such payment will not be made on such date but will be made on the next succeeding day which is not a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment, and no interest shall be payable in respect of any such delay. We will pay interest to the person who is registered as the owner of a 2026 Note, 2028 Note or 2033 Note, as applicable, at the close of business on the fifteenth day (whether or not a business day) preceding the related Fixed Rate Notes Interest Payment Date. Interest on the 2026 Notes, the 2028 Notes and the 2033 Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the 2026 Notes, the 2028 Notes and the 2033 Notes in immediately available funds in U.S. dollars.

Floating Rate Notes

The Floating Rate Notes are initially limited to US$300,000,000 aggregate principal amount. The Floating Rate Notes will mature on the Floating Rate Notes Interest Payment Date (as defined below) on or nearest to October 23, 2026 (the “Floating Rate Notes Maturity Date”). The Floating Rate Notes will bear interest at a rate equal to Compounded Daily SOFR (as defined herein) plus 0.700% per annum, payable quarterly in arrears on

January 23, April 23, July 23 and October 23 of each year, subject in each case to adjustment in accordance with the Modified Following Business Day Convention, as explained herein (each, a “Floating Rate Notes Interest Payment Date”), beginning on the Floating Rate Notes Interest Payment Date falling on or nearest to January 23, 2024, and if redeemed early, the date of such redemption. In no event shall the rate of interest for the Floating Rate Notes be less than 0% for any Floating Rate Notes Interest Period (as defined herein).

Interest on the Floating Rate Notes will accrue from (and including) October 23, 2023 to (but excluding) the Floating Rate Notes Maturity Date. If any Floating Rate Notes Interest Payment Date or the Floating Rate Notes Maturity Date falls on a day that is not a business day (as defined below), that Floating Rate Notes Interest Payment Date or the Floating Rate Notes Maturity Date will be adjusted in accordance with the Modified Following Business Day Convention. The term “Modified Following Business Day Convention” means that the relevant date shall be postponed to the first following day that is a business day (and interest will continue to accrue to but excluding such following date that is a business day) unless that day falls in the next calendar month in which case that date will be the first preceding day that is a business day and interest shall accrue to but excluding such preceding business day. The term “business day” as used herein means a U.S. Government Securities Business Day (as defined herein) and a day other than a Saturday, a Sunday or any other day on which banking institutions in Seoul are authorized or required by law or executive order to remain closed.

We will pay interest to the person who is registered as the owner of a Floating Rate Note at the close of business on the fifteenth day (whether or not a business day) preceding the related Floating Rate Notes Interest Payment Date. Interest on the Floating Rate Notes will be computed on the basis of the actual number of days in the applicable Floating Rate Notes Interest Period (as defined herein) divided by 360. We will make principal and interest payments on the Floating Rate Notes in immediately available funds in U.S. dollars.

1. Definition of Compounded Daily SOFR

“Compounded Daily SOFR” means the rate of return of a daily compound interest investment (with the daily secured overnight financing rate as the reference rate for the calculation of interest) and will be determined by the Calculation Agent (as defined herein) on the Floating Rate Notes Interest Determination Date in accordance with the following formula, and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, 0.000005 being rounded upwards:

where:

“d” means the number of calendar days in the Floating Rate Notes Interest Period;

“d0” for any Floating Rate Notes Interest Period, means the number of U.S. Government Securities Business Days (as defined herein) in the Floating Rate Notes Interest Period;

“i” is a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Days in chronological order from, and including, the first U.S. Government Securities Business Day in the Floating Rate Notes Interest Period;

“ni” for any U.S. Government Securities Business Day “i” means the number of calendar days from, and including, such U.S. Government Securities Business Day “i” up to, but excluding, the following U.S. Government Securities Business Day;

“SOFRi-5USBD” means the SOFR Reference Rate for the U.S. Government Securities Business Day (being a U.S. Government Securities Business Day falling in the Floating Rate Notes Interest Period) falling five U.S. Government Securities Business Days prior to the relevant U.S. Government Securities Business Day “i”; and

“SOFR Reference Rate” means, in respect of any U.S. Government Securities Business Day, a reference rate equal to the daily secured overnight financing rate (“SOFR”) for such U.S. Government Securities Business Day as provided by the Federal Reserve Bank of New York, as the administrator of such rate (or any successor administrator of such rate) on the website of the Federal Reserve Bank of New York currently at http://www.newyorkfed.org, or any successor website of the Federal Reserve Bank of New York (the “New York Fed’s Website”) in each case, on or about 5:00 p.m., New York City time, on the U.S. Government Securities Business Day immediately following such U.S. Government Securities Business Day (the “SOFR Determination Time”).

“Floating Rate Notes Interest Determination Date” means the date five U.S. Government Securities Business Days before each Floating Rate Notes Interest Payment Date;

“Floating Rate Notes Interest Period” refers to the period from (and including) October 23, 2023 to (but excluding) the first Floating Rate Notes Interest Payment Date and each successive period from (and including) a Floating Rate Notes Interest Payment Date to (but excluding) the next Floating Rate Notes Interest Payment Date; and

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

The Bank of New York Mellon will serve as the “Calculation Agent” for the Floating Rate Notes. In the absence of manifest error, the Calculation Agent’s determination of Compounded Daily SOFR and its calculation of the applicable interest rate for each Floating Rate Notes Interest Period will be final and binding. The Calculation Agent will make available the interest rates for current and preceding Floating Rate Notes Interest Periods by delivery of such notice through such medium as is available to participants in DTC, Euroclear and Clearstream, or any successor thereof, and in accordance with such applicable rules and procedures as long as the Floating Rate Notes are held in global form. In the event that the Floating Rate Notes are held in certificated form, the interest rates for current and preceding Floating Rate Notes Interest Periods will be published in the manner described below under “—Notices”. We have the right to replace the Calculation Agent with another leading commercial bank or investment bank in New York or London. If the appointed office of the Calculation Agent is unable or unwilling to continue to act as the Calculation Agent or fails to determine the interest rate for any Floating Rate Notes Interest Period, we have a duty to appoint such other leading commercial bank or investment bank in New York or London.

2. Benchmark Transition

Notwithstanding anything to the contrary in the documentation relating to the Floating Rate Notes, if the Calculation Agent is notified by the Determination Agent on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined herein) have occurred with respect to the then-current Benchmark, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Floating Rate Notes in respect of all determinations on such date and for all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, the Determination Agent will have the right to make Benchmark Replacement Conforming Changes (as defined herein) from time to time.

Any determination, decision or election that may be made by the Determination Agent or us pursuant to the Benchmark Replacement provisions described herein, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

a.

will be conclusive and binding absent manifest error, may be made in the Determination Agent’s sole discretion, and, notwithstanding anything to the contrary herein relating to the Floating Rate Notes;

b.	if made by us, will be made in our sole discretion;

c.	if made by the Determination Agent, will be made after consultation with us, and the Determination Agent will not make any such determination, decision or election to which we object; and

d.	shall become effective without consent from any other party.

Any determination, decision or election pursuant to the Benchmark Replacement provisions not made by the Determination Agent will be made by us on the basis as described above. The Calculation Agent shall have no liability for not making any such determination, decision or election. In addition, we may designate an entity (which may be our affiliate) to make any determination, decision or election that we have the right to make in connection with the benchmark replacement provisions set forth herein.

None of the fiscal agent, paying agent or calculation agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or Compounded Daily SOFR, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, adjustments as to any alternative spread thereon, the business day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor benchmark. In connection with the foregoing, each of the fiscal agent, paying agent and calculation agent shall be entitled to conclusively rely on any determinations made by us or the Determination Agent without independent investigation, and none of the fiscal agent, paying agent or the calculation agent will have any liability for actions taken at our direction in connection therewith. None of the fiscal agent, paying agent or calculation agent shall be liable for any inability, failure or delay on its part to perform any of its duties as a result of the unavailability of SOFR, Compounded Daily SOFR or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms hereof and reasonably required for the performance of such duties. None of the fiscal agent, paying agent or calculation agent shall be responsible or liable for our actions or omissions or for those of the Determination Agent, or for any failure or delay in the performance by us or the Determination Agent, nor shall any of the fiscal agent, paying agent or calculation agent be under any obligation to oversee or monitor our performance or that of the Determination Agent.

For purposes of these Benchmark Replacement provisions:

“Benchmark” means, initially, Compounded Daily SOFR, as such term is defined above; provided that if the Determination Agent determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded Daily SOFR (including the daily published component used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement;

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or the Determination Agent as of the Benchmark Replacement Date:

I.

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body (as defined herein) as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment (as defined herein);

II.	the sum of: (a) the ISDA Fallback Rate (as defined herein) and (b) the Benchmark Replacement Adjustment; or

III.

the sum of: (a) the alternate rate of interest that has been selected by us or the Determination Agent as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment;

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or the Determination Agent as of the Benchmark Replacement Date:

I.

the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement (as defined herein);

II.	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment (as defined herein); and

III.

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or the Determination Agent giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time;

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of interest period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that the Determination Agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Determination Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Determination Agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Determination Agent determines is reasonably practicable);

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

I.

in the case of clause (I) or (II) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

II.	in the case of clause (III) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark;

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

I.

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

II.

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

III.	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative;

“Determination Agent” means an independent bank of international repute selected by and acting as our agent for the purposes of the conditions of the Floating Rate Notes and notified to the Fiscal Agent and Calculation Agent in writing. Neither the Calculation Agent nor the Fiscal Agent shall be responsible for the calculations made by, or the actions or omissions of, the Determination Agent and shall not be liable for any losses caused thereby.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time;

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor;

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment;

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded Daily SOFR, the SOFR Determination Time, as such time is defined herein, and (2) if the Benchmark is not Compounded Daily SOFR, the time determined by the Determination Agent in accordance with the Benchmark Replacement Conforming Changes;

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto; and

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government.

Denomination

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof.

Redemption

We may not redeem the Notes prior to maturity. At maturity, we will redeem the Notes at par.

Form and Registration

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of and deposited with the custodian for DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear or Clearstream if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

General

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, in the event that any of the global notes are exchanged for Notes in definitive registered form, we will appoint and maintain a paying agent in Singapore, where the certificates representing the Notes may be presented or surrendered for payment or redemption. In addition, in the event that any of the global notes are exchanged for Notes in definitive registered form, an announcement of such exchange will be made through the SGX-ST by or on behalf of us. Such announcement will include all material information with respect to the delivery of the certificates representing the Notes, including details of the paying agent in Singapore.

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as either series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless such additional securities have less than a de minimis amount of original issue discount or such issuance would otherwise constitute a “qualified reopening” for U.S. federal income tax purposes.

Notices

All notices regarding the Notes will be published by us in London in the Financial Times and in New York in The Wall Street Journal (U.S. Edition). If we cannot, for any reason, publish notice in any of those newspapers, we will choose an appropriate alternate English language newspaper of general circulation, and notice in that newspaper will be considered valid notice. Notice will be considered made on the first date of its publication.

CLEARANCE AND SETTLEMENT

We have obtained the information in this section from sources we believe to be reliable, including DTC, Euroclear and Clearstream. We accept responsibility only for accurately extracting information from such sources. DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither we nor the registrar will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures. Nor will we or the registrar be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Introduction

The Depository Trust Company

DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants. It does this through electronic book-entry changes in the accounts of its direct participants, eliminating the need for physical movement of securities certificates.

Euroclear and Clearstream

Like DTC, Euroclear and Clearstream hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry changes in their accounts. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance and settlement and lending and borrowing of internationally traded securities. Participants in Euroclear and Clearstream are financial institutions such as underwriters, securities brokers and dealers, banks and trust companies. Some of the underwriters participating in this offering are participants in Euroclear or Clearstream. Other banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream by clearing through or maintaining a custodial relationship with a Euroclear or Clearstream participant.

Ownership of the Notes through DTC, Euroclear and Clearstream

We will issue the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts. You may hold your beneficial interests in the global notes through Euroclear or Clearstream, if you are a DTC participant in such systems, or indirectly through organizations that are DTC participants in such systems. Euroclear and Clearstream will hold their Euroclear/Clearstream participants’ beneficial interests in the global notes in their customers’ securities accounts with their depositaries. These depositaries of Euroclear and Clearstream in turn will hold such interests in their customers’ securities accounts with DTC.

We and the fiscal agent generally will treat the registered holder of the Notes, initially Cede & Co., as the absolute owner of the Notes for all purposes. Once we and the fiscal agent make payments to the registered holder, we and the fiscal agent will no longer be liable on the Notes for the amounts so paid. Accordingly, if you own a beneficial interest in the global notes, you must rely on the procedures of the institutions through which you hold your interests in the Notes, including DTC, Euroclear, Clearstream and their respective participants, to exercise any of the rights granted to holders of Notes. Under existing industry practice, if you desire to take any action that Cede & Co., as the holder of the global notes, is entitled to take, then Cede & Co. would authorize the DTC participant through which you own your beneficial interest to take such action. The DTC participant would then either authorize you to take the action or act for you on your instructions.

DTC may grant proxies or authorize its DTC participants, or persons holding beneficial interests in the Notes through such DTC participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the fiscal agency agreement or the Notes. Euroclear’s or Clearstream’s ability to take actions as holder under the Notes or the fiscal agency agreement will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees and indemnity satisfactory to the fiscal agent for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

Transfers Within and Between DTC, Euroclear and Clearstream

Trading Between DTC Purchasers and Sellers

DTC participants will transfer interests in the Notes among themselves in the ordinary way according to DTC rules. Participants will pay for such transfers by wire transfer. The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form. These laws may impair your ability to transfer beneficial interests in the global notes to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the global notes to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

Trading Between Euroclear and/or Clearstream Participants

Participants in Euroclear and Clearstream will transfer interests in the Notes among themselves according to the rules and operating procedures of Euroclear and Clearstream.

Trading Between a DTC Seller and a Euroclear or Clearstream Purchaser

When the Notes are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream participant, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to receive the Notes and make payment for them. On the settlement date, the depositary will make payment to the DTC participant’s account, and the Notes will be credited to the depositary’s account. After settlement has been completed, DTC will credit the Notes to Euroclear or Clearstream, Euroclear or Clearstream will credit the Notes, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date.

Participants in Euroclear and Clearstream will need to make funds available to Euroclear or Clearstream to pay for the Notes by wire transfer on the value date. The most direct way of doing this is to pre-position funds (i.e., have funds in place at Euroclear or Clearstream before the value date), either from cash on hand or existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream until the Notes are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to a participant, the participant may decide not to pre-position funds, but to allow Euroclear or Clearstream to draw on the line of credit to finance settlement for the Notes. Under this procedure, Euroclear or Clearstream would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the Notes were credited to the participant’s account. However, interest on the Notes would accrue from the value date. Therefore, in many cases the interest income on the Notes which the participant earns during that one-day period will substantially reduce or offset the amount of the participant’s overdraft charges. Of course, this result will depend on the cost of funds (i.e., the interest rate that Euroclear or Clearstream charges) to each participant.

Since the settlement will occur during New York business hours, a DTC participant selling an interest in the Notes can use its usual procedures for transferring global securities to the depositories of Euroclear or Clearstream for the benefit of Euroclear or Clearstream participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

Finally, day traders who use Euroclear or Clearstream and who purchase Notes from DTC participants for credit to Euroclear participants or Clearstream participants should note that these trades will automatically fail unless one of three steps is taken:

•	borrowing through Euroclear or Clearstream for one day, until the purchase side of the day trade is reflected in the day trader’s Euroclear or Clearstream account, in accordance with the clearing system’s customary procedures;

•	borrowing the Notes in the United States from DTC participants no later than one day prior to settlement, which would allow sufficient time for the Notes to be reflected in the Euroclear or Clearstream account in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear or Clearstream participant.

Trading Between a Euroclear or Clearstream Seller and a DTC Purchaser

Due to time-zone differences in their favor, Euroclear and Clearstream participants can use their usual procedures to transfer Notes through their depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to credit the Notes to the DTC participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

If the Euroclear or Clearstream participant selling the Notes has a line of credit with Euroclear or Clearstream and elects to be in debit for the Notes until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that period.

Settlement in other currencies between DTC and Euroclear and Clearstream is possible using free-of-payment transfers to move the Notes, but funds movement will take place separately.

TAXATION

Korean Taxation

For a discussion of certain Korean tax considerations that may be relevant to you if you invest in the Notes, see “Taxation—Korean Taxation” in the accompanying prospectus.

U.S. Federal Income Tax Considerations

The sixth paragraph under the heading “Purchase, Sale and Retirement of Debt Securities” under “Taxation—U.S. Federal Income Tax Considerations” in the accompanying prospectus shall be hereby deleted in its entirety and replaced with the following:

Under the new foreign tax credit requirements adopted by the IRS in regulations promulgated in December 2021, you generally will not be entitled to credit any Korean tax imposed on the sale or other disposition of the debt securities against such U.S. holder’s U.S. federal income tax liability, unless you consistently elect to apply a modified version of the U.S. foreign tax credit rules that is permitted under recently issued temporary guidance and that is currently available only for tax years ending before January 1, 2024, subject to various requirements. Additionally, capital gain or loss that you recognize on the sale or other disposition of the debt securities generally will be U.S. source gain or loss for U.S. foreign tax credit purposes. Consequently, even if the Korean tax qualifies as a creditable tax, you may not be able to credit the tax against your U.S. federal income tax liability unless such credit can be applied (subject to generally applicable conditions and limitations) against tax due on other income treated as derived from foreign sources. If the Korean tax is not a creditable tax, the tax would reduce the amount realized on the sale or other disposition of the debt security even if you have elected to claim a foreign tax credit for other taxes in the same year. The temporary guidance discussed above also indicates that the Treasury and the IRS are considering proposing amendments to the December 2021 regulations and whether, and under what conditions, to provide additional temporary relief for later taxable years. You should consult your tax advisor regarding the application of the foreign tax credit rules to a sale or other disposition of the debt security and any Korean tax imposed on such sale or disposition.

For a discussion of additional U.S. federal income tax considerations that may be relevant to you if you are a beneficial owner of the Notes and are a U.S. holder, see “Taxation—U.S. Federal Income Tax Considerations” in the accompanying prospectus.

UNDERWRITING

Relationship with the Underwriters

We and the underwriters named below (the “Underwriters”) have entered into a Terms Agreement dated October 16, 2023 (the “Terms Agreement”) with respect to the Notes relating to the Underwriting Agreement—Standard Terms (together with the Terms Agreement, the “Underwriting Agreement”) filed as an exhibit to the registration statement. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each of the Underwriters, severally and not jointly, and each of the Underwriters has, severally and not jointly, agreed to purchase, the following principal amount of the Notes set out opposite its name below:

Names of the Underwriters	Principal Amount of the 2026 Notes	Principal Amount of the 2028 Notes	Principal Amount of the 2033 Notes	Principal Amount of the Floating Rate Notes
BofA Securities, Inc	US$100,000,000	US$71,429,000	US$71,429,000	US$42,857,000
Crédit Agricole Corporate and Investment Bank	100,000,000	71,429,000	71,429,000	42,857,000
The Hongkong and Shanghai Banking Corporation Limited	100,000,000	71,429,000	71,429,000	42,858,000
J.P. Morgan Securities PLC	100,000,000	71,429,000	71,429,000	42,857,000
KDB Asia Limited	100,000,000	71,428,000	71,428,000	42,857,000
Mizuho Securities USA LLC	100,000,000	71,428,000	71,428,000	42,857,000
UBS AG Hong Kong Branch	100,000,000	71,428,000	71,428,000	42,857,000
KEXIM Asia Limited	—	—	—	—
Hana Securities Co., Ltd.	—	—	—	—

Total	US$700,000,000	US$500,000,000	US$500,000,000	US$300,000,000

KDB Asia Limited, one of the underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons. KEXIM Asia Limited and Hana Securities Co., Ltd., each an underwriter, have also agreed to offer and sell the Notes only outside the United States to non-U.S. persons.

Under the terms and conditions of the Underwriting Agreement, if the Underwriters take any series of the Notes, then the Underwriters are obligated to take and pay for all of the Notes of such series.

The Underwriters initially propose to offer the Notes directly to the public at the offering price described on the cover page of this prospectus supplement. After the initial offering of the Notes, the Underwriters may from time to time vary the offering price and other selling terms.

If a jurisdiction requires that the offering be made by a licensed broker or dealer and the Underwriters or any affiliate of the Underwriters is a licensed broker or dealer in that jurisdiction, the offering shall be deemed to be made by that Underwriter or its affiliate on our behalf in such jurisdiction.

The Notes are a new class of securities with no established trading market. Applications will be made to the SGX-ST for the listing and quotation of the Notes on the SGX-ST. The Underwriters have advised us that they intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market making activities with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of any trading market for the Notes.

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect of any such liabilities.

The amount of our net proceeds from the 2026 Notes is US$697,095,000 after deducting underwriting discounts but not estimated expenses. Expenses associated with the 2026 Notes offering are estimated to be US$100,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the 2026 Notes.

The amount of our net proceeds from the 2028 Notes is US$496,510,000 after deducting underwriting discounts but not estimated expenses. Expenses associated with the 2028 Notes offering are estimated to be US$100,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the 2028 Notes.

The amount of our net proceeds from the 2033 Notes is US$497,065,000 after deducting underwriting discounts but not estimated expenses. Expenses associated with the 2033 Notes offering are estimated to be US$100,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the 2033 Notes.

The amount of our net proceeds from the Floating Rate Notes is US$299,100,000 after deducting underwriting discounts but not estimated expenses. Expenses associated with the Floating Rate Notes offering are estimated to be US$100,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the Floating Rate Notes.

The Underwriters and certain of their affiliates may have performed certain commercial banking, investment banking and advisory services for us and/or our affiliates from time to time for which they have received customary fees and expenses and may, from time to time, engage in transactions with and perform services for us and/or our affiliates in the ordinary course of their business.

The Underwriters or certain of their affiliates may purchase Notes and be allocated Notes for asset management and/or proprietary purposes but not with a view to distribution. The Underwriters or their respective affiliates may purchase Notes for their own account and enter into transactions, including credit derivatives, such as asset swaps, repackaging and credit default swaps relating to Notes and/or other securities of us or our subsidiaries or affiliates at the same time as the offer and sale of Notes or in secondary market transactions. Such transactions would be carried out as bilateral trades with selected counterparties and separately from any existing sale or resale of Notes to which this prospectus supplement relates (notwithstanding that such selected counterparties may also be purchasers of Notes).

Important Notice to CMIs (including private banks)

This notice to CMIs (including private banks) is a summary of certain obligations the SFC Code imposes on CMIs, which require the attention and cooperation of other CMIs (including private banks). Certain CMIs may also be acting as OCs for this offering and are subject to additional requirements under the SFC Code.

Prospective investors who are the directors, employees or major shareholders of the Issuer, a CMI or its group companies would be considered under the SFC Code as having an Association with the Issuer, the CMI or the relevant group company. CMIs should specifically disclose whether their investor clients have any Association when submitting orders for the Notes. In addition, private banks should take all reasonable steps to identify whether their investor clients may have any Associations with the Issuer or any CMI (including its group companies) and inform the Underwriters accordingly.

CMIs are informed that the marketing and investor targeting strategy for this offering includes institutional investors, sovereign wealth funds, pension funds, hedge funds, family offices and high net worth individuals, in each case, subject to the selling restrictions set out elsewhere in this prospectus supplement.

CMIs should ensure that orders placed are bona fide, are not inflated and do not constitute duplicated orders (i.e., two or more corresponding or identical orders placed via two or more CMIs). CMIs should enquire with their investor clients regarding any orders which appear unusual or irregular. CMIs should disclose the identities of all investors when submitting orders for the Notes (except for omnibus orders where underlying investor information may need to be provided to any OCs when submitting orders). Failure to provide underlying investor information for omnibus orders, where required to do so, may result in that order being rejected. CMIs should not place “X-orders” into the order book.

CMIs should segregate and clearly identify their own proprietary orders (and those of their group companies, including private banks as the case may be) in the order book and book messages.

CMIs (including private banks) should not offer any rebates to prospective investors or pass on any rebates provided by the Issuer. In addition, CMIs (including private banks) should not enter into arrangements which may result in prospective investors paying different prices for the Notes.

The SFC Code requires that a CMI disclose complete and accurate information in a timely manner on the status of the order book and other relevant information it receives to targeted investors for them to make an informed decision. In order to do this, those Underwriters in control of the order book should consider disclosing order book updates to all CMIs.

When placing an order for the Notes, private banks should disclose, at the same time, if such order is placed other than on a “principal” basis (whereby it is deploying its own balance sheet for onward selling to investors). private banks who do not provide such disclosure are hereby deemed to be placing their order on such a “principal” basis. Otherwise, such order may be considered to be an omnibus order pursuant to the SFC Code. private banks should be aware that placing an order on a “principal” basis may require the Underwriters to apply the “proprietary orders” of the SFC Code to such order and will require the Underwriters to apply the “rebates” requirements of the SFC Code (if applicable) to such order.

In relation to omnibus orders, when submitting such orders, CMIs (including private banks) that are subject to the SFC Code should disclose underlying investor information in respect of each order constituting the relevant omnibus order (failure to provide such information may result in that order being rejected). Underlying investor information in relation to omnibus orders should consist of:

•	The name of each underlying investor;

•	A unique identification number for each investor;

•	Whether an underlying investor has any “Associations” (as used in the SFC Code);

•	Whether any underlying investor order is a “Proprietary Order” (as used in the SFC Code);

•	Whether any underlying investor order is a duplicate order.

Underlying investor information in relation to omnibus orders should be sent to: bofa_dcm_syndicate_pb_orders@bofa.com; HKG-Syndicate@ca-cib.com; FIG-Syndicate@ca-cib.com; hk_syndicate_omnibus@hsbc.com.hk; Investor.info.hk.bond.deals@jpmorgan.com; AS_DBSYN@hk.mizuho-sc.com; MizuhoSynDesk@mizuhogroup.com; ol-ubs-dcm-hk-syndicate@ubs.com; kdb_syndicate@kdb.co.kr.

To the extent information being disclosed by CMIs and investors is personal and/or confidential in nature, CMIs (including private banks) agree and warrant: (A) to take appropriate steps to safeguard the transmission of such information to any OCs; and (B) that they have obtained the necessary consents from the underlying investors to disclose such information to any OCs. By submitting an order and providing such information to any OCs, each CMI (including private banks) further warrants that they and the underlying investors have understood and consented to the collection, disclosure, use and transfer of such information by any OCs and/or any other third parties as may be required by the SFC Code, including to the Issuer, relevant regulators and/or any other third parties as may be required by the SFC Code, for the purpose of complying with the SFC Code, during the bookbuilding process for this offering. CMIs that receive such underlying investor information are reminded that such information should be used only for submitting orders in this offering. The Underwriters may be asked to demonstrate compliance with their obligations under the SFC Code, and may request other CMIs (including private banks) to provide evidence showing compliance with the obligations above (in particular, that the necessary consents have been obtained). In such event, other CMIs (including private banks) are required to provide the Underwriters with such evidence within the timeline requested.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about September 8, 2022, which we expect will be the fifth business day following the date of this prospectus supplement. Under Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended, U.S. purchasers are generally required to settle trades in the secondary market in two business days, unless they and the other parties to any such trade expressly agree otherwise. Accordingly, if you wish to trade in the Notes on any day prior to the second business day from the settlement, because the Notes will initially settle in T+5, you may be required to specify an alternate settlement cycle at the time of your trade to prevent a failed settlement. Purchasers in other countries should consult with their own advisors.

Foreign Selling Restrictions

Each Underwriter has agreed, severally and not jointly, to the following selling restrictions in connection with the offering with respect to the following jurisdictions:

Korea

Each Underwriter has severally represented and agreed that (i) it has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any Notes in Korea, or to, or for the account or benefit of, any resident of Korea, except as otherwise permitted by applicable Korean laws and regulations, and (ii) any securities dealer to whom the Underwriters may sell the Notes will agree that it will not offer any Notes, directly or indirectly, in Korea, or to any resident of Korea, except as permitted by applicable Korean laws and regulations, or to any other dealer who does not so represent and agree.

United Kingdom

Each Underwriter has severally represented and agreed that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to us, and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

Spain

The proposed offer of Notes has not been registered with the Comisión Nacional del Mercado de Valores (the “CNMV”). Accordingly, each of the Underwriters has represented and agreed that Notes can only be offered in Spain to qualified investors pursuant to and in compliance with the consolidated text of the Securities Market Law approved by Spanish Royal Legislative Decree 4/2015, Spanish Royal Decree 1310/2005, both as amended from time to time, and any regulation issued thereunder.

Japan

Each Underwriter has severally represented and agreed that the Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “Financial Instruments and Exchange Act”). Accordingly, each Underwriter has severally represented and agreed that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Notes in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and other relevant laws and regulations of Japan.

Hong Kong

Each Underwriter has severally represented and agreed that:

•	it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and

•	it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Singapore

Each Underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act 2001 of Singapore (the “SFA”).

Accordingly, each Underwriter has severally represented and agreed that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor under Section 274 of the SFA; (ii) to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Notification under Section 309B(1)(c) of the SFA — We have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the Notes are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 of Australia) in relation to the offering of the Notes has been or will be lodged with or registered by Australian Securities and Investments Commission or the Australian Securities Exchange Limited. Each Underwriter has represented and agreed that it has not:

(a)	made or invited, and will not make or invite, an offer of the Notes for issue or sale in Australia (including an offer or invitation which is received by a person in Australia); and

(b)	distributed or published and will not distribute or publish any draft, preliminary or final form offering memorandum, advertisement or other offering material relating to the Notes in Australia,

unless:

(i)

the minimum aggregate consideration payable by each offeree is at least AUD 500,000 (or its equivalent in an alternate currency) (disregarding money lent by the offeror or its associates) or the offer otherwise does not require disclosure to investors in accordance with Part 6D.2 and Part 7 of the Corporations Act 2001 of Australia; and

(ii)	such action complies with all applicable laws, directives and regulations and does not require any document to be lodged with, or registered by, the Australian Securities and Investments Commission.

Each Underwriter has agreed that it will not sell the Notes in circumstances where employees of the Underwriter aware of, or involved in, the sale know, or have reasonable grounds to suspect, that the Notes, or an interest in or right in respect of the Notes, was being, or would later be, acquired either directly or indirectly by a resident of Australia, or a non-resident who is engaged in carrying on business in Australia at or through a permanent establishment of that non-resident in Australia (the expressions “resident of Australia”, “non-resident” and “permanent establishment” having the meanings given to them by the Australian Tax Act).

Canada

Prospective Canadian investors are advised that the information contained within the preliminary prospectus and prospectus has not been prepared with regard to matters that may be of particular concern to Canadian investors. Accordingly, prospective Canadian investors should consult with their own legal, financial and tax advisers concerning the information contained within the preliminary prospectus and prospectus and as to the suitability of an investment in the Notes in their particular circumstances.

Each Underwriter has severally represented and agreed that the Notes may only be offered or sold in the provinces of Alberta, British Columbia, Ontario and Québec or to or for the benefit of a resident of these provinces pursuant to an exemption from the requirement to file a prospectus in such province in which such offer or sale is made, and only by a dealer duly registered under the applicable securities laws of that province or by a dealer that is relying in that province on the “international dealer” exemption provided by section 8.18 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (NI 31-103). Furthermore, the Notes may only be offered or sold to or for the benefit of a resident of any such province provided that such resident is purchasing, or deemed to be purchasing, as principal and is both an “accredited investor” as defined in National Instrument 45-106 Prospectus Exemptions (NI 45-106) or subsection 73.3 (1) of the Securities Act (Ontario) and a “permitted client” as defined in NI 31-103. By purchasing any Notes and accepting delivery of a purchase confirmation a purchaser is representing to the underwriters and the dealer from whom the purchase confirmation is received that it is an “accredited investor” and “permitted client” as defined above. The distribution of the Notes in Canada is being made on a private placement basis only and any resale of the Notes must be made in accordance with applicable Canadian securities laws, which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with prospectus and registration requirements or exemptions from the prospectus and registration requirements.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this preliminary prospectus or prospectus (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Under Canadian securities law, National Instrument 33-105 Underwriting Conflicts (NI 33-105) provides disclosure requirements with respect to potential conflicts of interest between an issuer and underwriters, dealers or placement agents, as the case may be. To the extent any conflict of interest between us and any of the Underwriters (or any other placement agent acting in connection with this offering) may exist in respect of this offering, the applicable parties to this offering are relying on the exemption from these disclosure requirements provided to them by section 3A.3 of NI 33-105 (exemption based on U.S. disclosure).

Upon receipt of this prospectus, each Canadian purchaser hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce prospectus, chaque acheteur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Price Stabilization and Short Position

In connection with this offering, any of the Underwriters appointed and acting in its capacity as stabilizing manager (the “Stabilizing Manager”) or any person acting for it, on behalf of the Underwriters, may purchase and sell the Notes in the open market. These transactions may include over-allotment, covering transactions, penalty bids and stabilizing transactions. Over-allotment involves sales of the Notes in excess of the principal amount of Notes to be purchased by the Underwriters in this offering, which creates a short position for the Underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. A penalty bid occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because the Underwriters or the Stabilizing Manager has repurchased Notes sold by or for the account of such Underwriter in stabilizing or short covering transactions. Stabilizing transactions consist of certain bids or purchases of Notes in the open market for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The Stabilizing Manager may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Manager commences any of these transactions, it may discontinue them at any time, and must discontinue them after a limited period.

LEGAL MATTERS

The validity of the Notes is being passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and by Shin & Kim LLC, Seoul, Korea. Certain legal matters will also be passed upon for the Underwriters by Linklaters LLP, Seoul, Korea. In giving their opinions, Cleary Gottlieb Steen & Hamilton LLP and Linklaters LLP may rely as to matters of Korean law upon the opinion of Shin & Kim LLC, and Shin & Kim LLC may rely as to matters of New York law upon the opinions of Cleary Gottlieb Steen & Hamilton LLP.

OFFICIAL STATEMENTS AND DOCUMENTS

Our Chief Executive Officer and Chairman of the Board of Directors, in his official capacity, has supplied the information set forth in this prospectus supplement under “Recent Developments—The Korea Development Bank.” Such information is stated on his authority. The documents identified in the portion of this prospectus supplement captioned “Recent Developments—The Republic of Korea” as the sources of financial or statistical data are derived from official public documents of the Republic and of its agencies and instrumentalities.

GENERAL INFORMATION

We were established in 1954 as a government-owned financial institution pursuant to The Korea Development Bank Act, as amended. The address of our registered office is 14, Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea.

Our Board of Directors can be reached at the address of our registered office: c/o 14, Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea.

The issue of the Notes has been authorized by a resolution of our Board of Directors passed on December 27, 2022 and a decision of our Chief Executive Officer and Chairman of the Board of Directors dated September 25, 2023. On October 5, 2023, we filed our reports on the proposed issuance of the Notes with the Ministry of Economy and Finance of Korea.

The registration statement with respect to us and the Notes has been filed with the U.S. Securities and Exchange Commission in Washington, D.C. under the Securities Act of 1933, as amended. Additional information concerning us and the Notes is contained in the registration statement and post-effective amendments to such registration statement, including their various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at Room 1580, 100 F Street N.E., Washington, D.C. 20549, United States.

The Notes have been accepted for clearance through DTC, Euroclear and Clearstream:

	ISIN	CUSIP
2026 Notes	US500630DZ86	500630 DZ8
2028 Notes	US500630EA27	500630 EA2
2033 Notes	US500630EB00	500630 EB0
Floating Rate Notes	US500630DY12	500630 DY1

HEAD OFFICE OF THE BANK

14, Eunhaeng-ro

Yeongdeungpo-gu, Seoul 07242

The Republic of Korea

FISCAL AGENT AND PRINCIPAL PAYING AGENT

The Bank of New York Mellon

240 Greenwich Street

New York, NY 10286

United States of America

LEGAL ADVISORS TO THE BANK

as to Korean law	as to U.S. law

Shin & Kim LLC 23F, D-Tower (D2) 17 Jongno 3-gil, Jongno-gu Seoul 03155 The Republic of Korea	Cleary Gottlieb Steen & Hamilton LLP c/o 19th Floor, Ferrum Tower 19 Eulji-ro 5-gil, Jung-gu Seoul 04539 The Republic of Korea

LEGAL ADVISOR TO THE UNDERWRITERS

as to U.S. law

Linklaters LLP

22nd Floor, Center One Building

26, Eulji-ro 5-gil, Jung-gu

Seoul 04539

The Republic of Korea

AUDITOR OF THE BANK

Nexia Samduk

12F, S&S Building

48 Ujeongguk-ro, Jongno-gu

Seoul 03145

The Republic of Korea

SINGAPORE LISTING AGENT

Shook Lin & Bok LLP

1 Robinson Road

#18-00 AIA Tower

Singapore 048542